As filed with the Securities and Exchange Commission on October 3, 2001.
                                                      Registration No. 333-68792


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                MAF BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                            6712                      36-3664868
(State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)    Identification Number)

                           55th Street & Holmes Avenue
                         Clarendon Hills, Illinois 60514
                                 (630) 325-7300

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Michael Janssen
                                MAF Bancorp, Inc.
                              55th & Holmes Avenue
                         Clarendon Hills, Illinois 60514
                                 (630) 986-7544

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:


     Jennifer R. Evans, Esq.                                John E. Lowe, Esq.
Vedder, Price, Kaufman & Kammholz                            Altheimer & Gray
     222 North LaSalle Street                             10 South Wacker Drive
           Suite 2600                                           Suite 4000
    Chicago, Illinois 60601                              Chicago, Illinois 60606
         (312) 609-7500                                       (312) 715-4000


                         ______________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                         ______________________________

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|




     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

THIS INFORMATION IN THIS PROXY STATEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 3, 2001



                             MID TOWN BANCORP, INC.

                             2021 North Clark Street
                             Chicago, Illinois 60614


                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT



DEAR FELLOW SHAREHOLDERS:

     You are cordially invited to attend a Special Meeting of Shareholders of Mid Town Bancorp, Inc. which will be held on November 6, 2001 at 8:30 a.m. at the offices of Mid Town Bank & Trust Company of Chicago located at 2021 North Clark Street, Chicago, Illinois 60614.

     At the meeting, you will be asked to approve the merger agreement between Mid Town and MAF Bancorp, Inc. that provides for MAF's acquisition of Mid Town. If the merger is completed, for each share of Mid Town common stock you own you will be entitled to receive:

          o    $172.22

               and

          o shares of MAF common stock valued at approximately $43.05. The number of MAF shares you receive will be determined based on an average price for MAF common stock over a period prior to the merger, as described in this proxy statement.

MAF's common stock is traded on the Nasdaq National Market under the symbol "MAFB." The closing price of MAF common stock on October 2, 2001 was $28.60.

     The merger cannot be completed unless a majority of the holders of Mid Town common stock approve the merger agreement. Your Board of Directors has unanimously approved the merger agreement and recommends that you approve it.

     Additional information regarding the transaction, the merger agreement, Mid Town and MAF is set forth in the attached proxy statement. This document also serves as the prospectus for the 551,949 shares of MAF common stock that were registered by MAF Bancorp for use in connection with the merger. WE URGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING "RISK FACTORS" BEGINNING ON PAGE 12.



                                             Sincerely,


                                             Joel F. Zemans
                                             President & Chief Executive Officer


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROXY STATEMENT IS DATED OCTOBER __, 2001.

                             MID TOWN BANCORP, INC.

                             2021 North Clark Street
                             Chicago, Illinois 60614


                       ___________________________________


                    Notice of Special Meeting of Shareholders


                       ___________________________________

Date:


  November 6, 2001


Time:


  8:30 a.m.

Place:  Mid Town Bank & Trust

To Mid Town Bancorp, Inc. Shareholders:


We are pleased to notify you and invite you to the Special Meeting of Shareholders. At the meeting you will be asked to vote on the following matters:


     o Approval of the Agreement and Plan of Merger, dated July 2, 2001, that provides for MAF Bancorp to acquire Mid Town, as described in the attached proxy statement.


     o To transact any other business that properly comes before the Special Meeting, or any adjournments or postponements of the special meeting.


Holders of Mid Town common stock of record at the close of business on October 3, 2001 may vote at the meeting. Approval of the merger agreement requires the affirmative vote at the meeting of a majority of the issued and outstanding shares of Mid Town common stock.

THE BOARD OF DIRECTORS OF MID TOWN UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

To ensure that your shares are voted at the Special Meeting, please promptly complete, sign and return the proxy form in the enclosed envelope.

Chicago, Illinois
October __, 2001


                                              By Order of the Board of Directors





                                              _____________________________
                                              Name:  Joel F. Zemans
                                              Title:  President

                                TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................1
SUMMARY........................................................................3

         Information about MAF and Mid Town....................................3
         The merger and the merger agreement...................................3
         Reasons for the merger................................................3
         Board recommendation to Mid Town shareholders.........................4
         Fairness Opinion of Hovde Financial LLC...............................5
         Mid Town Special Meeting..............................................5
         Record date for the Special Meeting...................................5
         Vote required.........................................................5
         What Mid Town shareholders will receive...............................5
         Regulatory approvals..................................................6
         New MAF shares will be eligible for trading on Nasdaq.................6
         Conditions to the merger..............................................6
         Termination...........................................................7
         Termination fee.......................................................7
         Interests of officers and directors in the
            merger that are different than yours...............................7
         Voting agreements.....................................................7
         Accounting treatment of the merger....................................7
         Certain differences in shareholder rights.............................7
         Dissenters' rights....................................................8
         Tax consequences of the merger........................................8
         Risk Factors..........................................................8
         Historical Comparative Per Share Data; Pro Forma Per Share Data.......9
         Selected Financial Data of MAF.......................................10
         Selected Financial Data of Mid Town..................................11
RISK FACTORS..................................................................12
         The market price of MAF's common stock may vary over time
         and the market price of the common stock you will receive in the merger is uncertain..............................................12
         The anticipated benefits of the merger may never be realized.........12
         MAF may have difficulties integrating Mid Town's operations into
             MAF's operations.................................................12
         Mid Town's shareholders will not control MAF's future operations.....12
         Changes in government fiscal and monetary policy could reduce
             MAF's income and cash flows......................................13
         Future government regulation and legislation could
             limit MAF's future growth........................................13
         The financial institution industry is very competitive...............13
         Rapid changes in the financial services industry
             could negatively affect MAF's financial performance..............13
         Future acquisitions and/or capital-raising efforts by MAF may dilute your ownership interest in MAF............................13
CAUTION ABOUT FORWARD-LOOKING STATEMENTS......................................14
SPECIAL MEETING OF MID TOWN SHAREHOLDERS......................................15
         Date, Place, Time and Purpose........................................15
         Record Date, Voting Rights, Quorum and Required Vote.................15
         Voting and Revocability of Proxies...................................15
         Dissenters' Rights...................................................15
DESCRIPTION OF THE MERGER.....................................................17
         General  ............................................................17
         Background of the merger.............................................17
         MAF's reasons for the merger.........................................19
         Mid Town's reasons for the merger and
              recommendation of the Board of Directors........................20
         Fairness Opinion of Mid Town's financial advisor.....................22
         Accounting treatment.................................................26

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         Tax consequences of the merger.......................................26
         Regulatory approvals.................................................27
         Interests of certain persons in the merger...........................28
         Voting agreements....................................................29
         Restrictions on resale of MAF common stock...........................30
DESCRIPTION OF THE MERGER AGREEMENT...........................................31
         Time of completion...................................................31
         Consideration to be received in the merger...........................31
         Exchange of certificates.............................................32
         Conduct of business pending the merger and certain covenants.........32
         Representations and warranties.......................................34
         Conditions to completion of the merger...............................35
         Termination..........................................................36
         Waiver; amendment....................................................37
         Management and operations after the merger...........................37
         Employee benefit matters.............................................37
         Expenses.............................................................38
         Nasdaq stock listing.................................................38
COMPARISON OF SHAREHOLDER RIGHTS..............................................39
         Authorized capital stock.............................................39
         Payment of dividends.................................................39
         Advance notice requirements for presentation of business
             and nominations of directors at annual meetings of shareholders..39
         Quorum...............................................................39
         Restrictions on voting rights; voting at meetings....................39
         Election, classification and number of Board of Directors............40
         Removal of directors.................................................40
         Filling vacancies on the Board of Directors..........................40
         Amendment of Certificate of Incorporation and By-laws................40
         Business combinations with certain persons...........................41
         Limitations on directors' liability..................................41
         Indemnification......................................................41
         Mergers, acquisitions and other transactions.........................41
         Action by shareholders without a meeting.............................42
         Special meetings of shareholders.....................................42
         Preemptive rights....................................................42
         Appraisal rights of dissenting shareholders..........................42
BUSINESS OF MAF...............................................................43
DESCRIPTION OF MAF CAPITAL STOCK..............................................43
BUSINESS OF MID TOWN..........................................................44
LEGAL MATTERS.................................................................45
EXPERTS.......................................................................45
SHAREHOLDER PROPOSALS.........................................................45
WHERE YOU CAN FIND MORE INFORMATION...........................................45
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................46
ANNEX A:  AGREEMENT AND PLAN OF MERGER.......................................A-1
ANNEX B:  FAIRNESS OPINION OF HOVDE FINANCIAL LLC............................B-1
ANNEX C:  ILLINOIS DISSENTERS' RIGHTS LAW....................................C-1
ANNEX D:  BANK MERGER AGREEMENT..............................................D-1
ANNEX E:  FORM OF VOTING AGREEMENT...........................................E-1
ANNEX F:  HISTORICAL FINANCIAL STATEMENTS OF MID TOWN BANCORP, INC...........F-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT AM I BEING ASKED TO VOTE ON? WHAT IS THE PROPOSED TRANSACTION?


A: You are being asked to vote on the approval of a merger agreement that provides for the acquisition of Mid Town by MAF. MAF will own all of Mid Town's outstanding common stock after the merger is completed and you will become a shareholder of MAF.


Q:   WHAT WILL I BE ENTITLED TO RECEIVE IN THE MERGER?


A: If the merger is completed, for each share of Mid Town common stock you own, you will be entitled to receive $172.22 in cash and shares of MAF common stock valued at approximately $43.05 based on an average MAF stock price. See "Summary -- What Mid Town Shareholders will receive" on page 5.


Q:   WHY DO MID TOWN AND MAF WANT TO MERGE?


A: Mid Town believes the proposed merger will provide Mid Town shareholders with substantial benefits and MAF believes that the merger will further its strategic growth plans. The products and markets of Mid Town and MAF generally are complementary and the combined company should be able to better serve customers and compete more effectively within its market. To review the reasons for the merger in more detail, see "Description of the Merger -- MAF's reasons for the merger" on page 19 and "Description of the Merger -- Mid Town's reasons for the merger and recommendation of the Board of Directors" on page 20.


Q:   WHAT DOES THE MID TOWN BOARD OF DIRECTORS RECOMMEND?


A: Mid Town's Board of Directors unanimously recommends that you vote "FOR" adoption of the merger agreement. Mid Town's Board of Directors has determined that the merger agreement and the merger are fair to and in the best interests of Mid Town and its shareholders. To review the background and reasons for the merger in greater detail, see pages 17 to 22.

Q:   WHAT VOTE IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A: Holders of a majority of the outstanding shares of Mid Town common stock must vote in favor of the merger. Four of the Mid Town directors have agreed to vote their shares of Mid Town common stock in favor of the merger at the Special Meeting. Because these shareholders own more than 50% of Mid Town common stock, their votes will be sufficient to adopt the merger agreement. MAF shareholders will not be voting on the merger agreement.


Q:   WHAT DO I NEED TO DO NOW? HOW DO I VOTE?


A: After you have carefully read and considered the information contained in this proxy statement, please complete, sign and date your proxy form and mail your signed proxy form in the enclosed return envelope as soon as possible. This will enable your shares to be represented at the meeting. You may also vote in person at the meeting. If you do not return a properly executed proxy form and do not vote at the Special Meeting, this will have the same effect as a vote against the approval of the merger agreement. If you sign, date and send in your proxy form, but you do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve the merger agreement.


Q:   WHAT IF I OPPOSE THE MERGER? DO I HAVE DISSENTERS' RIGHTS?


A: Mid Town shareholders who do not vote in favor of the merger agreement and otherwise comply with all of the procedures of sections 11.65 and 11.70 of the Illinois Business Corporation Act will be entitled to receive a payment in cash of the estimated fair value of their Mid Town shares as ultimately determined under the statutory process. A copy of these provisions is attached as Annex C to this proxy statement. This value could be more but also could be less than the merger consideration.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY SIGNED PROXY FORM?


A: Yes. Until exercised at the Special Meeting, you can revoke your proxy and change your vote in any of the following ways:


     o filing with the secretary of Mid Town a duly executed revocation of proxy;

     o    submitting a new proxy with a later date; or

     o    voting in person at the Special Meeting.

     You may request a new proxy form by calling Kaushik Pancholi at Mid Town at
(773) 665-5515.


Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?


A: The receipt of cash and MAF common stock in exchange for your shares of Mid Town common stock will be a taxable transaction for you. You should consult your tax advisor for the specific tax consequences of the merger to you. See "Description of the Merger -- Tax consequences of the merger" on page 26.


Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?


A: No. Either at the time of closing or shortly after the merger is completed, MAF's paying agent will send you a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent. You should use the letter of transmittal to exchange stock certificates for the merger consideration. DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY FORM.


Q:   WHEN IS THE MERGER EXPECTED TO BE COMPLETED?


A: We will try to complete the merger as soon as possible. Before that happens, the merger agreement must be adopted by Mid Town shareholders and we must obtain the necessary regulatory approvals. Assuming shareholders vote at least a majority of Mid Town's outstanding shares of stock in favor of adoption of the merger agreement and we obtain the other necessary approvals, we expect to complete the merger during the fourth quarter of 2001.


Q:   WHO CAN ANSWER MY OTHER QUESTIONS?


A: If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy form, you should contact Kaushik Pancholi at (773) 665-5515.

                                     SUMMARY


     This Section highlights selected information in this proxy statement and may not contain all of the information important to you. To understand the merger more fully, you should read this entire document carefully, including the annexes and the documents referred to in this proxy statement. A list of the documents incorporated by reference appears on page 46 under the heading "Where You Can Find More Information."


INFORMATION ABOUT MAF AND MID TOWN

MAF BANCORP, INC.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514
(630) 325-7300


     (See page 43)

     MAF Bancorp Inc., a Delaware corporation, is a unitary savings and loan holding company. It's primary business is operating its bank subsidiary, Mid America Bank, fsb, a retail bank with 27 branches in the greater Chicago metropolitan area. MAF also is involved in the residential real estate development business. As of June 30, 2001, MAF had consolidated total assets of $5.2 billion, deposits of $3.1 billion and stockholders' equity of $394.9 million.


MID TOWN BANCORP, INC.
2021 North Clark Street
Chicago, Illinois 60614
(773) 665-5005


     (See page 44)

     Mid Town Bancorp, Inc., an Illinois corporation, is a bank holding company. Its primary business is operating its bank subsidiary Mid Town Bank & Trust Company of Chicago, an Illinois chartered bank with four branches on the north side of the City of Chicago. As of June 30, 2001, Mid Town had consolidated total assets of $330.9 million, deposits of $289.2 million and shareholders' equity of $32.2 million.

THE MERGER AND THE MERGER AGREEMENT

     (See page 17)

     The acquisition of Mid Town by MAF is governed by a merger agreement. The merger agreement provides that, if all of the conditions are satisfied or waived, a newly formed subsidiary of MAF will be merged with and into Mid Town. After the consummation of the merger, Mid Town will be dissolved and Mid Town Bank & Trust will merge with and into Mid America Bank. We encourage you to read the merger agreement and the bank merger agreement, which are included as Annexes A and D to this proxy statement.


REASONS FOR THE MERGER


     (See page 19)

     The Board of Directors of Mid Town unanimously determined that the merger agreement and the merger consideration were fair to and in the best interests of Mid Town and its shareholders and unanimously recommend that holders of Mid Town common stock vote in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.


     In its deliberations and in making its determination, with the assistance of its legal and financial advisors, Mid Town's Board of Directors considered many factors including, without limitation, the following:

     o its knowledge of the business, operations, properties, assets, competitive position, financial condition, operating results, management, strategic objectives and prospects of Mid Town;

     o developments relating to consolidation within the U.S. banking industry in general and in the Chicago market in particular, and Mid Town Bank & Trust's position as a "community" bank in the Chicago neighborhoods of Lincoln Park, Lakeview and Bucktown;


     o historical efforts, including discussions and negotiations with other parties as to possible transactions with Mid Town, as well as other possible alternatives to the merger, including continuing to operate Mid Town as an independent company and the prospects and risks in connection with operating Mid Town independently;


     o the opinion of Hovde Financial LLC that the merger consideration is fair, from a financial point of view;

     o the mix of cash and shares of MAF common stock comprising the merger consideration, the formula that calculates the merger consideration at the effective time, and the fact that MAF common stock is traded on Nasdaq Stock Market and has substantially greater liquidity than the shares of Mid Town common stock;

     o information concerning the business, financial condition, and results of operations of MAF, including recent performance of MAF common stock; and


     o its view, after consultation with Hovde, as to the likelihood of the willingness of a third party to pay more for Mid Town, and the ability of Mid Town to agree to this type of transaction, despite the merger agreement and the voting agreements.

     MAF's Board of Directors believes that the merger is in the best interests of MAF and its shareholders. MAF's Board of Directors has approved the merger agreement. In deciding to approve the merger agreement, the MAF Board of Directors considered a number of factors, including:


     o    a review of

          - the business, operations, earnings and financial condition, including capital level and asset quality, of Mid Town on a historical, prospective and pro forma basis and in comparison to other financial institutions in the area,

          - the demographic, economic and financial characteristics of the markets in which Mid Town operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on a historical and prospective basis, and

          -    the results of MAF's due diligence review of Mid Town;

     o the likelihood of regulators approving the merger without undue conditions or delay;

     o    the compatibility of MAF and its subsidiaries with Mid Town; and

     o a variety of factors affecting and relating to the overall strategic focus of MAF.

     The Boards of Directors of both MAF and Mid Town believe that the merger will result in expanded resources for profitable growth and that the combined resources of MAF and Mid Town will provide greater ability to compete in the changing and competitive financial services industry.

BOARD RECOMMENDATION TO MID TOWN SHAREHOLDERS


     (See page 20)


     Mid Town's Board of Directors believes that the merger of Mid Town with and into MAF is in the best interests of Mid Town and Mid Town's shareholders. Mid Town's Board of Directors unanimously recommends that you vote "FOR" the merger.

FAIRNESS OPINION OF HOVDE FINANCIAL LLC


     (See page 22)

     In deciding to approve the merger, Mid Town's Board of Directors considered the opinion from its financial advisor, Hovde Financial LLC, that the consideration to be paid to Mid Town shareholders in the merger is fair, from a financial point of view. The full text of this opinion, updated as of the date of this proxy statement, is attached to this proxy statement as Annex B. You are encouraged to read this opinion.


MID TOWN SPECIAL MEETING


     (See page 15)

     The Special Meeting will be held at the offices of Mid Town Bank & Trust, located at 2021 North Clark Street, Chicago, Illinois 60614, on November 6, 2001 at 8:30 a.m., Chicago time. Mid Town's Board of Directors is soliciting proxies for use at the Special Meeting. At the Special Meeting, Mid Town shareholders will be asked to vote on a proposal to approve the merger agreement.


RECORD DATE FOR THE SPECIAL MEETING


     (See page 15)

     You may vote at the Special Meeting if you own shares of Mid Town common stock of record at the close of business on October 3, 2001. You will have one vote for each share of Mid Town common stock you owned on that date. You may revoke your proxy at any time before the vote at the Special Meeting.


VOTE REQUIRED


     (See page 15)

     Shareholders holding a majority of the outstanding shares of Mid Town common stock entitled to vote at the Special Meeting must be present in person or by proxy at the Special Meeting. To approve the merger, a majority of the outstanding shares of Mid Town common stock must be voted in favor of the merger agreement at the Special Meeting. Shareholders may vote their shares in person at the Special Meeting or by executing and returning the enclosed proxy form.

     Four of Mid Town's directors, whose aggregate ownership of Mid Town common stock represents 56% of the outstanding shares as of the record date, have committed to vote their shares of Mid Town common stock in favor of the merger. Their votes cast in favor of the merger will be sufficient to approve the merger agreement. At the record date, the directors and executive officers of Mid Town owned 199,077 shares of Mid Town common stock, constituting 62% of the total number of outstanding shares of Mid Town common stock at that date. See "Description of the Merger -- Voting agreements" on page 29.


WHAT MID TOWN SHAREHOLDERS WILL RECEIVE


     (See page 31)

     Under the merger agreement, MAF will pay you the following amounts for each share of Mid Town common stock you own: (1) $172.22; and (2) the number of shares of MAF common stock equal to $43.05 divided by the average per share closing price of MAF common stock during a specified pricing period. The pricing period is the 20-day period ending five trading days before the merger is completed. If the average price is within the range of $31.00 to $25.00, the higher the average price, the fewer shares you will receive and the lower the average price, the more shares you will receive, so that the value of the shares you are to receive in the merger will be $43.05 based on the actual average price during the pricing period. Outside this price range, there are certain limitations in the merger agreement, as described below, that affect the number of shares you receive in the merger.

     If the average price of MAF common stock during the pricing period is greater than $31.00 per share, the price will be considered to be $31.00 for purposes of determining the number of shares of MAF common stock to be issued to you. This means that the value of the shares you are to receive would be more than $43.05.

     If the average price of MAF common stock during the pricing period is less than $25.00 per share, it will be considered to be $25.00 for purposes of determining the number of shares of MAF common stock to be issued to you. This means that the value of the shares you are to receive would be less than $43.05. If the actual average price of MAF common stock during the pricing period is less than $21.00 per share, the Board of Directors of Mid Town can elect to terminate the transaction. MAF has the right, but not the obligation, to prevent this termination if they provide cash or shares of MAF common stock that, in the aggregate, have the value that would have resulted if the MAF common stock price was $21.00 per share.


     Mid Town shareholders will not receive fractional shares of MAF common stock. Instead, they will receive a cash payment for any fractional shares based on the value of MAF common stock determined in the manner described above.


     Once the merger is complete, MAF's appointed exchange agent will mail you materials and instructions for exchanging your Mid Town stock certificates for cash and MAF stock certificates. You should not send in your Mid Town stock certificates until you receive the transmittal materials and instructions from MAF's exchange agent. For those of you who are entitled to receive at least $1,000,000 in aggregate merger consideration, MAF will use its reasonable best efforts to have the exchange agent provide you with the necessary documentation before the closing of the merger so that you may receive your payment immediately following the closing.


REGULATORY APPROVALS


     (See page 27)

     We cannot complete the merger until we receive the regulatory approval of the Office of Thrift Supervision, commonly known as the OTS. MAF filed an application with the Regional Director of the OTS on August 10, 2001 seeking approval of the merger. We currently expect the OTS to give its decision on the application by early December 2001. In approving the merger, the bank regulator may impose conditions or restrictions. If any of these conditions or restrictions are unusual for this type of transaction and would materially adversely affect the benefits of the merger to MAF, the Board of Directors of MAF may choose to terminate the merger.


NEW MAF SHARES WILL BE ELIGIBLE FOR TRADING ON NASDAQ


     (See page 38)


     The shares of MAF common stock to be issued in the merger can be traded on the Nasdaq National Market.

CONDITIONS TO THE MERGER


     (See page 35)


     The completion of the merger is subject to the fulfillment of a number of conditions, including:


     o approval of the merger agreement at the Special Meeting by a majority of the outstanding shares of Mid Town common stock;


     o approval of the transaction by the OTS or expiration and termination of all waiting periods required by law; and


     o the representations and warranties made by the parties in the merger agreement must be materially true and correct as of the effective date of the merger or as otherwise required in the merger agreement.

TERMINATION


     (See page 36)

     Subject to conditions and circumstances described in the merger agreement, either MAF or Mid Town may terminate the merger agreement if, among other things, any of the following occur:


     o    the merger is not completed by March 31, 2002;

     o    any condition to the merger has become impossible to satisfy;


     o the other party has materially breached the agreement and has failed to cure the breach;

     o the holders of a majority of Mid Town common stock do not approve the merger; or


     o in certain circumstances if Mid Town has received a superior offer to sell to a third party.


TERMINATION FEE


     (See page 37)


     Under certain circumstances described in the merger agreement, MAF may demand a $3,000,000 termination fee from Mid Town if the transaction is not consummated.


INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER THAT ARE DIFFERENT THAN YOURS


     (See page 28)

     You should be aware that some Mid Town directors may have interests in the merger that are different from, or in addition to, their interests as shareholders.

     Under the merger agreement or as a result of the merger, certain officers and directors of Mid Town will be entitled to special compensation payments and certain other benefits. In addition, Joel F. Zemans, President of Mid Town, will be appointed to serve as director of Mid America Bank following the merger. The merger agreement also contains a provision requiring MAF to provide continuing indemnification to Mid Town directors and officers.

     Mid Town's Board of Directors was aware of these interests and took them into account in approving the merger.

VOTING AGREEMENTS

     (See page 29)

     Certain executive officers and directors of Mid Town owning a total of approximately 56% of the outstanding shares of Mid Town common stock have agreed to vote all of their shares of common stock in favor of the merger agreement at the Special Meeting. These agreements terminate if the merger agreement is terminated in accordance with its terms. A copy of the form of voting agreement is attached to this proxy statement as Annex E.


ACCOUNTING TREATMENT OF THE MERGER


     (See page 26)


     The merger will be accounted for as a purchase transaction in accordance with accounting principles generally accepted in the United States.

CERTAIN DIFFERENCES IN SHAREHOLDER RIGHTS


     (See page 39)


     When the merger is completed, Mid Town shareholders, whose rights are governed by Illinois law and Mid Town's articles of incorporation and by-laws, automatically will become MAF shareholders, and their rights will be governed by Delaware law and MAF's certificate of incorporation and by-laws as well as laws and requirements that apply to public companies.

DISSENTERS' RIGHTS


     (See page 15)


     Mid Town shareholders may dissent to the merger and, upon following the requirements of Illinois law, receive cash in the amount of the fair value of their shares instead of the cash and shares of MAF common stock offered as consideration in the merger.


     A copy of the sections of the Illinois Business Corporation Act pertaining to dissenters' rights is attached as Annex C to this proxy statement. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.


TAX CONSEQUENCES OF THE MERGER


     (See page 26)

     The receipt of cash and MAF common stock in exchange for Mid Town common stock in the merger will be a taxable transaction for Mid Town shareholders for U.S. federal income tax purposes. Although the tax consequences of the merger to you may depend on your individual situation, you generally will recognize a gain or loss equal to the difference between (1) the amount of cash you receive, including cash payments for fractional shares, plus the fair market value, on the date of completion of the merger, of the MAF common stock received in the merger and (2) your adjusted basis in your Mid Town common stock surrendered in the merger. Each share of MAF stock you receive in exchange for your Mid Town shares will have a basis equal to its fair market value on the date of completion of the merger. You should consult your tax advisor for a full understanding of the federal, state, local and foreign tax consequences of the merger to you.


RISK FACTORS

     (See page 12)


     Approximately 20% of the merger consideration consists of shares of MAF common stock. You should consider the risks involved with the ownership of MAF common stock before deciding to vote "FOR" the merger agreement. These risks include, but are not limited to, the following:

     o the market price of MAF's common stock may vary over time, and the market price of the common stock you will receive in the merger is uncertain;


     o    the anticipated benefits of the merger may never be realized;

     o MAF may have difficulties integrating Mid Town's operations into MAF's operations;

     o    Mid Town shareholders will not control MAF's future operations;

     o changes in government fiscal and monetary policy could reduce MAF's income and cash flows;

     o future governmental regulation and legislation could limit MAF's future growth;

     o    the financial services industry is very competitive;

     o rapid changes in the financial services industry could negatively affect MAF's financial performance; and


     o future acquisitions and/or capital-raising efforts by MAF may dilute your ownership interest in MAF.

HISTORICAL COMPARATIVE PER SHARE DATA; PRO FORMA PER SHARE DATA

     The following table presents selected comparative per share data for MAF common stock and Mid Town common stock on a historical basis and MAF common stock on a pro forma combined basis, giving effect to the merger using the purchase method of accounting.

     The pro forma combined information is not necessarily indicative of the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated, or of the future operations of the combined entity.


                                                          SIX MONTHS ENDED        YEAR ENDED
                                                           JUNE 30, 2001       DECEMBER 31, 2000
                                                          ----------------     -----------------
MAF HISTORICAL:
   Diluted earnings per share .......................       $     1.20            $    2.40
   Cash dividends declared per share ................             0.22                 0.39
   Book value per share (at period end) .............            17.55                16.78

MID TOWN HISTORICAL:
   Diluted earnings per share .......................       $     6.53            $   14.34
   Cash dividends declared per share ................             3.60                 6.60
   Book value per share (at period end) .............           100.52                95.56

MAF BANCORP PRO FORMA COMBINED:
   Diluted earnings per share(1).....................       $     1.21            $    2.43
   Cash dividends declared per share.................             0.22                 0.39
   Book value per share (at period end)..............            17.77                16.95

---------------
(1) In accordance with the new rules under FASB 142 regarding goodwill amortization, the pro forma combined earnings do not reflect goodwill amortization on the goodwill created in this merger.

SELECTED FINANCIAL DATA OF MAF


     The following table sets forth certain summary consolidated financial data at or for the periods indicated. This information should be read in conjunction with MAF's consolidated financial statements and the respective notes, which are included in documents incorporated by reference in this proxy statement.


                                                        JUNE 30,                                    DECEMBER 31,
                                                 ----------------------  -----------------------------------------------------------
                                                    2001        2000        2000        1999        1998        1997         1996
                                                 ----------  ----------  ----------  ----------  ----------  ----------   ----------
                                                       (Unaudited)
                                                                        (Dollars in thousands, except per share data)
SELECTED FINANCIAL DATA:

   Total assets...............................   $5,228,930   $4,993,246 $5,195,588  $4,658,065  $4,121,087  $3,457,664   $3,230,341
   Loans receivable, net......................    4,213,504    4,196,497  4,328,114   3,884,569   3,319,076   2,707,127    2,430,113
   Mortgage-backed securities.................      103,254      116,302    104,385     133,954     183,603     283,008      359,587
   Interest-bearing deposits..................       52,128       22,682     53,392      51,306      24,564      57,197       55,285
   Federal funds sold.........................      144,367      108,969    139,268      35,013      79,140      50,000       24,700
   Investment securities......................      401,732      266,301    271,902     281,129     260,945     177,803      171,818
   Real estate held for development or sale...        7,126       10,839     12,718      15,889      25,134      31,197       28,112
   Deposits...................................    3,125,251    2,876,553  2,974,213   2,699,242   2,656,872   2,337,013    2,262,226
   Borrowed funds.............................    1,600,900    1,665,075  1,728,900   1,526,363   1,034,500     770,013      632,897
   Subordinated capital notes, net............           --           --         --          --          --      26,779       26,709
   Stockholders' equity.......................      394,859      359,165    387,729     352,921     344,996     263,411      250,625
   Book value per share.......................        17.55        15.51      16.78       14.76       13.81       11.70        10.62
   Tangible book value per share(1)...........        14.59        12.44      13.80       12.20       11.32       10.31         9.16

                                                                                                                             SIX
                                                                                                                            MONTHS
                                                   SIX MONTHS ENDED                                                         ENDED
                                                       JUNE 30,                      YEAR ENDED DECEMBER 31,               JUNE 30,
                                                ----------------------  ------------------------------------------------ ----------
                                                   2001        2000        2000        1999        1998         1997       1996
                                                ----------  ----------  ----------  ----------  -----------  ----------  ----------
                                                       (Unaudited)
                                                                        (Dollars in thousands, except per share data)
SELECTED OPERATING DATA:

   Interest income............................  $  177,054  $  164,722  $  343,103  $  285,092  $   247,263  $  238,987  $  112,827
   Interest expense...........................     112,705     102,118     217,173     168,401      150,575     145,216      68,631
                                                ----------  ----------  ----------  ----------  -----------  ----------  ----------
      Net interest income.....................      64,349      62,604     125,930     116,691       96,688      93,771      44,196
   Provision for loan losses..................          --         600       1,500       1,100          800       1,150         700
                                                ----------  ----------  ----------  ----------  -----------  ----------  ----------
      Net interest income after provision for
        loan losses...........................      64,349      62,004     124,430     115,591       95,888      92,621      43,496
   Non-interest income:
      Gain (loss) on sale of loans receivable
        and mortgage-backed securities........       2,597        (496)        408       2,583        3,204         432         (32)
      Gain on sale of investment securities...         560         133         256       1,776          816         404         251
      Gain on sale of loan servicing rights...          --          --       4,442          --           --          --          --
      Income from real estate operations......       4,670       5,176       9,536       9,630        4,517       6,876       4,133
      Deposit account service charges.........       7,553       5,670      12,715      10,200        8,626       7,217       3,219
      Loan servicing fee income (expense).....        (326)      1,029       1,686       1,761        1,400       2,278       1,249
      Recovery (impairment) of mortgage
        servicing rights......................          --          --          --         900       (1,269)         --          --
      Other...................................       5,326       4,065       8,400       7,994        8,256       5,438       3,139
                                                ----------  ----------  ----------  ----------  -----------  ----------  ----------
        Total non-interest income.............      20,360      15,577      37,443      34,844       25,550      22,645      11,959
   Non-interest expense:
      Compensation and benefits...............      23,045      20,257      41,197      37,845       34,494      30,472      14,503
      Office occupancy and equipment..........       4,434       3,905       8,124       7,274        6,645       6,203       2,652
      Federal deposit insurance premiums......         302         296         604       1,585        1,438       1,468       2,338
      Special SAIF assessment.................          --          --          --          --           --          --      14,216
      Other...................................      12,414      11,225      23,078      20,976       16,366      16,468       7,369
                                                ----------  ----------  ----------  ----------  -----------  ----------  ----------
        Total non-interest expense............      40,195      35,683      73,003      67,680       58,943      54,611      41,078
                                                ----------  ----------  ----------  ----------  -----------  ----------  ----------
        Income before income taxes and
           extraordinary items................      44,514      41,898      88,870      82,755       62,495      60,655      14,377
   Income taxes...............................      16,556      15,118      32,311      31,210       23,793      22,707       5,602
                                                ----------  ----------  ----------  ----------  -----------  ----------  ----------
      Income before extraordinary items.......      27,958      26,780      56,559      51,545       38,702      37,948       8,775

   Extraordinary items (2)....................          --          --          --          --         (456)         --          --
                                                ----------  ----------  ----------  ----------  -----------  ----------  ----------
      Net income..............................  $   27,958  $   26,780  $   56,559  $   51,545  $    38,246  $   37,948  $    8,775
                                                ==========  ==========  ==========  ==========  ===========  ==========  ==========
   Basic earnings per share...................  $     1.23  $     1.14  $     2.43        2.13         1.70        1.64         .37
                                                ==========  ==========  ==========  ==========  ===========  ==========  ==========
   Diluted earnings per share.................  $     1.20  $     1.13  $     2.40        2.07         1.65        1.59         .36
                                                ==========  ==========  ==========  ==========  ===========  ==========  ==========

------------------
(1) In computing tangible book value per share, MAF excludes goodwill and core deposit intangible assets from stockholders' equity.
(2) The extraordinary item in the year ended December 31, 1998 represents charges for the early extinguishment of debt, net of tax benefits.

SELECTED FINANCIAL DATA OF MID TOWN


     The following table sets forth certain summary consolidated financial data at or for the periods indicated. This information should be read in conjunction with Mid Town's consolidated financial statements and respective notes, which are contained in Annex F to this proxy statement.


                                     JUNE 30,                               DECEMBER 31,
                                     --------        --------------------------------------------------------
                                       2001            2000        1999        1998        1997        1996
                                     --------        --------    --------    --------    --------    --------
                                    (Unaudited)
                                                                (Dollars in thousands)
BALANCE SHEET DATA:

Total assets...................      $330,940        $324,074    $291,735    $264,457    $241,426    $234,157
Total earning assets...........       310,511         302,624     272,431     246,997     221,658     216,452
Gross loans, including loans
   held for sale...............       218,344         214,186     210,465     167,282     140,774     126,893
Allowance for loan losses......         1,381           1,546       1,868       1,900       1,005       1,294
Investments in real estate
   ventures, net...............            --              --          --          --       2,920       4,375
Total deposits.................       289,247         284,704     249,433     232,530     213,286     208,581
Federal funds purchased and
   securities sold under
   agreements to repurchase....         1,557             778       5,916         496         587          --
Stockholders' equity...........        32,219          30,728      27,433      26,413      23,089      20,217


                                SIX MONTHS ENDED
                                     JUNE 30,                         YEAR ENDED DECEMBER 31,
                              -------------------    --------------------------------------------------------
                                2001       2000        2000        1999        1998        1997        1996
                              --------   --------    --------    --------    --------    --------    --------
                                  (Unaudited)
                                                   (Dollars in thousands, except per share data)
STATEMENT OF INCOME DATA:

Total interest income .....   $ 11,511   $ 10,667    $ 22,191    $ 19,696    $ 17,699    $ 16,159    $ 14,795
Total interest expense ....      4,854      4,660      10,111       7,980       7,216       7,055       6,650
                              --------   --------    --------    --------    --------    --------    --------
Net interest income .......      6,657      6,007      12,080      11,716      10,483       9,104       8,145
Provision (credit) for loan
   losses .................         36        (58)       (152)        (24)       (560)       (310)        170
Noninterest income ........      1,912      1,958       5,201       4,241       4,981       4,938       3,460
Noninterest expenses ......      5,349      5,051      10,366       9,892       9,154       9,115       8,238
                              --------   --------    --------    --------    --------    --------    --------
Income before income taxes       3,184      2,972       7,067       6,089       6,870       5,237       3,197
Provision for income taxes       1,090      1,010       2,452       2,058       2,404       1,742         994
                              --------   --------    --------    --------    --------    --------    --------
Net income ................   $  2,094   $  1,962    $  4,615    $  4,031    $  4,466    $  3,495    $  2,203
                              ========   ========    ========    ========    ========    ========    ========
PER SHARE DATA:

Net income ................   $   6.53   $   6.09    $  14.34    $  12.51    $  13.84    $  10.84    $   6.85
Cash dividends declared ...       3.60       3.10        6.60        5.23        4.18        2.80        1.85
Book value at end of period     100.52      87.46       95.56       85.14       81.87       71.57       62.82

                                  RISK FACTORS


     In addition to the other information contained in or incorporated by reference into this proxy statement, including the matters addressed under the caption "Caution About Forward-Looking Statements" on page 14, you should consider the following risk factors carefully in deciding whether to vote for the adoption of the merger agreement.

THE MARKET PRICE OF MAF'S COMMON STOCK MAY VARY OVER TIME AND THE MARKET PRICE OF THE COMMON STOCK YOU WILL RECEIVE IN THE MERGER IS UNCERTAIN.

     You will receive both cash and MAF common stock in the merger. The number of shares you receive will depend on the average price of MAF common stock prior to the merger. Changes in the market price of MAF common stock may result from a variety of factors, including general market and economic conditions, the future financial condition and operating results of MAF, changes in MAF's businesses, operations and prospects and regulatory considerations, many of which are beyond MAF's control.

     The price of MAF common stock at completion of the merger may vary from its price on the date the merger agreement was signed, from its price on the date of this proxy statement, from its price on the date of the Special Meeting and from the average price during the 20-day pricing period used to determine the number of shares you are to receive. You will not be entitled to receive additional cash or shares in the merger if the price of MAF common stock on the closing date of the merger is less than the average price during the pricing period. Because the merger will be completed after the date of the Special Meeting, at the time of the Special Meeting you will not know the market value of the MAF common stock you will hold after the merger is completed. See "Description of the Merger Agreement -- Consideration to be received in the merger."


THE ANTICIPATED BENEFITS OF THE MERGER MAY NEVER BE REALIZED.


     The success of the merger will depend partly on MAF's ability to realize cost savings and successfully integrate the operations of Mid Town with those of MAF. Giving effect to the new treatment of goodwill under the provisions of accounting pronouncements recently adopted by the Financial Accounting Standards Board in Statements of Financial Accounting Standards Nos. 141 and 142, MAF expects the transaction to be approximately 3% accretive to earnings per share in 2002 and 4% in 2003. Uncertainties exist in integrating the operations of Mid Town into MAF and these benefits may never be realized.


MAF MAY HAVE DIFFICULTIES INTEGRATING MID TOWN'S OPERATIONS
   INTO MAF'S OPERATIONS.

     The merger involves the integration of two companies that previously have operated independently of each other. Successful integration of Mid Town's operations will depend primarily on MAF's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. While MAF has had success in previous acquisitions in integrating operations, there can be no assurance that MAF and Mid Town will be able to integrate their operations without encountering difficulties, including:

     o    loss of key employees and customers;

     o possible inconsistencies in standards, control procedures and policies; and

     o unexpected problems with costs, operations, personnel, technology or credit.

MID TOWN'S SHAREHOLDERS WILL NOT CONTROL MAF'S FUTURE OPERATIONS.


     Together, Mid Town's shareholders own 100% of Mid Town and have absolute power to approve or reject any matters requiring shareholder approval under Illinois law and Mid Town's articles of incorporation and by-laws. After the merger, Mid Town shareholders will become owners of approximately 2% of the outstanding shares of MAF common stock. Even if all former Mid Town shareholders voted together on all matters presented to MAF shareholders from time to time, the former Mid Town shareholders most likely would not have a significant impact on the approval or rejection of future MAF proposals submitted to a shareholder vote.

CHANGES IN GOVERNMENT FISCAL AND MONETARY POLICY COULD REDUCE MAF'S INCOME AND CASH FLOWS.


     MAF's net income and cash flows greatly depend on the difference between the interest earned on interest-earning assets, such as loans and investment securities, and the interest paid on interest-bearing liabilities, such as deposits and borrowings. The interest earned on MAF's assets and paid on MAF's liabilities is sensitive to many factors beyond MAF's control, including general economic conditions and the policies of various governmental and regulatory agencies, especially the Federal Reserve Board. Deteriorating economic conditions could result in increased delinquencies in MAF's or Mid Town's loan portfolio which could adversely affect earnings. Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits. Fluctuations in these areas may affect MAF adversely.


FUTURE GOVERNMENT REGULATION AND LEGISLATION COULD LIMIT MAF'S FUTURE GROWTH.

     MAF and its subsidiaries are subject to extensive federal regulation, supervision and legislation that govern almost all aspects of the operations of MAF and its subsidiaries. These laws and regulations may change from time to time and are intended primarily for the protection of customers. The impact of any change of these laws and regulations may impact negatively on MAF's ability to expand its services and to increase the value of its business. While MAF cannot predict what effect any presently contemplated or future changes in the laws or regulations would have on MAF, these changes or interpretations could be materially adverse to MAF shareholders.

THE FINANCIAL INSTITUTION INDUSTRY IS VERY COMPETITIVE.

     MAF and its subsidiaries compete directly with financial institutions that are well established and some of which have significantly greater resources than MAF and its subsidiaries. As a result of those greater resources, the larger financial institutions may be able to provide a broader range of services to their customers than MAF and its subsidiaries. The long-term success of MAF will depend in part on MAF's ability to compete successfully with other financial institutions in their service areas.

RAPID CHANGES IN THE FINANCIAL SERVICES INDUSTRY COULD NEGATIVELY AFFECT MAF'S FINANCIAL PERFORMANCE.


     MAF's ability to maintain its history of strong financial and stock price performance will depend, in part, on its ability to continue to meet the needs and demands of its customers. In addition to the challenge of attracting and retaining customers for traditional banking services, competitors of MAF and its subsidiaries now include securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies who seek to offer one-stop financial services to their customers that may include services that MAF has not been able or allowed to offer to its customers in the past. This increasingly competitive environment is a result primarily of changes in regulation, technology and product delivery systems, and the accelerating pace of consolidation among financial service providers.


FUTURE ACQUISITIONS AND/OR CAPITAL-RAISING EFFORTS BY MAF MAY DILUTE YOUR OWNERSHIP INTEREST IN MAF.

     Future business acquisitions and capital-raising efforts could be advisable for and material to MAF. MAF may issue additional shares of common stock in these instances, which would dilute your ownership interest in MAF.

                    CAUTION ABOUT FORWARD-LOOKING STATEMENTS


     Certain statements contained in this proxy statement, including information incorporated into this document by reference, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The sections of this document which contain forward-looking statements include, but are not limited to, "Questions and answers about the merger," "Summary," "Risk Factors," "Description of the merger -- Background of the merger," "Description of the merger -- MAF's reasons for the merger," and "Description of the merger -- Mid Town's reasons for the merger and recommendation of the Board of Directors."

     Forward-looking statements involve certain risks and uncertainties. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference into this proxy statement, could affect the future results of MAF and Mid Town before the merger, of MAF after the merger, and could cause those results to differ materially from those expressed in the forward-looking statements:


     o expected cost savings from the merger may not be fully realized or may not be realized within the expected time frame;

     o revenues following the merger may be lower than expected, or withdrawals of customer deposits, operating costs, customer loss and business disruption following the merger may be greater than expected;

     o costs or difficulties related to the integration of the businesses of MAF and Mid Town may be greater than expected;

     o changes in the interest rate environment, including changes attributable to the monetary and fiscal policies of the U.S. Treasury and the Federal Reserve Board, may reduce margins or adversely affect loan demand;

     o general economic conditions, either nationally or regionally, may be less favorable than expected, and conditions in securities markets may be less favorable than anticipated;

     o the quality or composition of MAF's or Mid Town's loan or investment portfolios may deteriorate;

     o legislative or regulatory changes may adversely affect the businesses in which MAF and Mid Town are engaged;

     o the willingness of users to substitute MAF's and Mid Town's products and services for competitors' products and services may be less than expected;

     o obtaining regulatory approvals for the merger may be more difficult or slower than expected;

     o    competitive pressures in the banking industry may increase;

     o technological changes may be more difficult or expensive than anticipated;

     o changes in accounting principles, policies and guidelines may adversely affect the reported operating results or financial condition of MAF; and

     o MAF's real estate development business may be adversely affected by slower demand or unanticipated delays in completing projects.


     Further information on other factors which could affect the financial results of MAF before and after the merger is included in MAF's filings with the Securities and Exchange Commission, or SEC, incorporated by reference into this proxy statement. See "Where You Can Find More Information" on page 45.

                    SPECIAL MEETING OF MID TOWN SHAREHOLDERS

DATE, PLACE, TIME AND PURPOSE


     MAF's and Mid Town's Boards of Directors are sending you this proxy statement and proxy form to use at the Special Meeting. At the Special Meeting, the Mid Town Board of Directors will ask you to vote on a proposal to approve the merger. Mid Town will pay the costs associated with the solicitation of proxies for the Special Meeting. The Special Meeting will be held at the offices of Mid Town Bank & Trust, 2021 North Clark Street, Chicago, Illinois 60614, on November 6, 2001 at 8:30 a.m., Chicago time.


RECORD DATE, VOTING RIGHTS, QUORUM AND REQUIRED VOTE


     Mid Town has set the close of business on October 3, 2001, as the record date for determining the holders of Mid Town common stock entitled to notice of and to vote at the Special Meeting. Only Mid Town shareholders at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

     The approval of the merger agreement will require the affirmative vote of at least a majority of the outstanding shares of Mid Town. As of the record date, there were 320,528 shares of Mid Town common stock entitled to vote at the Special Meeting. There must be at least a majority of the outstanding shares of Mid Town present in person or by proxy at the Special Meeting in order for the vote on the merger to occur. Certain executive officers and directors of Mid Town, whose aggregate ownership represents approximately 56% of the outstanding shares of Mid Town, have committed to vote their shares of Mid Town common stock in favor of the merger. MAF holds no shares of Mid Town common stock.

     Abstentions from voting will have the same effect as voting against the merger agreement.


VOTING AND REVOCABILITY OF PROXIES

     You may vote in person at the Special Meeting or by proxy. To ensure your representation at the Special Meeting, we recommend you vote by proxy even if you plan to attend the Special Meeting. You always can change your vote at the Special Meeting.


     Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the merger. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted "FOR" approval of the merger agreement.


     You may revoke your proxy before it is voted by:

     o filing with the secretary of Mid Town a duly executed revocation of proxy;

     o    submitting a new proxy with a later date; or

     o    voting in person at the Special Meeting.

     Attendance at the Special Meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: Mid Town Bancorp, Inc., 2021 North Clark Street, Chicago, Illinois 60614, Attention:
Corporate Secretary.

DISSENTERS' RIGHTS


     Under Illinois law, you are entitled to exercise dissenters' rights and obtain a cash payment for your shares as a result of MAF's acquisition of Mid Town, provided that you comply with the provisions of Sections 11.65 and 11.70 of the Illinois Business Corporation Act, or the IBCA. A copy of those sections are attached as Annex C and incorporated in this proxy statement by reference. If you comply with the provisions of Section 11.70 of the IBCA, then upon consummation of the merger, you are entitled to receive payment from MAF for the fair value of your shares, with accrued interest. The term "fair value" means the value of the shares immediately before the merger closing excluding any appreciation or depreciation in anticipation of the merger, unless the exclusion would be inequitable. If MAF and you cannot agree on the fair value of your shares or the accrued interest, then the IBCA


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provides for a judicial determination of these amounts. The value determined by an Illinois court may be more or less than the value you are entitled to under the merger agreement. If you desire to exercise dissenters' rights, you should refer to the statute in its entirety and should consult with legal counsel before taking any action to ensure that you comply strictly with the applicable statutory provisions.


     In summary, to exercise dissenters' rights, you must do all of the following:

     o deliver to Mid Town a written demand for payment of your shares before the vote on the merger is taken;


     o not vote in favor of the merger; note, however, that a vote, in person or by proxy, against approval and adoption of the merger agreement will not constitute a written demand for appraisal; and


     o continue to hold your shares of Mid Town common stock through the effective time of the merger.


     Your failure to vote against the proposal to adopt the merger agreement will not constitute a waiver of your dissenters' rights under the IBCA. Also, a vote against approval of the merger agreement will not by itself be sufficient to satisfy your obligations if you are seeking an appraisal. You must follow the procedures set forth in Section 11.70 of the IBCA to obtain dissenters' rights.


     Each outstanding share of Mid Town common stock for which a legally sufficient demand in accordance with Section 11.70 of the IBCA has been made and that was not voted in favor of approval of the merger will, after the effective time of the merger, represent only the rights of a dissenting shareholder under the IBCA. This includes the right to obtain payment for the estimated fair value of those shares as provided under the IBCA.

     If you make a legally sufficient demand, within ten days after the effective date of the merger or 30 days after you have delivered your written demand for payment, whichever is later, MAF will send to you a statement setting forth its opinion as to the fair value of your shares, as well as certain financial statements and a commitment to pay to you the estimated fair value for your shares. If you do not agree with the opinion of MAF as to the estimated fair value of the shares, then within 30 days of your receipt of MAF's valuation statement, you must notify MAF of your estimated fair value of your shares and demand the difference between your estimated fair value and the amount of the payment by MAF.


     If, within 60 days from delivery of MAF's notice to the dissenting shareholders, you and MAF have not agreed in writing to the fair value of the shares, MAF either will pay the difference in value demanded by you, or file a petition in the circuit court requesting the court to determine the fair value of the shares. MAF will be required to then make all dissenters to the merger a party to this proceeding. If MAF does not commence the action, you are permitted by law to commence an action.


     In a proceeding brought by MAF to determine value, the court will determine the costs of the proceeding, including the reasonable compensation of expenses of the appraisers appointed by the court and excluding fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the price that MAF estimated to be the fair value of the shares or if no estimate was given, then all or any part of the costs may be assessed against MAF. If the amount that any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The costs may be awarded to the dissenter if the court finds that MAF did not substantially comply with the procedure to dissent in the statute. In addition, costs can be assessed against either party if the court finds that that party acted arbitrarily or not in good faith with respect to the dissenter's rights.


     A share for which you have properly exercised your dissenters' rights and followed the correct procedures in the IBCA will not be converted into, or represent, a right to receive MAF common stock and cash as provided under the merger agreement. Any of these shares will not, after the effective time of the merger, be entitled to vote for any purpose or receive any dividends or other distributions. If, however, you, as the holder of the shares, fail to properly perfect, effectively withdraw, waive or lose, or otherwise become ineligible to exercise dissenting shareholder's rights under the IBCA, then at that time the shares held by you will be converted into MAF common stock and cash as provided in the merger agreement.


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                           DESCRIPTION OF THE MERGER


     The following information describes certain aspects of the merger. The merger agreement, which you should read carefully, is attached as Annex A to this proxy statement.


GENERAL


     When the merger is consummated, Lincoln Acquisition Corp., a subsidiary which is 100% owned by MAF, will merge with and into Mid Town. Mid Town will be the surviving entity and will be 100% owned by MAF. After the merger is consummated, Mid Town will be dissolved and Mid Town Bank & Trust will be merged with and into Mid America Bank. At the effective time of the merger, each share of Mid Town common stock automatically will be converted into and exchanged for the right to receive (1) $172.22; and (2) the number of shares of MAF common stock equal to $43.05 divided by the 20-day average per share closing price of MAF common stock ending five trading days before consummation of the merger. The determination of the number of shares of MAF common stock to be issued in accordance with (2) above is subject to possible adjustment as described in the following two paragraphs.


     If the average price of MAF common stock during this 20-day period is greater than $31 per share, the price will be considered to be $31.00 for purposes of determining the number of shares of MAF common stock to be issued to each shareholder. If the average price of MAF common stock during this 20-day pricing period is less than $25.00 per share, it will be considered to be $25.00 for purposes of determining the number of shares of MAF common stock to be issued to each shareholder. However, if the actual average price of MAF common stock during the 20-day pricing period is less than $21.00 per share, the Board of Directors of Mid Town can elect to terminate the transaction. MAF has the right, but not the obligation, to prevent this termination if MAF provides cash or shares of MAF common stock that, in the aggregate, have the value that would have resulted if the price of MAF common stock during the 20-day trading period was $21.00 per share.


     Cash also will be paid instead of any fractional share interests in MAF common stock. Shares of Mid Town common stock held by Mid Town shareholders who elect to exercise their dissenters' rights will not be converted into MAF common stock.


BACKGROUND OF THE MERGER

     One of the primary objectives of the directors of Mid Town is, and has been, to enhance shareholder value, and over the years they have considered various strategies to accomplish this goal. Toward this end, in February 1998 the Board of Directors of Mid Town interviewed Hovde Financial LLC and another recognized investment-banking firm to solicit advice on the strategic direction of Mid Town. Presentations included information on various strategic options available to Mid Town including internal growth, capital management, capital raising, acquisitions of bank and non-bank financial services companies, mergers-of-equals and a sale to a third party. After hearing the presentations the Board of Directors of Mid Town authorized Joel Zemans, a director and the President and Chief Executive Officer, to work with representatives of Hovde to explore various means of increasing shareholder value.


     Pursuant to this mandate, Hovde and Mr. Zemans, together with the Mid Town Board of Directors, deliberated the merits and/or viability of growth vs. profitability for Mid Town, de novo branching, growth of Mid Town's non-bank subsidiary companies (Equitable Finance Corporation and Mid Town Development Corporation), the merits of capital retention vs. increasing the cash dividend on common stock, undertaking a public offering and a number of strategic alternatives including potential acquisitions, mergers-of-equals, and sale transactions. Accordingly, starting in mid-1998 and continuing into the third quarter of 1999, in view of the consolidation that was then occurring within the U.S. banking industry, the increased market valuation of financial institutions and the emergence of significant interest by out-of-state participants as potential purchasers in the Chicago banking market, Mid Town decided to actively explore whether an extraordinary transaction with a third-party might be the best way to maximize shareholder value. Consistent with this strategic emphasis, Hovde, at the direction of the Mid Town Board, actively explored a range of potential extraordinary third party transactions with a number of financial institutions of various sizes and structures, including MAF, which indicated it was not interested in pursuing a transaction at that time. Accordingly, Hovde did not disclose the identity of Mid Town to MAF and no discussions were held with MAF. Discussions, which progressed to varying degrees of interest, were held with a number of other companies.

     During the third quarter of 1999, Hovde and the Board of Directors of Mid Town concluded that market conditions were changing, that public market valuations of financial service providers were declining, and, as a result, merger activity was declining and that those transactions which were occurring were, for the most part, combinations of larger banking institutions. As a result, the Mid Town Board decided to cease its active pursuit of a strategic transaction with a third party. Mid Town's focus shifted to other strategic approaches for enhancing shareholder value, such as the acquisition of suitable properties for additional branch offices, additions to senior management to assist in expanding the bank's deposit and loan base, and enhancement of Equitable Financial Corporation and Mid Town Development Corporation, Mid Town subsidiaries which provide financing products not offered by Mid Town Bank & Trust.


     From time to time thereafter and through the spring of 2001, Mr. Zemans and/or Hovde had informal discussions with, and/or made "soft" inquiries of, various third parties about their receptivity to Mid Town's acquisition of their institution, or a merger where Mid Town would be the surviving and controlling entity, and in at least one case, a possible merger of equals. None of these discussions led to any serious consideration of a third party transaction.


     In October 2000, representatives of Hovde contacted MAF to determine whether it was interested in acquiring a commercial bank, and Hovde then provided MAF with preliminary information about Mid Town. While MAF was interested in holding discussions at that time, given the then adverse market for financial services stocks, MAF indicated to Hovde that it would not be interested in discussing a transaction involving the aggregate consideration that Hovde indicated would be an appropriate level at which to begin discussions regarding a possible extraordinary transaction.


     In February, 2001, representatives of Hovde inquired of MAF whether it remained interested in holding discussions with Mid Town given the significant increase in MAF's stock price from October 2000. After receiving a positive response, Hovde contacted Mr. Zemans regarding Mid Town's interest in opening discussions with MAF. An initial meeting was held on February 22, 2001 between Mr. Zemans, Allen Koranda, Chairman and CEO of MAF, and representatives of Hovde. The parties agreed that it made sense to continue to explore a possible transaction.


     On March 6, 2001, MAF submitted a preliminary due diligence request list and entered into a confidentiality agreement with Mid Town. Preliminary due diligence was completed and follow-up meetings occurred between representatives of Mid Town, MAF and Hovde during March and April, 2001. By letter dated April 20, 2001, MAF submitted to Mr. Zemans a non-binding written expression of interest for the acquisition of Mid Town. Between the time of Mr. Zemans' receipt of the letter and mid-to-late May 2001, Mr. Zemans and Hovde, with the concurrence and guidance of the Mid Town Board of Directors, continued to negotiate business terms of the potential transaction and continued the business due diligence process.


     By May 21, 2001, the parties had agreed to continue their discussions on the basis of an aggregate valuation for Mid Town of $69 million, with a tentative agreement for MAF to pay 80% of the consideration in cash and 20% in MAF common stock. MAF communicated a strong preference, however, to have a higher relative percentage of the consideration to be paid in MAF common stock. On May 21, 2001, the Board of Directors of Mid Town met with Allen Koranda, Kenneth Koranda, Jerry Weberling and Joe Hanauer, officers or directors of MAF, who made a presentation to the Mid Town Board of Directors about MAF. Hovde presented to Mid Town's Board of Directors a summary of its analysis of MAF's market, operations, profitability and recent stock performance and other factors, based on publicly available information. At this meeting, the parties discussed the merits of the proposed transaction, in particular, the amount and structure of the consideration to be paid in MAF common stock.

     Between May 21 and May 25, 2001, the parties continued to discuss the potential transaction and on May 25, 2001 the parties entered into a non-binding letter of understanding confirming MAF's intent to purchase all of the issued and outstanding shares of Mid Town's common stock for $69 million with 80% to be paid in cash and the balance of 20% to be paid in shares of MAF common stock, subject to satisfactory completion of due diligence and negotiation of a definitive agreement. Among other customary terms and provisions, the parties left for further negotiation a possible increase in the relative percentage of the consideration to be paid in MAF common stock and


                                       18
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the actual exchange ratio mechanism (the basis of valuation of the MAF common stock component of the merger consideration). In addition, Mid Town formally agreed to negotiate exclusively with MAF until June 22, 2001 and MAF reiterated its intention to appoint Mr. Zemans to the Mid America Bank Board of Directors.


     Soon after the execution of the non-binding letter of understanding, counsel to MAF delivered its first draft of the definitive merger agreement to Mid Town's counsel, and the parties began final due diligence investigations and continued to negotiate terms of the definitive agreement.

     After extensive negotiations, the parties ultimately reached an agreement that fixed the stock valuation basis at the arithmetic mean of the MAF closing price for a 20-day trading day measurement period ending five trading days before the closing date, with a minimum of 445,120 shares of MAF common stock to be issued if the stock price averages $31.00 or more during the 20-day measurement period and a maximum of 551,949 shares of MAF common stock to be issued if the per share stock price averages $25.00 or less during the measurement period, with the number of shares to be issued by MAF if its stock price averages between $31.00 and $25.00 to be floating between the minimum and the maximum.

     The parties also agreed that if MAF's per share stock price averages below $21.00 during the 20-day period, then Mid Town would have the right to terminate the merger agreement unless MAF, after receiving Mid Town's notice of termination, agrees to add cash or stock to the merger consideration in an amount necessary to raise the total value of the merger consideration to be paid to Mid Town shareholders back to the amount that would have been paid if the MAF per share stock price averaged $21.00 during the 20-day period.

     After the May 21, 2001 meeting with MAF's representatives, the Mid Town Board of Directors held five formal meetings to discuss the proposed transaction. At these meetings, counsel to Mid Town reviewed the status and terms of the merger agreement and the progress of the negotiations, and informed and advised Mid Town's Board of Directors of its legal duties in connection with the merger and other applicable legal issues. Representatives of Hovde also were present at some of these meetings and discussed the amount and structure of the merger consideration, considerations regarding fairness, general market conditions and the marketability of Mid Town. At the July 2, 2001 meeting, Hovde presented Mid Town's Board of Directors with its formal analysis of the fairness of the proposed merger and delivered its written opinion that the merger consideration was fair, from a financial point of view, to the holders of Mid Town common shares. Following these reports and presentations and extensive discussions and deliberations by the directors, the Mid Town Board of Directors unanimously approved the merger and the merger agreement, subject to a satisfactory resolution of a limited number of remaining open issues which were later resolved. The Mid Town Board of Directors then unanimously approved the final merger agreement.

     On July 3, 2001, the Agreement and Plan of Merger was executed by MAF and Mid Town effective as of July 2, 2001. A press release announcing the execution of the merger agreement was issued the morning of July 5, 2001.


MAF'S REASONS FOR THE MERGER


     MAF's Board of Directors believes that the merger is in the best interests of MAF and its shareholders. MAF's Board of Directors has approved the merger agreement. In deciding to approve the merger agreement, MAF's Board of Directors considered a number of factors, including:


     o    a review of

          - the business, operations, earnings, and financial condition, including the capital levels and asset quality, of Mid Town on an historical, prospective, and pro forma bases and in comparison to other financial institutions in the area,

          - the demographic, economic and financial characteristics of the markets in which Mid Town operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective bases, and

          -    the results of MAF's due diligence review of Mid Town; and

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     o    the likelihood of regulators approving the merger without undue conditions or delay;

     o the compatibility and the community bank orientation of both MAF and its subsidiaries with Mid Town and its subsidiaries; and

     o a variety of factors affecting and relating to the overall strategic focus of MAF.


     While MAF's Board of Directors considered these and other factors, the Board of Directors did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. MAF's Board of Directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of MAF's shareholders.

     The terms of the merger were the result of arm's-length negotiations between representatives of MAF and representatives of Mid Town. Based upon its consideration of the factors discussed above, the Board of Directors of MAF approved the merger agreement and the merger as being in the best interests of MAF and its shareholders.


MID TOWN'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS


     At its meeting on July 2, 2001, the Board of Directors of Mid Town unanimously determined that the merger agreement and the merger consideration were fair to, and in the best interest of, Mid Town and its shareholders and unanimously recommended that holders of Mid Town's common stock vote in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. This meeting followed four earlier formal Board of Directors' meetings on June 1, 2001, June 15, 2001, June 26, 2001 and June 28, 2001 at which the proposed merger was addressed.


     In its deliberations and in making its determination, with the assistance of its legal and financial advisors, Mid Town's Board of Directors considered many factors including, without limitation, the following:

     o its knowledge of the business, operations, properties, assets, competitive position, financial condition, operating results, management, strategic objectives and prospects of Mid Town;


     o developments relating to the increasing number of de novo charters being established throughout the Mid Town Bank & Trust's market area, and the expansion by existing financial institutions by their establishment of de novo branches;


     o developments relating to consolidation within the U.S. banking industry in general and in the Chicago market in particular, and Mid Town Bank & Trust's position as a "community" bank in the Chicago neighborhoods of Lincoln Park, Lakeview and Bucktown;

     o the current and prospective economic and regulatory environment and increased competition facing banking and financial institutions in the Chicago area, including increased competition from "non-banking" financial institutions and products offered by those institutions to Mid Town's customer base;


     o historical efforts, including discussions and negotiations with other parties as to possible transactions with Mid Town, as well as other possible alternatives to the merger, including the prospects and risks of continuing to operate Mid Town as an independent company (See "Description of the Merger -- Background of the Merger");


     o that $55.2 million of the merger consideration is to be paid in cash, with the balance to be paid in shares of MAF common stock and the fact that MAF common stock is traded on Nasdaq Stock Market and has substantially greater liquidity than the shares of Mid Town common stock;

     o information concerning the business, financial condition, and results of operations of MAF, including the recent performance of MAF common stock and the historical financial data of MAF;

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


     o that several members of the Mid Town Board of Directors who own a significant number of shares of Mid Town common stock have expressed support for the merger and have entered into agreements to vote in favor of the merger, that these shareholders will receive the same consideration as the other shareholders of Mid Town if the merger is completed and that these voting agreements would not preclude consideration and acceptance of a superior acquisition proposal;

     o the conditions included in the merger agreement and the Board of Directors' view as to the likelihood that the proposed merger will be consummated;

     o the advice of Hovde at various Mid Town Board meetings as to various financial matters and the July 2, 2001 and October 4, 2001 opinions of Hovde that the merger consideration to be received by the holders of Mid Town's common stock in the merger is fair to Mid Town's shareholders from a financial point of view. See "Description of the Merger -- Fairness Opinion of Mid Town's financial advisor." This opinion is attached as Annex B hereto. You are urged to read the opinion in its entirety;

     o that while the portion of the consideration to be paid in MAF common stock is limited to a maximum of 551,949 aggregate shares, if the average price per share of MAF common stock during the pricing period is less than $21.00, Mid Town may terminate the merger agreement, although MAF reserves the right, but not the obligation, to prevent termination by adding cash or stock to the merger consideration in an amount necessary to raise the total value of the merger consideration to be paid to Mid Town shareholders back to the amount that would have been paid if the MAF per common share stock price averaged $21.00 during the pricing period;

     o that under the terms of the merger agreement, Mid Town would be able to continue to declare and pay to its shareholders quarterly dividends in the amount of $1.80 until the effective time, and a proportionate dividend for any partial quarter before the effective time, subject to certain limitations;


     o its view, after consultation with Hovde, that the willingness of a third party to pay more for Mid Town, was not likely;


     o the nature and course of negotiations resulting in the execution of the merger agreement, Mid Town's Board of Directors' active participation in that process and the terms and conditions of the merger agreement (including, without limitation, the negotiation and inclusion in the merger agreement of provisions that: (a) although prohibiting Mid Town and its representatives from soliciting third party offers for another acquisition transaction, from furnishing non-public information in furtherance of an acquisition transaction and from participating in negotiations in furtherance of an acquisition transaction, permit Mid Town and its representatives to respond to a written proposal from a third party regarding, or with respect to, the possibility of a superior acquisition proposal by furnishing information to, negotiating or otherwise engaging in discussions with the third party if Mid Town's Board of Directors determines, in good faith, after consultation with its financial advisors and after considering written advice of its outside counsel, that failing to take that action would be inconsistent with its fiduciary duties under applicable law and (b) permit Mid Town and its representative to terminate the merger agreement upon written notice to MAF of its decision to accept a superior acquisition proposal and upon termination the voting agreements and non-solicitation agreements would also terminate). In this connection, Mid Town's Board of Directors also considered that the merger agreement contains a provision that was a condition to MAF's willingness to enter into the merger agreement, requiring Mid Town to pay MAF a termination fee of $3,000,000 if Mid Town terminates the merger agreement to accept a superior acquisition proposal;


     o dissenter's rights will be available to shareholders of Mid Town under sections 11.65 and 11.70 of the IBCA; and

     o various social and economic effects of the merger on Mid Town's employees, depositors, customers, and others in the community in which Mid Town operates.

     This discussion of the information and factors considered and given weight by Mid Town's Board of Directors is not intended to be exhaustive. In view of the various factors considered in connection with its evaluation of the merger, Mid Town's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign, relative weights to the specific factors considered in reaching its determination, except that in the evaluation of the merger consideration, Mid Town's Board of Directors placed particular emphasis on the fairness opinion, from a financial point of view, of Hovde and Hovde's view of the likelihood or ability to obtain a superior offer for the shares of Mid Town common stock. See "Description of the Merger -- Fairness opinion of Mid Town's financial advisor." Also, individual members of Mid Town's Board of Directors may have given different weights to different factors.


FAIRNESS OPINION OF MID TOWN'S FINANCIAL ADVISOR


     Hovde has delivered to the Mid Town board its opinion that, based upon and subject to the various considerations set forth in its written opinions dated July 2, 2001 and October 4, 2001, the merger consideration is fair from a financial point of view to the holders of Mid Town common stock as of that date. In requesting Hovde's advice and opinion, no limitations were imposed by Mid Town upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion.

     THE FULL TEXT OF THE OPINION OF HOVDE, DATED OCTOBER 4, 2001, WHICH DESCRIBES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX B. MID TOWN SHAREHOLDERS SHOULD READ THIS OPINION IN ITS ENTIRETY. HOVDE'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY MID TOWN SHAREHOLDERS AS TO HOW THE SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF HOVDE SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION, AND THIS SUMMARY HAS BEEN PREPARED BY AND ON THE EXPERTISE AND ADVICE OF HOVDE.

     Hovde, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hovde is familiar with Mid Town, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the merger agreement. In the course of its daily trading activities, investment funds controlled by an affiliate (as that term is defined in Regulation 12G-2 promulgated under the Securities Exchange Act of 1934, as amended) of Hovde and their affiliates may from time to time effect transactions and hold securities of Mid Town and MAF. As of the date of its opinion, Hovde-affiliated entities owned no shares of either company.

     Hovde will receive fees totaling $110,000, which are not contingent upon completion of the merger, and a fee of approximately $625,000, which is contingent upon the completion of the merger, for advising Mid Town regarding the merger, including delivery of the fairness opinion and financial advisory services provided to Mid Town.


     The following is a summary of the analyses performed by Hovde in connection with its fairness opinion. Certain of these analyses were presented to the Mid Town board by Hovde on July 2, 2001. The summary set forth below does not purport to be a complete description of either the analyses performed by Hovde in rendering its opinion or the presentation made by Hovde to the Mid Town Board of Directors, but it does summarize all of the material analyses performed and presented by Hovde.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Hovde may have given various analyses more or less weight than other analyses. Accordingly, Hovde believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in its report to the Mid Town Board of Directors and its fairness opinion.

     In performing its analyses, Hovde made numerous assumptions regarding industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mid Town and MAF. These analyses are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by these analyses. Analyses were prepared solely as part of Hovde's analysis of the fairness of the merger consideration, from a financial point of view, to the Mid Town shareholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde's fairness opinion does not address the relative merits of the merger as compared to any other business combination in which Mid Town might engage. In addition, as described above, Hovde's opinion to the Mid Town board was one of many factors taken into consideration by the Mid Town Board of Directors in making its determination to approve the merger agreement.

     During the course of its engagement and for the purposes of the opinion set forth in this proxy statement, Hovde has:

     o reviewed the merger agreement and the related voting agreements referred to in the merger agreement;


     o reviewed certain historical publicly available business and financial information concerning MAF;

     o reviewed certain internal financial statements and other financial and operating data concerning Mid Town;

     o analyzed certain financial projections prepared by the management of Mid Town;

     o conducted meetings with members of the senior management of Mid Town and MAF for the purpose of reviewing the future prospects of Mid Town and MAF, including financial forecasts related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings and revenue enhancements expected to be achieved as a result of the merger;


     o reviewed historical market prices and trading volumes for MAF common stock;


     o reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks, thrifts and bank and thrift holding companies that were considered relevant;

     o analyzed the pro forma impact of the merger on the combined company's earnings per share, consolidated capitalization and financial ratios; and


     o performed other analyses and considered other factors as Hovde deemed appropriate.

     In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to Hovde by Mid Town and MAF and in the discussions with Mid Town and MAF management. In that regard, Hovde assumed that the financial forecasts were reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of Mid Town and MAF and that these forecasts will be realized in the amounts and at the times contemplated by the financial forecasts. Hovde assumed that allowances for losses for Mid Town and MAF are, in the aggregate, adequate to cover loan portfolio losses. Hovde was not retained to and did not conduct a physical inspection of any of the properties or facilities of Mid Town or MAF. In addition, Hovde did not review individual credit files nor make an independent evaluation or appraisal of the assets and liabilities of Mid Town or MAF.


     TRANSACTION MULTIPLE ANALYSIS. Hovde calculated the ratio of the merger consideration to Mid Town's 2001 estimated earnings, trailing-twelve-months core operating earnings, trailing-twelve-months earnings, book value, tangible book value, adjusted 6.5% core capital, assets and deposits. In addition, Hovde calculated the ratio of the excess of the merger consideration over tangible book value to core deposits. Based on merger consideration of $69 million, Hovde observed that the implied transaction multiples to Mid Town were as follows:

Merger Consideration to 2001 estimated earnings.........................   17.2x
Merger Consideration to trailing-twelve-months core
     operating earnings.................................................   18.5x
Merger Consideration to trailing-twelve-months earnings.................   15.5x
Merger Consideration to book value...................................... 213.71%
Merger Consideration to tangible book value............................. 213.71%
Merger Consideration to adjusted 6.5% core capital...................... 273.45%
Merger Consideration to assets..........................................  21.19%
Merger Consideration to deposits........................................  23.99%
Premium over tangible book value to core deposits.......................  12.77%

     SENSITIVITY ANALYSIS. Hovde reviewed the impact on merger consideration and pro forma stock ownership that potential future stock price volatility for MAF common stock could have on Mid Town shareholders, as 20% of the merger consideration will be paid in the form of MAF common stock. In particular, Hovde noted that if MAF's stock price was between $25.00 and $31.00 per share during the pricing period before closing, the merger consideration would be $69 million and pro forma ownership by Mid Town shareholders would be between 2.30% and 1.86% of MAF's diluted common shares outstanding. If MAF's common stock price rises above $31.00 per share, the exchange ratio would be fixed at 1.38871 and pro forma ownership would be fixed at 1.86%. If MAF's common stock price falls below $25.00 per share, the stock exchange ratio would be fixed at 1.72200 and pro forma ownership would be fixed at 2.30%. Hovde also noted that if MAF's common stock price fell below $21.00 per share, the Board of Directors of Mid Town would have a walkaway right subject to MAF's overriding right, but not obligation, to fill the difference in value between the calculated merger consideration and merger consideration based on an MAF common stock price of $21.00, in either cash or stock at its option.

     ANALYSIS OF SELECTED MERGERS. Hovde reviewed comparable mergers involving banks and thrifts headquartered in the Chicago metropolitan area announced since January 1, 1997, in which the seller's assets were between $100 million and $2.5 billion. This Chicago merger group consisted of the following 25 transactions:

                   BUYER                                                       SELLER
------------------------------------------------------   ------------------------------------------------------
Harris Bankcorp, Inc., Chicago, IL                       First National Bancorp, Inc., Joliet, IL
MB Financial, Inc., Chicago, IL                          FSL Holdings, South Holland, IL
Charter One Financial, Inc., Cleveland, OH               Alliance Bancorp, Hinsdale, IL
PrivateBancorp, Inc., Chicago, IL                        Johnson Bank Illinois, Lake Forest, IL
Old Kent Financial Corporation, Grand Rapids, MI         Grand Premier Financial, Inc., Wauconda, IL
Popular, Inc., San Juan, PR                              Aurora National Bank, Aurora, IL
Old Kent Financial Corporation, Grand Rapids, MI         Merchants Bancorp, Inc., Aurora, IL
Old Kent Financial Corporation, Grand Rapids, MI         Pinnacle Banc Group, Inc., Oak Brook, IL
State Financial Services Corporation, Hales Corner, WI   First Waukegan, Gurnee, IL
MidCity Financial, Chicago, IL                           Damen Financial Corporation, Schaumburg, IL
FBOP Corporation, Oak Park, IL                           Pullman Group, Chicago, IL
FBOP Corporation, Oak Park, IL                           Calumet Bancorp, Inc., Calumet Park, IL
MAF Bancorp, Inc., Clarendon Hills, IL                   Westco Bancorp, Inc., Westchester, IL
Popular, Inc., San Juan, PR                              Gore-Bronson Bancorp, Prospect Heights, IL
State Financial Services Corporation, Hales Corner, WI   Home Bancorp of Elgin, Inc., Elgin, IL
Old Kent Financial Corporation, Grand Rapids, MI         First Evergreen, Inc., Evergreen Park, IL
St. Paul Bancorp, Chicago, IL                            Beverly Bancorporation, Inc., Tinley Park, IL
First Midwest Bancorp, Inc., Itasca, IL                  Heritage Financial Services, Inc., Tinley Park, IL
Citizens Financial Services, Inc., Munster, IN           SuburbFed Financial Corp., Flossmoor, IL
Alliance Bancorp, Hinsdale, IL                           Southwest Bancshares, Inc., Hometown, IL
FBOP Corporation, Oak Park, IL                           P.N.B. Financial Group, Chicago, IL
First Midwest Bancorp, Inc., Itasca, IL                  SparBank, McHenry, IL
TCF Financial Corporation, Minneapolis, MN               Standard Financial, Inc., Chicago, IL
Parkway Bancorp, Harwood Heights, IL                     Jefferson Holding, Chicago, IL
Coal City, Chicago, IL                                   U. S. Bancorp, Lansing, IL

     Hovde also reviewed the same universe of comparable mergers involving banks and thrifts headquartered in the Chicago metropolitan area announced since January 1, 1997, in which the seller's assets were between

$100 million and $2.5 billion, but limited the analysis to these transactions where purchase accounting was used (in contrast to the pooling accounting method). This purchase merger group consisted of the following 15 transactions:

                   BUYER                                                       SELLER
------------------------------------------------------   ------------------------------------------------------
Harris Bankcorp, Inc., Chicago, IL                       First National Bancorp, Inc., Joliet, IL
MB Financial, Inc., Chicago, IL                          FSL Holdings, South Holland, IL
Charter One Financial, Inc., Cleveland, OH               Alliance Bancorp, Hinsdale, IL
PrivateBancorp, Inc., Chicago, IL                        Johnson Bank Illinois, Lake Forest, IL
Popular, Inc., San Juan, PR                              Aurora National Bank, Aurora, IL
State Financial Services Corporation, Hales Corner, WI   First Waukegan, Gurnee, IL
MidCity Financial Corporation, Chicago, IL               Damen Financial Corporation, Schaumburg, IL
FBOP Corporation, Oak Park, IL                           Pullman Group, Chicago, IL
FBOP Corporation, Oak Park, IL                           Calumet Bancorp, Inc., Calumet Park, IL
MAF Bancorp, Inc., Clarendon Hills, IL                   Westco Bancorp, Inc., Westchester, IL
Popular, Inc., San Juan, PR                              Gore-Bronson Bancorp, Prospect Heights, IL
FBOP Corporation, Oak Park, IL                           P.N.B. Financial Group, Chicago, IL
TCF Financial Corporation, Minneapolis, MN               Standard Financial, Inc., Chicago, IL
Parkway Bancorp, Harwood Heights, IL                     Jefferson Holding, Chicago, IL
Coal City, Chicago, IL                                   U. S. Bancorp, Lansing, IL

     Hovde calculated the medians, averages, high and lows for the following relevant transaction ratios in the Chicago merger group and the purchase merger group; the multiple of the transaction value per share to the acquired company's earnings per share for the twelve months preceding the announcement date of the transaction; the multiple of the offer value to the acquired company's book value per share and tangible book value per share; and the tangible book value premium to core deposits, each as of the announcement date of the transaction. Hovde compared these multiples with the corresponding multiples for the merger, based on merger consideration of $69 million. The results of this analysis are as follows:

                                                             OFFER VALUE TO
                                               -------------------------------------------
                                                                               12 MONTHS       RATIO OF TANGIBLE
                                                                TANGIBLE       PRECEDING           BOOK VALUE
                                               BOOK VALUE      BOOK VALUE     EARNINGS PER      PREMIUM TO CORE
                                               PER SHARE       PER SHARE         SHARE              DEPOSITS
                                                  (X)             (X)             (X)                 (%)
                                               ----------      ----------     ------------     ------------------
Mid Town..................................        2.14            2.14            15.5               12.77
Chicago merger group median...............        2.02            2.02            15.6               15.55
Chicago merger group average..............        1.93            2.05            18.6               14.53
Chicago merger group high.................        3.38            3.94            26.7               31.49
Chicago merger group low..................        1.15            1.15            11.5                5.19
Purchase merger group median..............        1.51            1.51            16.6                9.97
Purchase merger group average.............        1.76            1.84            16.9               11.82
Purchase merger group high................        3.02            3.40            23.5               23.39
Purchase merger group low.................        1.15            1.15            11.5                5.19


     DISCOUNTED CASH FLOW ANALYSIS. Hovde estimated the discounted present value of the Mid Town common stock by using estimated cash earnings of $4.0 million in 2001, $4.4 million in 2002, $4.9 million in 2003, $5.3 million in 2004 and $5.9 million in 2005, and aggregate dividends of $2.3 million in 2001, $2.5 million in 2002, $2.8 million in 2003, $3.1 million in 2004 and $3.4 million in 2005. In arriving at the terminal value of Mid Town's earnings stream at the end of 2005, Hovde assumed a terminal value multiple at a range of 12.0, 13.0, 14.0, 15.0 and
16.0. The terminal value was then discounted, along with yearly cash flows for 2001 through 2005, using a range of discount rates of 10.0%, 12.0%, 14.0%, 16.0% and 18.0% to arrive at the present value for Mid Town's common stock. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Mid Town common stock. This analysis and its underlying assumptions yielded a range of value for Mid Town of approximately $39.4 million to $68.9 million, or approximately $122.84 to $214.92 per Mid Town share.

     COMPARABLE COMPANY ANALYSIS. Using publicly available information, Hovde compared the stock market valuation of MAF on a stand-alone basis with the following comparable Midwestern publicly traded thrift institutions:

              COMPANY NAME                     HEADQUARTERS              TICKER
     ---------------------------------         ----------------          ------
     Anchor Bancorp Wisconsin, Inc.            Madison, WI                ABCW
     CFS Bancorp, Inc.                         Munster, IN                CITZ
     First Defiance Financial Corp.            Defiance, OH               FDEF
     First Federal Capital Corp.               La Crosse, WI              FTFC
     First Indiana Corporation                 Indianapolis, IN           FISB
     First Place Financial Corporation         Warren, OH                 FPFC
     Flagstar Bancorp, Inc.                    Troy, MI                   FBC
     NASB Financial, Inc.                      Grandview, MO              NASB


     Indications of the financial performance and stock market valuation included the calculation of price-to-book value, price-to-tangible book value, price-to-2001 estimated GAAP earnings and price-to-2001 estimated cash earnings.


                                                            PRICE TO          PRICE TO 2001       PRICE TO 2001
                                       PRICE TO BOOK      TANGIBLE BOOK       ESTIMATED GAAP        ESTIMATED
                                           VALUE              VALUE                EPS              CASH EPS
                                            (X)                (X)                 (X)                 (X)
                                       -------------      -------------     ------------------    -------------
MAF................................         1.79               2.16               12.5                11.5
Comparable Group Median............         1.24               1.26               11.7                11.3
Comparable Group Average...........         1.35               1.43               10.9                10.5
Comparable Group High..............         1.96               2.11               15.2                15.2
Comparable Group Low...............         0.97               1.12                6.1                 5.9

     LIQUIDITY ANALYSIS. Hovde reviewed the liquidity of MAF common stock. Hovde noted that from January 1, 2001, through July 2, 2001, the median number of shares of MAF common stock traded daily was approximately 44,000 and the average daily dollar volume traded was $1.2 million. Hovde also indicated that the compounded annual growth rate in MAF common stock price for that period, excluding cash dividends was 21.7% per annum. Hovde also reviewed stock analysts' ratings including upgrades and downgrades, research coverage, bid-ask spread and market maker activity associated with MAF common stock.

     Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the merger consideration was fair from a financial point of view to the Mid Town shareholders.


ACCOUNTING TREATMENT


     MAF will account for the merger under the "purchase" method of accounting in accordance with accounting principles generally accepted in the United States. Using the purchase method of accounting, the assets and liabilities of Mid Town will be recorded by MAF at their respective fair values at the time of the completion of the merger. The excess of MAF's purchase price over the net fair value of the assets acquired and liabilities assumed, including identifiable intangible assets, will be recorded as goodwill and assessed annually to determine if any impairment of this goodwill has occurred. Under changes recently adopted by the Financial Accounting Standards Board in Statements of Financial Accounting Standards Nos. 141 and 142, goodwill no longer is amortized through the income statement. Under the purchase method of accounting, prior period financial statements are not restated and the consolidated results of operations of Mid Town for the period after the merger will be included in MAF's consolidated statement of income after the completion of the merger.

TAX CONSEQUENCES OF THE MERGER

     The United States federal income tax consequences set forth below are included for general information purposes only. Because individual circumstances may vary, you should consult your tax advisor to determine the applicability of the rules discussed below to you and the particular tax effects of the merger to you, including federal, state, local and foreign laws.


     The merger will be treated as a taxable sale of Mid Town common stock to MAF by Mid Town shareholders. As a result, you generally will recognize capital gain or loss in an amount equal to the difference between (1) the fair market value, on the date of completion of the merger, of the total amount of shares of MAF common stock and cash received in the merger (plus cash for fractional shares), and (2) your adjusted tax basis in the shares of Mid Town common stock exchanged. Net capital gain recognized by non-corporate taxpayers from the sale of securities held more than twelve months will be treated as a long-term capital gain which is generally taxed at a maximum federal rate of 20%. Limitations apply to the deductibility of capital losses. The shares of MAF common stock received in the merger will have a basis equal to the fair market value of MAF common stock on the date of completion of the merger and a new holding period will begin on the date of completion of the merger.


     Payments made in connection with the merger may be subject to information reporting and "backup withholding" at rates specified in the Internal Revenue Code of 1986, as amended (currently, 30.5%, and reduced to 30% for taxable year
2002), unless you:

     o qualify for certain exempt categories, which includes corporations, financial institutions and certain foreign individuals; or

     o provide a certified taxpayer identification number on Form W-9 and otherwise comply with backup withholding rules.

     Backup withholding is not an additional tax, but an advance payment. Any amount withheld from the payment of the merger consideration may be credited against the United States federal income tax liability of the beneficial owner subject to the withholding and may be refunded to the extent it results in an overpayment of tax. You should consult with your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining this exemption.

REGULATORY APPROVALS


     The merger of MAF and Mid Town and the bank merger between Mid America Bank and Mid Town Bank & Trust are both subject to prior approval of the Office of Thrift Supervision, commonly known as the OTS. MAF's application for OTS approval will be evaluated based on, among other things, the financial and managerial resources and the future prospects of MAF and Mid America Bank, the risks to the federal deposit insurance funds and the convenience and needs of relevant communities. Also, the Director of the OTS will not approve any proposed acquisition (1) which would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or an attempt to monopolize the savings and loan business in any part of the United States, or
(2) the effect of which, in any section of the country, may be substantially to lessen competition, or tend to create a monopoly, or which in any other manner would be in restraint of trade, unless it finds the anti-competitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the acquisition in meeting the convenience and needs of the communities to be served. The OTS can deny an application if it concludes that the combined organization would have an inadequate capital position. The OTS also must review the records of the bank subsidiaries of MAF under the Community Reinvestment Act of 1977, as amended, commonly known as the CRA. The CRA requires that the OTS analyze, and take into account when evaluating an application, each bank's record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation.


     The merger may not be consummated until up to 30 days after OTS approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the OTS' approval, unless a court specifically orders otherwise. Publication of notice of the merger application is required and public comment on the application is permitted. The OTS is authorized to permit interested parties to intervene in the proceedings.


     The OTS must act on the application within the 60-day period after the date a complete application is submitted to the OTS. The OTS can extend the review period for an additional 30 calendar days if the OTS determines that additional time is required to analyze the proposed transaction.

     MAF filed its application with the Central Regional Director of the OTS under delegated authority on August 10, 2001, and responded to the OTS' request for supplemental information on September 26, 2001. There can be no assurance that the OTS will approve the merger nor do we know when MAF will obtain a decision on the application. MAF currently expects the OTS to continue processing the application under delegated authority and to render its decision by early December 2001.


     MAF filed with the Illinois Office of Banks and Real Estate a notice regarding the proposed transactions, which included a copy of the OTS application.


     The merger and the bank merger cannot proceed without obtaining all requisite regulatory approvals. See "Description of the Merger Agreement -- Conditions to Completion of the Merger," "Description of the Merger Agreement -- Termination," and "Description of the Merger Agreement -- Amendment and Waiver." MAF and Mid Town have agreed to take all reasonable actions necessary to obtain approvals and comply with the requirements of the applicable regulatory authorities. However, the obligation of MAF or Mid Town to take reasonable actions is not to be construed as including an obligation to accept any terms or conditions that would be unusual in approvals of similar transactions granted by the OTS or objectionable to MAF if it in good faith determines that the terms or conditions would materially adversely affect the benefits of the merger to MAF. There can be no assurance that any regulatory approvals will not contain a term or condition that causes the approvals to fail to satisfy the conditions described above.

     MAF and Mid Town are not aware of any other governmental approvals or actions that are required for consummation of the merger except as described above. If any other approval or action is required, both parties contemplate seeking approval or action. There can be no assurance that any approval or action, if needed, could be obtained and, if the approvals or actions are obtained, there can be no assurance as to the timing thereof.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


     As of October 3, 2001, directors and officers of Mid Town beneficially owned, in the aggregate, 199,077 shares of Mid Town common stock, representing approximately 62% of the outstanding shares of Mid Town common stock.

     None of MAF or its directors, officers or affiliates holds any shares of Mid Town common stock.


     Some members of Mid Town management and Board of Directors have interests in the merger that are in addition to their interests as Mid Town shareholders generally. As described below, these individuals have entered into agreements that will, effective upon the completion of the merger, provide for certain severance benefits and deferred compensation benefits. Also, each of the directors of Mid Town entered into an agreement with MAF not to compete with MAF for a period of one year after completion of the merger.


     DEFERRED COMPENSATION AND SEVERANCE AND EMPLOYMENT AGREEMENTS. Mr. Zemans, President and CEO of Mid Town Bank & Trust, first entered into a deferred compensation agreement with Mid Town Bank & Trust in 1984 that provides for monthly crediting of a portion of his compensation into an unfunded account and earnings on the credited amounts. Mr. Zemans is entitled to receive a lump sum payment of the amount credited to his account after termination of employment. In connection with the merger, the deferred compensation agreement was amended to specify the lump sum payment amount as $1,229,988 plus monthly contributions and earnings from May 31, 2001 and to specify that the lump sum payment would be made immediately before the effective time of the merger.

     Each of Mr. Zemans and Miles Berger, Chairman of the Board of Mid Town Bank & Trust, have entered into severance agreements with Mid Town that provide, among other things, that Mid Town Bank & Trust will pay to each of Mr. Zemans and Mr. Berger a lump sum payment equal to three times his annual compensation if his employment is terminated without "good cause" at or within 24 months after a "change of ownership." In connection with the merger, each of Mr. Zemans' and Mr. Berger's employment will be terminated and the severance agreements have been amended in connection with the merger to specify that Mr. Zemans' will be entitled to receive $1,684,857 under his severance agreement and Mr. Berger will be entitled to receive $392,130 under his severance agreement. These payments will be reduced to the extent necessary to not constitute an "excess parachute payment" for purposes of Section 280G of the Internal Revenue Code of 1986, as amended. The severance agreements also entitle Mr. Zemans and Mr. Berger to receive health care coverage for a maximum duration of 24 months from the date of termination of employment, subject to their payment of certain costs associated with this coverage. In connection with the merger, special severance and accelerated deferred compensation totaling approximately $340,000 will be paid to other officers. In addition, MAF agreed to certain amendments to Mid Town's employee severance plan. In general, eligible employees of Mid Town will be entitled to receive a lump sum severance payment based on their salary and length of service if their employment is terminated without cause at any time within the one-year period following the merger. The minimum amount of severance under the plan is two weeks pay.

     LEASE. Mid Town Bank & Trust leases a portion of a commercial and residential building consisting of approximately 30,789 square feet on a triple net lease basis. The term of the lease is set to expire on June 30, 2024. Mid Town Bank & Trust has leased this building since 1971 from a trust, the beneficial ownership of which is held by a limited partnership in which Messrs. Berger, Ronald Berger and Zemans, all of whom are directors of Mid Town and Mid Town Bank & Trust, are limited partners. Messrs. Berger & Berger also are shareholders of the corporate general partner. Mid Town Bank & Trust has made lease payments for this space in the amounts of $530,000 in 2000, $518,500 in 1999 and $498,000 in 1998. After the merger is complete, Mid America Bank will continue to lease this space from the current owners.


     MID AMERICA BANK BOARD OF DIRECTORS. Mr. Zemans will be elected by MAF to serve on the Board of Directors of Mid America Bank, for which he will receive medical benefits comparable to those provided to other directors of MAF, annual fees of approximately $25,400 and an annual stock option grant covering approximately 2,250 shares of MAF common stock.


     CONTINUED INDEMNIFICATION AND D&O INSURANCE. The merger agreement provides that for a period of six years after the closing of the merger, MAF will jointly and severally indemnify and hold harmless the present and former directors, officers, employees or agents of Mid Town or any of its subsidiaries, or trustees of any benefit plan of Mid Town or any of its subsidiaries, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters involving Mid Town and/or any of its subsidiaries existing or occurring at or before the consummation of the merger, including in connection with the transactions contemplated by the merger agreement, to the fullest extent permitted or required by law. Subject to certain conditions, MAF has further agreed to maintain in effect Mid Town's existing policy of officers' and directors' liability insurance or to provide a substitute policy offering at least the same coverage as the current policy for a period of six years following the consummation of the merger.


     MAF has also agreed to honor all rights to exculpation, indemnification, advancement of expenses and similar obligations of Mid Town and each of its subsidiaries contained in their respective organizational documents.


VOTING AGREEMENTS

     Each of Zemans Partners, L.P. (a limited partnership in which Mr. Zemans, a director, President and CEO of Mid Town, is the managing agent of the general partners), SAM Investment Partners, L.P. (a limited partnership in which Miles
L. Berger, a director and Chairman of Mid Town, is the managing general partner), RAM Partners, L.P. (a limited partnership in which Ronald Berger, a director of Mid Town, is a member of the general partner) and Financial Partners, L.P. (a limited partnership in which Lester Rosenberg, a director and Treasurer of Mid Town, is a general partner) have entered into voting agreements with MAF. Under these agreements, the shareholders have each agreed to vote their respective shares of Mid Town common stock:

     o in favor of the merger and the transactions contemplated by the merger agreement;


     o against any transaction not involving MAF which would result in a sale or change of control of Mid Town;


     o against any action or agreement which would result in a material breach of any covenant, representation or warranty or any other obligation of Mid Town under the merger agreement; and

     o against any action or agreement which would impede or interfere with the transactions contemplated by the merger agreement.

     Furthermore, each of the shareholders has also agreed not to sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any shares of Mid Town common stock except in connection with the merger with MAF or certain limited transfers to parties who agree to be bound by the voting agreements as to those shares. The shares subject to the voting agreements represent approximately 56% of the outstanding shares of Mid Town common stock. Each shareholder voting agreement will terminate upon the earlier of the consummation of the merger or termination of the merger agreement in accordance with its terms.


RESTRICTIONS ON RESALE OF MAF COMMON STOCK


     This proxy statement does not cover any resales of the shares of MAF common stock to be received by Mid Town's shareholders upon completion of the merger, and no person may use this proxy statement in connection with any resale.


     All shares of MAF common stock issued to shareholders of Mid Town in connection with the merger will be freely transferable, except that shares received by persons deemed to be "affiliates" of Mid Town under the Securities Act at the time of the Special Meeting may be resold only in transactions permitted by Rule 145 under the Securities Act or otherwise permitted under the Securities Act. Based on the number of shares of MAF common stock anticipated to be received in the merger, it is expected that Rule 145 will not limit the amount of shares that former Mid Town shareholders will be able to sell into the market. Persons who may be deemed affiliates of Mid Town for this purpose generally include directors, executive officers, and the holders of 10% or more of the outstanding shares of Mid Town common stock.

                      DESCRIPTION OF THE MERGER AGREEMENT

     The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.


TIME OF COMPLETION


     The completion of the merger will take place on the tenth business day after the day on which the last of the conditions to closing set forth in the merger agreement have been fulfilled or waived or at another time that both parties mutually agree upon. The completion of the merger sometimes is referred to in this proxy statement as the closing date. The time at which the merger becomes effective is sometimes referred to in this proxy statement as the "effective time."


CONSIDERATION TO BE RECEIVED IN THE MERGER


     Each share of Mid Town common stock outstanding immediately before the effective time will, at the effective time, be converted into the right to receive (1) $172.22, plus (2) the number of shares of fully paid and nonassessable shares of MAF common stock equal to $43.05 divided by the average per share closing price on the Nasdaq National Market for the twenty consecutive trading days ending five trading days before, but not including, the closing date as reported in the Wall Street Journal, Midwest Edition. If MAF or Mid Town, before the effective time, changes the number of shares of its common stock issued and outstanding through a stock split, stock combination, stock dividend or other distribution, the cash and stock consideration will be appropriately adjusted to reflect the split, combination dividend or distribution. The determination of the number of shares of MAF common stock to be issued in accordance with (2) above is subject to possible adjustment as described in the following paragraph.

     If the average price of MAF common stock during the 20-day pricing period before closing of the merger is less than $25.00 per share, it will be considered to be $25.00 for purposes of determining the number of shares of MAF common stock to be issued to each shareholder. If the average price of MAF common stock during this 20-day pricing period is greater than $31.00 per share, the price will be considered to be $31.00 for purposes of determining the number of shares of MAF common stock to be issued to each shareholder. However, if the actual average price of MAF common stock during the 20-day pricing period is less than $21.00 per share, the Board of Directors of Mid Town can elect to terminate the transaction at any time before the end of the second business day after the 20-day pricing period has ended. MAF has the right, but not the obligation, to prevent this termination if, within two business days of receiving notice of Mid Town's desire to terminate the transaction, MAF agrees to provide cash or shares of MAF stock that in the aggregate, have the value that would have resulted if the price of the MAF common stock during the 20-day pricing period was $21.00 per share.


     Instead of issuing a fractional share of MAF common stock in connection with payment of the stock consideration, cash will be paid in an amount determined by multiplying the fractional share by the closing sales price of MAF common stock quoted on the Nasdaq National Market five trading days before the closing date.

     The following table illustrates the per share value of cash and stock consideration that Mid Town shareholders will receive in the merger based on a range of MAF stock prices.


                                                    PER MID TOWN SHARE
                           ------------------------------------------------------------------------
     MAF BANCORP             STOCK                                  VALUE OF         TOTAL VALUE OF
       AVERAGE             EXCHANGE             VALUE OF              CASH               MERGER
     STOCK PRICE             RATIO             MAF STOCK(1)       CONSIDERATION       CONSIDERATION
     -----------           --------            ------------       -------------       -------------
        $35.00              1.38871              $48.60              $172.22             $220.82
         34.00              1.38871               47.22               172.22              219.44
         33.00              1.38871               45.83               172.22              218.05
         32.00              1.38871               44.44               172.22              216.66
         31.00              1.38871               43.05               172.22              215.27
         30.00              1.43500               43.05               172.22              215.27
         29.00              1.48448               43.05               172.22              215.27
         28.00              1.53750               43.05               172.22              215.27
         27.00              1.59444               43.05               172.22              215.27
         26.00              1.65577               43.05               172.22              215.27
         25.00              1.72200               43.05               172.22              215.27
         24.00              1.72200               41.33               172.22              213.55
         23.00              1.72200               39.61               172.22              211.83
         22.00              1.72200               37.88               172.22              210.10
         21.00(2)           1.72200               36.16               172.22              208.38

------------------
(1) Assumes the closing price of MAF common stock on the date of the merger is the same as the average price during the pricing period. You will not be entitled to receive additional cash or shares in the merger if the price of MAF common stock on the closing date of the merger is less than the average price during the pricing period.
(2) If the MAF average stock price is less than $21.00 per share, the Mid Town Board of Directors may elect to terminate the agreement. If this happens, MAF could elect to prevent Mid Town from terminating by increasing the stock exchange ratio or increasing the cash consideration so that the total value equals $208.38, the same as the value resulting from an average price of $21.00 per share.

EXCHANGE OF CERTIFICATES

     MAF has engaged Computershare Investor Services LLP to act as its exchange agent to handle the exchange of Mid Town common stock for the merger consideration and the payment of cash for any fractional share interest. Within three days of the effective time, the exchange agent will send to each Mid Town shareholder a letter of transmittal for use in the exchange with instructions explaining how to surrender Mid Town common stock certificates to the exchange agent. Mid Town shareholders that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal will receive the merger consideration. Mid Town shareholders that do not exchange their Mid Town common stock will not be entitled to receive any dividends or other distributions by MAF until their certificates are surrendered. After surrender of the certificates representing Mid Town shares, any unpaid dividends or distributions with respect to the MAF common stock represented by the certificates will be paid. MAF will use its reasonable best efforts to have the exchange agent provide those shareholders who are entitled to receive at least $1,000,000 in aggregate merger consideration with the necessary documentation before the closing of the merger so that they may receive their payment immediately after the closing.

CONDUCT OF BUSINESS PENDING THE MERGER AND CERTAIN COVENANTS


     Under the merger agreement, Mid Town has agreed to certain restrictions on its activities until the merger is completed or terminated. In general, Mid Town and its subsidiaries are required to conduct their business in the ordinary course of business, consistent with past practice and to use reasonable efforts to preserve intact their business organizations and material licenses and approvals with governmental authorities necessary for conduct of their business.

     The following is a summary of the more significant restrictions imposed upon Mid Town, subject to the exceptions set forth in the merger agreement:


     o    issuing, selling, purchasing or redeeming its securities;

     o paying any dividends other than quarterly dividends of $1.80 per share, including a proportionate dividend for any partial quarter before the effective time, subject to certain limitations;

     o    amending its articles of incorporation or by-laws;

     o increasing employee compensation or benefits, other than in the ordinary course of business, or entering into certain employment agreements;

     o committing to the sale, purchase or acquisition of derivative or synthetic mortgage products or entering into an interest rate swap;

     o acquiring any business entity or substantially all of the assets of a business entity;

     o entering into a contract to buy, sell or exchange tangible assets or readily marketable investment securities, in each case in excess of $50,000 in aggregate value;

     o    making any capital expenditure in excess of $50,000;

     o incurring or discharging any liens, mortgages, pledges or security interests, or settling any claims, in each case in excess of $50,000;

     o    filing any applications to relocate operations;

     o making or becoming party to a contract or commitment in excess of $50,000, other than in the ordinary course of business;

     o making any loan other than in the ordinary course of business consistent with past practice;

     o entering into contracts in excess of $50,000 for the purchase of supplies and equipment that cannot be terminated without cause with less than 90 days notice;

     o entering into or amending any contract with an officer or director on terms less favorable than could be obtained from an unrelated third party;

     o    changing in any material respect any banking and investment policies;

     o intentionally defaulting on an agreement which could have a material adverse effect on the business taken as a whole; and

     o amending or extending any lease or sublease with respect to real property.


     MAF has agreed to file all applications to obtain the necessary regulatory approvals for the transactions contemplated by the merger agreement. Mid Town has agreed to cooperate with MAF in connection with obtaining the regulatory approvals. Both parties agree:

     o to use all reasonable efforts and to cooperate in the preparation and filing of all applications and documents required to obtain regulatory approval and/or consents from governmental authorities for the merger and the merger agreement;


     o to use reasonable best efforts to cause to be done all things necessary, proper or advisable to consummate and make the merger effective as soon as possible;

     o that neither will knowingly take any action to materially or adversely affect their ability to perform the obligations under the merger agreement or which would result in the failure to make the merger effective as promptly as possible;

     o to use all reasonable efforts and cooperate to obtain any consents or waivers from third parties to prevent any breach or default under any agreement Mid Town or its subsidiaries are a party to because of the consummation of the merger; and


     o to provide the other party with reasonable access to information under the condition that the information be kept confidential.


     Mid Town has agreed that it will not encourage any third-party proposals to acquire Mid Town and will not participate in negotiations regarding a proposal to acquire Mid Town. However, Mid Town may provide information and negotiate with a third party if the Mid Town Board of Directors determines that failure to do so would be inconsistent with their fiduciary duties. Mid Town is required under the agreement to provide MAF notice of any proposal to acquire Mid Town.

     The merger agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See "Description of the Merger -- Employee Benefit Matters" and "Description of the Merger -- Interests of Certain Persons in the Merger."

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties made by Mid Town and MAF. These include, among other things, representations relating to:


     o    valid corporate organization and existence;


     o corporate power and authority to enter into the merger and the merger agreement;


     o    capitalization;

     o    ownership of subsidiaries;

     o    financial statements;

     o    absence of material adverse changes;

     o    government approvals required in connection with the merger;

     o    compliance with material contracts;

     o    absence of investigations and litigation;

     o    compliance with laws;

     o    governmental registrations, licenses or permits;

     o    governmental reports; and

     o absence of any breach of organizational documents, law or other agreements as a result of the merger.


     MAF also represents and warrants to Mid Town in the merger agreement regarding its compliance with SEC filing requirements.

     Mid Town makes additional representations and warranties to MAF in the merger agreement relating to, among other things:


     o    title to real and personal property;

     o    tax matters;

     o    insurance matters;

     o    accuracy of shareholder communications;

     o    investment banker/finder fees;

     o    dividends;

     o    employee benefits and employees;

     o    environmental matters;

     o    company facilities;

     o    information regarding loans;

     o    information regarding investment securities;

     o    fairness opinion;

     o    information regarding intellectual property;

     o    reserve for possible loan and lease losses; and

     o    affiliate transactions.

CONDITIONS TO COMPLETION OF THE MERGER

     Mutual Closing Conditions. The obligations of the parties to the merger to complete the merger are subject to the following conditions:

     o    approval of the merger by Mid Town shareholders;

     o    receipt of all necessary regulatory approvals;

     o no injunctions or laws having the effect of making illegal or prohibiting the merger or the bank merger;

     o the registration statement has been declared effective by the SEC and continues to be effective as of the effective time;

     o MAF's common stock, when issued as merger consideration, shall be included for trading on Nasdaq.

     Additional Closing Conditions for the Benefit of MAF. MAF and Lincoln's obligations are subject to fulfillment of the following conditions:

     o accuracy of representations and warranties of Mid Town in all material respects as of the effective time, and, in some circumstances, the representations and warranties are deemed to be true and correct, unless in each case, the failure to be so true and accurate, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on Mid Town;


     o performance by Mid Town in all material respects of its obligations under the merger agreement;


     o    no adverse material change in Mid Town since July 2, 2001;

     o    receipt of certain certificates and a legal opinion from Mid Town;

     o    receipt of voting agreements and Non-Competition Agreements;

     o    resignation of directors of Mid Town and its subsidiaries;

     o    receipt of necessary consents/waivers; and

     o receipt of comfort letter from Mid Town's accountant regarding financial information in the registration statement.

     Additional Closing Conditions for the Benefit of Mid Town. Mid Town's obligations are subject to fulfillment of the following conditions:

     o accuracy of representations and warranties of MAF and Lincoln as of the effective time and, in some circumstances, the representations and warranties are deemed to be true and correct, unless in each case, the failure to be so true and accurate, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on MAF;


     o performance by MAF and Lincoln in all material respects of their obligations under the merger agreement;

     o    no material adverse change in MAF since July 2, 2001; and

     o receipt of certain certificates and a legal opinion from MAF and Lincoln.


TERMINATION


     The merger agreement may be terminated under any of the following circumstances, as set forth in the merger agreement:


     o    mutual consent of MAF and Mid Town's Boards of Directors;


     o by either MAF or Mid Town if any conditions required of a party have become impossible to satisfy;


     o    by MAF's Board of Directors if:

          o Mid Town has materially breached a representation or warranty or other covenant or agreement which has not been cured;

          o the effective time has not occurred by March 31, 2002 without material fault on the part of MAF;


          o a public announcement regarding a plan or proposal to effect a transaction with a third party has been made and the proposal has not been rejected by Mid Town, or Mid Town has thereafter not recommended to Mid Town shareholders that they approve the merger agreement; or


          o Mid Town delivers a disclosure schedule update that the business of Mid Town and its subsidiaries, taken as a whole, has or is reasonably likely to suffer a material adverse effect that cannot be cured by March 31, 2001, subject to certain conditions.

     o    by Mid Town's Board of Directors if:

          o MAF has materially breached a representation or warranty or other covenant or agreement which has not been cured;

          o the effective time has not occurred by March 31, 2002 without material fault on the part of Mid Town;


          o Mid Town receives and accepts a superior proposal for acquisition by a third party (unless Mid Town does not provide proper notice to MAF of its intention to terminate the merger agreement); or

          o if the average price of MAF common stock over the 20-day period ending five trading days before the closing date of the merger is less than $21.00 and MAF does not modify the stock exchange ratio or provide additional cash consideration so that the value of the consideration is equal to what it would have been if the 20-day average price of the MAF common stock was $21.00 per share.


     o    By MAF's or Mid Town's Board of Directors if:


          o Mid Town's shareholders do not approve the merger agreement or if Mid Town willfully fails to hold the Special Meeting; or


          o if any governmental authority has denied approval for the merger, and the denial is final and nonappealable.


     If the merger agreement is terminated, no party will have any liability to any other party under the merger agreement, except that termination will not relieve a breaching party from liability for willful breach causing the termination. MAF may demand a $3,000,000 termination fee from Mid Town if the merger agreement is terminated under the following circumstances:

     o a public announcement regarding a plan or proposal to effect a transaction with a third party has been made and the proposal has not been rejected by Mid Town or Mid Town has thereafter not recommended to Mid Town shareholders that they approve the merger agreement;

     o the Board of Directors of Mid Town fails to recommend approval of the merger agreement in the proxy statement mailed to Mid Town shareholders;

     o Mid Town's shareholders do not approve the merger agreement (unless Mid Town used reasonable efforts in attempting to obtain shareholder approval) or if Mid Town willfully fails to hold the Special Meeting; or

     o Mid Town receives and accepts a superior proposal for acquisition by a third party (and Mid Town provides proper notice to MAF of its intention to terminate the merger agreement).

     This is the exclusive remedy for MAF under the merger agreement, and MAF is not entitled to any relief from Mid Town if the merger is terminated for other reasons.

WAIVER; AMENDMENT

     Any of the terms of the merger agreement may be waived, amended or modified by a writing signed by Mid Town, MAF and Lincoln. However, once Mid Town shareholder approval has been obtained, no amendment or modification of the merger agreement may be made without further approval of Mid Town shareholders, if required by the ICBA.


MANAGEMENT AND OPERATIONS AFTER THE MERGER

     After the merger, the MAF Board of Directors will remain unchanged. The Mid America Bank Board of Directors will include Mr. Zemans, who will initially be appointed to serve until the next annual meeting in 2002 and, thereafter, be appointed to serve a three-year term. In connection with the merger, Mid Town's Board of Directors will resign.

EMPLOYEE BENEFIT MATTERS


     The merger agreement calls for MAF to assume and continue most of Mid Town's employee benefit plans and arrangements, but MAF reserves the right to amend or terminate these plans and arrangements in accordance with the terms of the plans and arrangements and applicable laws.

EXPENSES


     All expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses, provided that the fees paid to governmental, banking and regulatory authorities will be paid by MAF.


NASDAQ STOCK LISTING

     MAF common stock currently is listed on the Nasdaq National Market under the symbol "MAFB." The shares to be issued to the Mid Town shareholders as merger consideration also will be eligible for trading on the Nasdaq National Market.

                        COMPARISON OF SHAREHOLDER RIGHTS

     At present, the rights of Mid Town shareholders, an Illinois corporation, are governed by Mid Town's certificate of incorporation and by-laws and Illinois law. Upon completion of the merger, the rights of Mid Town shareholders will be governed by the certificate of incorporation and by-laws of MAF, a Delaware corporation, rules and regulations applying to public companies and also by Delaware law because Mid Town shareholders will become MAF shareholders. The following discussion summarizes material differences between the rights of Mid Town and MAF shareholders and is not a complete description of all the differences. This discussion is qualified in its entirety by reference to Illinois and Delaware law and MAF's and Mid Town's certificate/articles of incorporation and by-laws.

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of Mid Town consists of 500,000 shares, par value $2.50 per share. The authorized capital stock of MAF consists of five million shares of preferred stock, par value $.01 per share and eighty million shares of common stock, par value $.01 per share.

PAYMENT OF DIVIDENDS

     Illinois law governs the ability of Mid Town to pay dividends. As an Illinois corporation, no dividends or other distributions may be paid to shareholders if the distribution would have the effect of making the corporation insolvent or if, after payment of the dividend, the net assets of the corporation would be less than zero or the maximum amount payable to shareholders at the time of distribution having preferential rights in the distribution.

     MAF's ability to pay dividends is governed by Delaware law and MAF only may pay dividends out of its surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividends, the capital of the corporation would be less than the capital represented by the outstanding stock of all classes having preference upon the distribution of assets.

ADVANCE NOTICE REQUIREMENTS FOR PRESENTATION OF BUSINESS AND NOMINATIONS OF DIRECTORS AT ANNUAL MEETINGS OF SHAREHOLDERS

     Mid Town's by-laws and Illinois law do not provide any advance notice requirements for shareholder nomination or election of directors at annual meetings.

     MAF's by-laws, which are in accordance with the SEC's proxy rules and regulations, provide that MAF must receive written notice of any shareholder director nomination or proposal for business at an annual meeting of shareholders no later than 60 days before the date of the mailing of the proxy materials. If, however, the date of the meeting has changed more than 30 days from the anniversary date of the prior year annual meeting, the notice must be delivered to MAF no later than 90 days before the meeting.

QUORUM


     The Mid Town by-laws provide that a majority of the outstanding shares of the corporation entitled to vote on a matter, in person or by proxy, constitutes a quorum. The MAF by-laws contain essentially the same provision. MAF's certificate of incorporation contains a provision described below which limits the voting rights of shareholders acquiring more than a specified percentage of MAF's outstanding shares. This provision also would limit the shares of those shareholders to be counted for purposes of determining if a quorum is present at a meeting.


RESTRICTIONS ON VOTING RIGHTS; VOTING AT MEETINGS


     MAF's certificate of incorporation restricts the voting rights of any shareholder that beneficially owns more than 10% of MAF's common stock from voting shares in excess of this amount. Mid Town's articles of incorporation do not contain similar restrictions.


     MAF is a public company and all solicitation of shareholder votes is governed by the SEC's proxy rules and regulations. Each time a vote of MAF shareholders is solicited, a proxy statement must be mailed to all MAF shareholders of record entitled to vote on the proposal not less than ten and not more than sixty days before the meeting.

     As Mid Town is not a public company subject to the SEC's reporting requirements, the mailing of a proxy statement to shareholders for each vote is not required. Mid Town's by-laws do provide that notice be sent of a meeting of shareholders not less than ten and not more than sixty days before the meeting. In the case of a merger, consolidation, share exchange or dissolution or sale, lease or exchange of assets, notice must be sent not less than twenty and not more than sixty days before the meeting.

ELECTION, CLASSIFICATION AND NUMBER OF BOARD OF DIRECTORS

     Mid Town's by-laws fixes the number of directors at six, however, this number may be changed by amending the by-laws. Each director is elected for a one-year term.

     MAF's by-laws state that the number of directors shall be that number designated by the Board of Directors and in the absence of a designation, the number of directors will be twelve. The number of directors currently designated by MAF is eleven. The directors are divided into three classes with one class annually nominated for election for a three-year term at the annual meeting of shareholders. Each year the Board of Directors will elect a chairman of the Board of Directors.

REMOVAL OF DIRECTORS

     Illinois law and Mid Town's by-laws provide that a director may be removed, with or without cause, at a meeting of shareholders, by the affirmative vote of the holders of a majority of outstanding shares entitled to vote. No directors will be removed, however, unless the notice of the meeting states that a purpose of the meeting is to vote on the removal of the director named in the notice.

     Delaware laws provide that unless the certificate of incorporation states otherwise, a corporation with a classified board of directors may remove a director only for cause. MAF's certificate of incorporation states that the directors or the entire Board of Directors may be removed, but only for cause and by the affirmative approval of the holders of at least 80% of the voting powers of all the then-outstanding shares of capital stock of MAF entitled to vote generally on the election of directors, voting together as a single class.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Mid Town's by-laws provide that any vacancies in the Board of Directors may be filled by appointment by the Board of Directors and the appointed directors will serve until the next shareholder meeting when directors are elected.

     MAF's by-laws provide that any vacancies and newly created directorships in the Board of Directors only may be filled by a majority vote of the directors then in office. Any director so chosen will hold office for the term of the class the director has been elected to.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS

     Mid Town's articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote. Mid Town's by-laws may be amended, repealed or made by the directors or the shareholders, except that the Board of Directors may not amend or repeal by-laws adopted by Mid Town shareholders.


     MAF's certificate of incorporation also may be amended by the affirmative vote of a majority of shares entitled to vote. However, certain provisions of MAF's certificate of incorporation only may be amended by the affirmative vote of holders of at least 80% of the voting powers of all the then-outstanding shares of capital stock of MAF entitled to vote generally on the election of directors, voting together as a single class. These include provisions relating to: voting restrictions on 10% or greater shareholders; the prohibition of shareholder action by written consent; the calling of special shareholder meetings; the number and classification of directors; amendment of certain sections of the certificate of incorporation and by-laws; approval of certain business combinations with "interested shareholders" (generally, 10% or greater); and indemnification of officers and directors.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

     MAF's certificate of incorporation prohibits certain business combinations between it and related persons unless the combination receives the affirmative vote of holders of at least 80% of the voting powers of all the then-outstanding shares of capital stock of MAF entitled to vote in the election of directors.


     Mid Town's articles of incorporation do not contain similar restrictions.


LIMITATIONS ON DIRECTORS' LIABILITY

     MAF's certificate of incorporation provides that no director will be personally liable to the corporation or any of its shareholders for monetary damages for any breach of fiduciary duty except as follows:


     (1)  for breach of duty of loyalty to the corporation or the shareholders;

     (2) for acts and omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

     (3) for deriving an improper personal benefit from a transaction with the corporation; or

     (4) under Section 174 of the Delaware General Corporation Law, which created liability for unlawful payment of dividends and unlawful stock purchases or redemptions.

     Mid Town's articles of incorporation do not contain similar provisions.


INDEMNIFICATION

     Under Illinois and Delaware law, a corporation may indemnify its directors, officers, employees and certain other individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings arising because of the person's relationship to the corporation. The indemnification generally will cover expenses regardless of whether it is a civil, criminal, administrative or investigative proceeding if the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies in an action or suit by or in the right of the corporation, but only extends to expenses, including attorneys' fees, incurred in defense of the proceeding. In these cases, court approval is required before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. To the extent a person otherwise eligible for indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding described above, indemnification for expenses, including attorneys' fees, actually and reasonably incurred is required under both Delaware and Illinois law.

     Mid Town's articles of incorporation contain no provisions for indemnification. Mid Town's by-laws generally do provide for the same indemnification as Illinois law. If Mid Town pays an indemnity or an advance, the Board of Directors is required to report it in writing to the shareholders with or before notice of the annual meeting.

     MAF's certificate of incorporation generally provides for the same indemnification as Delaware law, including the advancement of expenses to the extent permitted by law. MAF's certificate of incorporation also provides for the continuation of indemnification after the termination of the indemnified person's association with MAF.

MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

     Under Illinois law, unless a corporation's articles of incorporation provide otherwise, approval by two-thirds of the voting power of the corporation is required for mergers, acquisitions and other transactions. Mid Town's articles of incorporation state that only majority approval is required in these instances.

     Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, approval of mergers, consolidations and dispositions of all or substantially all of a corporation's assets requires approval of a majority of the voting power of the corporation. MAF's certificate of incorporation does not specify a different percentage, except as discussed above regarding business combinations with certain persons. See "Business combinations with certain persons."


ACTION BY SHAREHOLDERS WITHOUT A MEETING


     Under Delaware and Illinois law, unless the certificate/articles of incorporation provide otherwise, shareholders may act by written consent if the consent is signed by shareholders who collectively own the number of shares that would have been required to take action at an actual shareholder meeting. Mid Town's by-laws provide that shareholders may act upon written consent if the consent is signed (i) by holders of outstanding votes having no less than the minimum number of votes necessary to authorize the action at a meeting, if five days' notice before the proposed action is given to all shareholders entitled to vote on the matter, or (ii) by all shareholders entitled to vote on the proposal. MAF's certificate of incorporation provides that no action by written consent is permitted by shareholders. All action required or permitted to be taken by shareholders must be effected at a duly called annual or special meeting of MAF shareholders.


SPECIAL MEETINGS OF SHAREHOLDERS


     Illinois law provides that special meetings may be called by the president, by the Board of Directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, or by any other persons as the articles of incorporation or by-laws may provide. Mid Town's by-laws provide that the chief executive officer, the Board of Directors and the holders of one-fifth more of the outstanding shares entitled to vote on the matter may call a special meeting.


     Delaware law provides that the Board of Directors or those authorized by the certificate of incorporation may call a special meeting of the corporation's shareholders. MAF's by-laws state that special meetings only may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors of MAF.

PREEMPTIVE RIGHTS

     Under Delaware and Illinois law, preemptive rights will not be available unless a corporation's certificate of incorporation specifically provides for these rights. Both MAF and Mid Town's certificates of incorporation do not provide for preemptive rights.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

     Under Illinois law, the rights of dissenting shareholders to obtain the fair value for their shares may be available in connection with a merger or consolidation in certain situations. Dissenters' rights are available to Mid Town shareholders in connection with the merger because the merger requires shareholder approval. For a description of dissenters' rights, see "Special Meeting of Mid Town Shareholders -- Dissenters' Rights."

     Under Delaware law, shareholders are entitled to appraisal of the fair value of their shares in a corporation that are subject to a merger or consolidation involving the corporation only under certain circumstances. Generally under Delaware law, shareholders in a corporation that has shares which are either listed on a national securities exchange or are widely held (held by more than 2,000 shareholders), like MAF, are not entitled to appraisal rights in connection with a merger, consolidation or other transaction where, in exchange for their shares in the corporation, the shareholders receive only shares of the surviving corporation, shares of a listed or widely held corporation, and/or cash in lieu of fractional shares. Holders of MAF common stock would be entitled to appraisal rights under Delaware law in a merger, consolidation or other transaction where their shares of MAF common stock would be exchanged, in whole or in part, for cash.

                                BUSINESS OF MAF


     Financial and other information relating to MAF, including information relating to MAF's current directors and executive officers, are set forth in MAF's 2000 Annual Report on Form 10-K, MAF's Proxy Statement for the 2001 Annual Meeting of Shareholders filed with the SEC on March 23, 2001, MAF's 2000 and 2001 Quarterly Reports on Form 10-Q and MAF's Current Reports on Form 8-K filed during 2001, which are incorporated by reference to this proxy statement and copies of which may be obtained from MAF as indicated under "Where You Can Find More Information" on page 45. See "Incorporation of Certain Information by Reference" on page 46.

     MAF, a Delaware corporation, is a registered unitary savings and loan holding company primarily engaged in the retail banking business through its wholly-owned subsidiary, Mid America Bank and, to a lesser extent, in the residential real estate development business. As of June 30, 2001, MAF had consolidated total assets of $5.2 billion, deposits of $3.1 billion and stockholders' equity of $394.9 million.

     Mid America Bank is a consumer-oriented financial institution offering various financial services to its customers through 27 retail banking offices. The market area of Mid America Bank generally is the City of Chicago and the western suburbs of Chicago, including DuPage County, which has the second highest per capita income in Illinois. Mid America Bank principally is engaged in the business of attracting deposits from the general public and using these deposits, along with other borrowings, to make loans secured by real estate, primarily one- to four-family residential mortgage loans. Mid America Bank also makes multi-family mortgage, residential construction, land acquisition and development and a variety of consumer loans and also has a small portfolio of commercial real estate. Through two wholly-owned subsidiaries, MAF Developments, Inc. and NW Financial, Inc., MAF and Mid America Bank also are engaged in real estate development activities, primarily residential development. Also, Mid America Bank operates an insurance agency, Mid America Insurance Agency, Inc., which provides general insurance services, a title agency, Centre Point Title Services, Inc., which provides general title services for the Bank's loan customers, and Mid America Investment Services, Inc., which offers investment services and securities brokerage primarily to Mid America Bank customers through its affiliation with INVEST, a registered broker-dealer.


                        DESCRIPTION OF MAF CAPITAL STOCK

     MAF is incorporated under the laws of the State of Delaware.


     The authorized stock of MAF is divided into two classes, preferred stock, par value $.01 per share, of which MAF is authorized to issue 5,000,000 shares, and common stock, par value $.01 per share, of which MAF is authorized to issue 80,000,000 shares. As of September 28, 2001, there were 22,520,539 shares of MAF common stock issued and outstanding.

     Preferred Stock. MAF is authorized to issue shares of preferred stock from time to time in one or more series. Preferred stock may have the designations, powers, preferences and relative participating, optional or other rights and qualifications, limitations or restrictions as may be provided for the issue of the series by resolution adopted by MAF's Board of Directors. The preferred stock may have priority over MAF common stock regarding dividends and distribution of MAF's assets upon any liquidation, dissolution or winding up of MAF. The preferred stock may be redeemable for cash, property or rights of MAF, may be convertible into shares of MAF common stock, and may have voting rights entitling the holder to not more than one vote per share. No shares of preferred stock currently are outstanding.


     Common Stock. Holders of MAF common stock are entitled to dividends out of funds legally available for the purpose when, as and if declared by MAF's Board of Directors. The dividend rights of MAF common stock are subject to the rights of MAF preferred stock which may be issued. Each holder of MAF common stock is entitled to one vote for each share held. MAF common stock has no preemptive rights, cumulative voting rights, conversion rights or redemption provisions. Holders of MAF common stock who beneficially own in excess of 10% of the outstanding shares of MAF common stock, or the limit, are not entitled to vote with respect to the shares held in excess of the limit.

     In the case of any liquidation, dissolution or winding up of the affairs of MAF, holders of MAF common stock will be entitled to receive, pro rata, any assets distributable to common shareholders in respect to the number of shares held by them. The liquidation rights of MAF common stock are subject to the rights of holders of MAF preferred stock which may be issued.

     All outstanding shares of MAF common stock are, and shares to be issued pursuant to the merger agreement will be when issued, fully paid and nonassessable.


                              BUSINESS OF MID TOWN


     Mid Town, an Illinois corporation, is a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended. As of June 30, 2001, Mid Town had consolidated total assets of $330.9 million, deposits of $289.2 million and shareholders' equity of $32.2 million. Mid Town owns 100% of the capital stock of each of Mid Town Bank & Trust, Mid Town Development Corporation and Equitable Finance Corporation.


     Mid Town Bank & Trust, organized in 1974, offers a wide array of banking services and products to the commercial and retail sectors, focusing mainly on real estate lending. Mid Town Bank & Trust serves the Chicago metropolitan area through four banking locations in the Lakeview, Lincoln Park and Bucktown neighborhoods. It also operates seventeen automatic teller machines and provides 24-hour online banking access. As of June 30, 2001, Mid Town Bank & Trust had total assets of approximately $326 million, consisting of approximately $213 million of loans (95% of which were secured by real estate) and $113 million of cash, securities being held to maturity or available for sale, securities purchased under agreements to resell, federal funds sold, premises and fixed assets and other assets.

     Mid Town Development Corporation had assets of approximately $2.5 million at June 30, 2001 and is engaged in real estate development. Equitable Finance Corporation had assets of approximately $1.6 million at June 30, 2001 and is engaged in consumer finance services.

     The principal offices of Mid Town and each of its subsidiaries are located at 2021 North Clark Street, Chicago, Illinois, 60614. Mid Town Bank & Trust employs 101 individuals of which 17 work part time. The employees are not represented by a collective bargaining unit. Mid Town Bank & Trust believes its relationship with its employees is good.

                                 LEGAL MATTERS

     Certain federal income tax consequences of the proposed merger and the validity of the authorization and issuance of the MAF common stock to be issued in the proposed merger will be passed upon by Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601.

                                    EXPERTS


     The consolidated financial statements of MAF as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference in this proxy statement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this proxy statement, and upon the authority of said firm as experts in accounting and auditing.

     The historical financial statements of Mid Town as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 included in Annex F to this proxy statement have been audited by Crowe, Chizek and Company LLP as set forth in their report thereon. These financial statements are included in Annex F to this proxy statement in reliance on the report given on its authority as an expert in accounting and auditing.

                             SHAREHOLDER PROPOSALS


     After the merger is completed, the next annual meeting of MAF's shareholders will be held in 2002. To be eligible for inclusion in MAF's proxy materials for that annual meeting, any shareholder proposal must be received at MAF's principal office at 55th Street & Holmes Avenue, Clarendon Hills, Illinois 60514, no later than November 23, 2001.


     All shareholder proposals submitted for inclusion in MAF's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and, as with any shareholder proposal, MAF's certificate of incorporation and bylaws and Delaware law.


     If the merger occurs, Mid Town will not have another annual meeting of shareholders. If the merger does not occur, Mid Town's next meeting of shareholders will be held in 2002. To be eligible for inclusion in Mid Town's proxy materials for that annual meeting, there is no requirement that shareholder proposals must be made before the meeting.


                      WHERE YOU CAN FIND MORE INFORMATION


     MAF files annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by MAF with the SEC can be inspected and copied at the Public Reference Room of the SEC located at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these materials also can be obtained from the web site maintained by the SEC at www.sec.gov. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information.

     MAF filed with the SEC a registration statement on Form S-4 under the Securities Act, as amended, to register the shares of MAF common stock to be issued to Mid Town shareholders in the merger. This proxy statement is a part of that registration statement and constitutes a prospectus of MAF in addition to being a proxy statement of Mid Town for its Special Meeting. As permitted by the SEC rules, this proxy statement does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The SEC allows MAF to incorporate by reference information into this proxy statement. This means that MAF can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that MAF has filed previously with the SEC:


     o    MAF's Annual Report on Form 10-K for the year ended December 31, 2000;

     o MAF's Quarterly Report on Form 10-Q for the three months ended March 31, 2001;

     o MAF's Quarterly Report on Form 10-Q for the three months ended June 30, 2001;

     o Proxy Statement in connection with MAF's Annual Meeting of Shareholders, filed on March 23, 2001;

     o    MAF's Current Report on Form 8-K dated July 5, 2001;


     o    MAF's Current Report on Form 8-K dated July 19, 2001;

     o    MAF's Current Report on Form 8-K dated July 23, 2001; and

     o    MAF's Current Report on Form 8-K dated September 17, 2001.

     All documents filed by MAF with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act and after the date of this proxy statement and before the Special Meeting shall be deemed to be incorporated by reference into this proxy statement from the date of filing of the documents.

     Any statement contained in a document incorporated by reference in this proxy statement shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement, or in any other document filed later which is also incorporated in this proxy statement by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this proxy statement except as so modified or superseded. The information relating to MAF contained in this proxy statement should be read together with the information in the documents incorporated in this proxy statement by reference.

     Documents incorporated by reference are available from MAF without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Mid Town shareholders may obtain documents incorporated by reference by MAF in this proxy statement by requesting them in writing from Patricia Llanes, MAF Bancorp, Inc., 55th Street & Holmes Avenue, Clarendon Hills, Illinois 60514, (630) 986-7535. IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY OCTOBER 22, 2001, TO RECEIVE THEM BEFORE THE SPECIAL MEETING.


     All information concerning MAF and its subsidiaries has been furnished by MAF, and all information concerning Mid Town has been furnished by Mid Town.

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                               MAF BANCORP, INC.,
                             a Delaware corporation,

                           LINCOLN ACQUISITION CORP.,
                            an Illinois corporation,

                                       and

                             MID TOWN BANCORP, INC.,
                            an Illinois corporation,

                                  July 2, 2001

                                TABLE OF CONTENTS

                                                                        PAGE NO.

ARTICLE I         MERGER; CLOSING; EFFECTIVE TIME............................A-5
         1.1      The Merger.................................................A-5
         1.2      Closing and Effective Time.................................A-6
         1.3      Articles of Incorporation of Surviving Corporation.........A-6
         1.4      By-Laws of Surviving Corporation...........................A-6
         1.5      Directors and Officers of Surviving Corporation............A-6

ARTICLE II        CONVERSION OF SHARES IN THE MERGER.........................A-6
         2.1      Conversion of Shares upon the Merger.......................A-6
         2.2      Surrender of Certificates and Payment of Merger
                  Consideration..............................................A-8
         2.3      Fractional Shares..........................................A-9
         2.4      List of Company Shareholders...............................A-9
         2.5      Dissenting Shares..........................................A-9
         2.6      Share Issuance.............................................A-9
         2.7      Escheat....................................................A-9
         2.8      Special Procedures........................................A-10

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PURCHASER AND
                  MERGER SUB................................................A-10
         3.1      Organization..............................................A-10
         3.2      Requisite Authority.......................................A-11
         3.3      Conflicts.................................................A-11
         3.4      Capitalization............................................A-11
         3.5      Purchaser Financial Statements; Material Changes..........A-12
         3.6      Purchaser Subsidiaries....................................A-12
         3.7      Purchaser SEC Filings.....................................A-12
         3.8      Purchaser Reports.........................................A-12
         3.9      Compliance With Laws......................................A-13
         3.10     Litigation................................................A-13
         3.11     Defaults..................................................A-13
         3.12     Absence of Material Adverse Change........................A-13
         3.13     Undisclosed Liabilities...................................A-13
         3.14     Licenses..................................................A-14
         3.15     Government Approvals......................................A-14
         3.16     Accuracy of All Representations...........................A-14

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF COMPANY.................A-14
         4.1      Organization..............................................A-14
         4.2      Proper Authorization......................................A-14
         4.3      Capital Stock.............................................A-15
         4.4      Subsidiaries..............................................A-15
         4.5      Financial Statements......................................A-16
         4.6      Taxes.....................................................A-16
         4.7      Material Contracts........................................A-17
         4.8      Real and Personal Property................................A-17
         4.9      Material Adverse Change...................................A-18
         4.10     Investigations and Litigation.............................A-18
         4.11     Accuracy of Minute Books..................................A-18
         4.12     [INTENTIONALLY LEFT BLANK]................................A-19
         4.13     Insurance.................................................A-19
         4.14     Licenses..................................................A-19
         4.15     Compliance with Law.......................................A-19
         4.16     Accuracy of Shareholder Communications....................A-19
         4.17     Investment Banker/Finder Fee..............................A-19
         4.18     Dividends.................................................A-19
         4.19     Employee Benefits.........................................A-20

         4.20     Employees.................................................A-21
         4.21     Environmental Matters.....................................A-21
         4.22     Company Facilities........................................A-22
         4.23     Loans.....................................................A-22
         4.24     Investment Securities.....................................A-23
         4.25     Intellectual Properties...................................A-23
         4.26     Governmental Reports......................................A-24
         4.27     Reserve for Possible Loan and Lease Losses................A-24
         4.28     Affiliate Transactions....................................A-24
         4.29     Government Approvals......................................A-24
         4.30     Fairness Opinion..........................................A-24
         4.31     Affiliate Letters.........................................A-24
         4.32     Accuracy of Representations...............................A-24

ARTICLE V         ADDITIONAL COVENANTS AND AGREEMENTS.......................A-24
         5.1      Conduct of Business by the Company........................A-24
         5.2      Filings, Approvals and Other Actions......................A-27
         5.3      Acquisition Transactions..................................A-28
         5.4      Notification of Certain Matters...........................A-29
         5.5      Purchaser Access to Information; Confidentiality..........A-29
         5.6      Company Access to Information.............................A-30
         5.7      Registration Statements; Shareholder Approval; and
                  Related Matters...........................................A-31
         5.8      Employee Benefits.........................................A-31
         5.9      D&O Indemnification.......................................A-32
         5.10     Further Assurances; Form of Transaction...................A-34
         5.11     Environmental Matters.....................................A-34

ARTICLE VI        CONDITIONS................................................A-35
         6.1      Conditions to Obligations of Each Party...................A-36
         6.2      Additional Conditions to Obligations of Purchaser and
                  Merger Sub................................................A-36
         6.3      Additional Conditions to Obligations of Company...........A-37

ARTICLE VII       TERMINATION OF AGREEMENT..................................A-38
         7.1      Termination...............................................A-38
         7.2      Effect of Termination.....................................A-40

ARTICLE VIII      GENERAL PROVISIONS........................................A-40
         8.1      Expenses..................................................A-40
         8.2      Publicity.................................................A-41
         8.3      Assignment................................................A-41
         8.4      Governing Law.............................................A-41
         8.5      Counterparts..............................................A-41
         8.6      Amendment.................................................A-41
         8.7      Non-Survival..............................................A-41
         8.8      Notice....................................................A-41
         8.9      Performance...............................................A-42
         8.10     Entire Agreement; Construction............................A-42

                                    EXHIBITS
                                    --------

Exhibit A         Form of Shareholder Voting Agreement*
Exhibit B         Form of Non-Competition Agreement*
Exhibit C         Form of Bank Merger Agreement*
Exhibit D         Form of Articles of Merger*
Exhibit E         Form of Altheimer & Gray Legal Opinion*
Exhibit F         Form of Vedder, Price, Kaufman & Kammholz Legal Opinion*
Exhibit G         Form of Affiliate Letter*
Exhibit H         Form of Press Release*
Exhibit I         Form of Access Agreement*

*  intentionally omitted

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 2nd day of July, 2001, by and among MAF Bancorp, Inc., a Delaware corporation ("Purchaser"), Lincoln Acquisition Corp., an Illinois corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"), and Mid Town Bancorp, Inc., an Illinois corporation ("Company"). Company together with Merger Sub are sometimes referred to as the "Constituent Corporations."

                              W I T N E S S E T H:

     WHEREAS, the parties desire that Merger Sub be merged with and into Company (the "Merger"), as a result of which the Company will be the surviving corporate entity, with the Merger to be upon the terms and subject to the conditions set forth herein.

     WHEREAS, the Board of Directors of Company deems the Merger advisable and in the best interests of Company and its shareholders and has adopted a resolution approving this Agreement and directing that this Agreement be submitted for the consideration of Company's shareholders.

     WHEREAS, immediately following the Merger, Purchaser intends to cause the Surviving Corporation (as defined herein) to be dissolved and liquidated into Purchaser.

     WHEREAS, the respective Boards of Directors of Purchaser and Merger Sub have adopted resolutions approving this Agreement, and Purchaser, as the sole shareholder of Merger Sub, has approved and adopted this Agreement and the transactions contemplated hereby.

     WHEREAS, as an inducement for Purchaser to enter into this Agreement, certain shareholders of Company identified on Schedule A hereto have agreed to enter into the Shareholder Voting Agreement and Non-Competition Agreements in the forms of Exhibit A and B, respectively.

     NOW, THEREFORE, in consideration of the premises and the agreements, representations, warranties and covenants herein contained, the parties, intending to be bound, hereby agree as follows:

                                    ARTICLE I

                         MERGER; CLOSING; EFFECTIVE TIME

     1.1   The Merger.

           (a) Subject to the terms and conditions of this Agreement, including the receipt of all regulatory and shareholder approvals which are conditions to the consummation of the Merger as set forth in Article VI hereof, the Company and Merger Sub shall consummate the Merger, pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall become a wholly-owned subsidiary of Purchaser, and (iii) the Surviving Corporation shall be governed by the laws of the State of Illinois with all its rights, privileges, powers and franchises unaffected by the Merger. The Merger will have the effects set forth in the Illinois Business Corporation Act (the "IBCA") and as otherwise provided in this Agreement and in accordance therewith. The Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, contingent or otherwise, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Company and Merger Sub, and all obligations belonging or due to either of the Company or Merger Sub, all of which shall vest in the Surviving Corporation without further act or deed.

           (b) Following the consummation of the Merger, Purchaser shall cause Mid Town Bank & Trust Company of Chicago, an Illinois chartered bank and a wholly owned subsidiary of the Company (the "Bank") to be merged with and into Mid America Bank, fsb, a federally-chartered savings bank and a wholly-owned subsidiary of the Purchaser ("Mid America"), pursuant to the terms of the Agreement of Merger (the "Bank Merger"), the form of which is attached hereto as Exhibit C (the "Bank Merger Agreement"). In connection with the Bank Merger, Purchaser shall appoint Joel F. Zemans to the Board of Directors of Mid America until the next annual meeting of the stockholders of Mid America, and at such annual meeting of stockholders, shall appoint Mr. Zemans to the Board of Directors of Mid America for a three (3) year term. Purchaser and the Company shall use their respective reasonable best efforts to take all necessary actions to permit the Bank Merger to occur immediately following the consummation of the Merger.

           (c) The Company and the Bank will cooperate in the preparation by Purchaser, Merger Sub and Mid America of such applications to the appropriate federal or state governmental authorities having jurisdiction over the Merger, the Bank Merger and/or the transactions contemplated herein and any other regulatory authorities as may be necessary in connection with all governmental approvals requisite to the consummation of the transactions contemplated hereby (the "Governmental Authorities"). Purchaser and the Company will each cooperate in the preparation of such applications, statements or materials as may be required to be furnished to the shareholders of the Company or filed or submitted to Governmental Authorities in connection with the Merger, the Bank Merger and with solicitation of the approval by shareholders of the Company in respect thereof.

     1.2 Closing and Effective Time. Subject to the terms and conditions of this Agreement, the transactions contemplated by this Agreement shall be consummated (the "Closing") at (a) 10:00 a.m., at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois, ten (10) business days after all of the conditions set forth in Article VI (other than the receipt of closing certificates, legal opinions and the resignations of the directors of the Company and the Company Subsidiaries to be delivered at Closing) have first been fulfilled or waived (provided such conditions shall continue, on such tenth business day, to be fulfilled or waived) (including the conditions which, by their terms, are to be satisfied on the Closing Date and/or at the Effective Time), or (b) if the parties so agree, at such other time and/or place as is mutually agreed upon by the parties (the date of such closing being, the "Closing Date"). At the Closing, in order to effectuate the Merger, Purchaser and the Constituent Corporations shall cause the Merger to become effective by causing articles of merger (the "Articles of Merger") substantially in the form set forth in Exhibit D to be executed in accordance with the IBCA and to be filed with the Secretary of State of the State of Illinois. The time at which the Merger becomes effective shall be referred to as the "Effective Time."

     1.3 Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of the Company with such changes, if any, as may be provided for in the Articles of Merger shall, as of the Effective Time and by virtue of the Merger, continue in full force and effect from and after the Effective Time as the Articles of Incorporation of the Surviving Corporation, until otherwise amended as provided by law or by such Articles of Incorporation.

     1.4 By-Laws of Surviving Corporation. The By-Laws of Merger Sub, as in effect at the Effective Time, shall, by virtue of the Merger, constitute the By-Laws of the Surviving Corporation from and after the Effective Time until otherwise amended as provided by law or by such By-Laws.

     1.5 Directors and Officers of Surviving Corporation. The directors and officers of Merger Sub at the Effective Time shall, as of the Effective Time and by virtue of the Merger, become the directors and officers of the Surviving Corporation and shall hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                       CONVERSION OF SHARES IN THE MERGER

     2.1   Conversion of Shares upon the Merger.

           (a) Each share of the common stock, par value $2.50 per share, of Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, provided, however, that such number of issued and outstanding shares shall not exceed 320,528 without the prior written consent of Purchaser, shall be converted (other than (i) any shares of Company Common Stock held by Company or any of its wholly owned subsidiaries (except for shares, if any, so held in a fiduciary capacity), all of which shares shall be cancelled, and (ii) shares held by shareholders exercising appraisal rights pursuant to Article 11 of the IBCA and as set forth in Section 2.5 hereof) into the right to receive a combination of cash and shares of common stock, par value $0.01 per share, of Purchaser ("Purchaser Common Stock") (collectively, the "Merger Consideration") as follows:

                 (i) an amount in cash (the "Per Share Cash Consideration") equal to $172.22, plus

                 (ii) subject to the provisions of Section 2.1(b), a number of fully paid and nonassessable shares of Purchaser Common Stock (the "Exchange Ratio") equal to $43.05 divided by the average (i.e., the arithmetic mean) per share closing price on The Nasdaq Stock Market ("Nasdaq") for the twenty (20) consecutive trading days ending five trading days preceding but not including the Closing Date (the "Purchaser Reference Stock Price") as reported in The Wall Street Journal, Midwest Edition (the "Reference Period").

           (b) Notwithstanding anything provided herein, for purposes of calculating the Exchange Ratio, except as provided below, if the Purchaser Reference Stock Price is less than $25.00 it shall be deemed to be $25.00 and if the Purchaser Reference Stock Price is greater than $31.00 it shall be deemed to be $31.00; provided, however, that if the actual Purchaser Reference Stock Price as calculated pursuant to Section 2.1(a) above and without giving effect to deemed limits thereon contemplated by this Section 2.1(b) is less than $21.00, then at any time prior to the close of business on the second business day after establishment of the Purchaser Reference Stock Price, the Company shall have the option of terminating this Agreement pursuant to Section 7.1(g); provided, further, any such termination pursuant to Section 7.1(g) shall not be given effect if within two (2) business days after receipt of such notice Purchaser has agreed either (i) to modify the Exchange Ratio to equal $36.16 divided by the actual Purchaser Reference Stock Price as calculated pursuant to Section 2.1(a) above and without giving effect to deemed limits thereon contemplated by this Section 2.1(b) or (ii) to utilize an Exchange Ratio of 1.722 and provide an additional amount of cash which, when added to the dollar value of 1.722 shares of Purchaser Common Stock based on the actual Purchaser Reference Stock Price as calculated pursuant to Section 2.1(a) above and without giving effect to deemed limits thereon contemplated by this Section 2.1(b) will equal $36.16. Nothing provided in this Section 2.1(b) shall affect the applicability of the Company's closing conditions set forth in Section 6.3(a), (b) or (c) or termination rights in Section 7.1(b), (d) or (h) or the determination or interpretation of whether or not any such event referred to therein has occurred.

           (c) If subsequent to the date of this Agreement but prior to the Effective Time, Purchaser should split or combine shares of the Purchaser Common Stock, or pay a stock dividend or other distribution in Purchaser Common Stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, stock dividend or distribution. If subsequent to the date of this Agreement, but prior to the Effective Time, Company should split or combine shares of Company Common Stock, or pay a stock dividend or other distribution in Company Common Stock, then the Per Share Cash Consideration and the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, stock dividend or distribution.

           (d) Except as provided in Section 2.5, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, ipso facto and without any action on the part of the holder thereof, the Company, Purchaser or Merger Sub, become and be converted into the right to receive the Merger Consideration. The certificates representing outstanding shares of Company Common Stock immediately prior to the Effective Time ("Company Certificates") shall, after the Effective Time of the Merger, represent only the right to receive the Merger Consideration from Purchaser. Until so presented and surrendered in exchange for the Merger Consideration, each Company Certificate shall be deemed for all purposes to evidence ownership of the Merger Consideration. After the Effective Time, there shall be no transfer on the stock transfer books of the Company of Company Common Stock. No interest shall accrue or be payable with respect to the Merger Consideration.

           (e) Each share of common stock of Merger Sub issued and outstanding at the Effective Time of the Merger shall, ipso facto and without any action on the part of the holder thereof, be converted into one share of the common stock of the Surviving Corporation and all such shares of common stock of the Surviving Corporation shall be owned by Purchaser. Outstanding certificates representing shares of common stock of Merger

Sub immediately prior to the Merger shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation upon consummation of the Merger.

     2.2   Surrender of Certificates and Payment of Merger Consideration.

           (a) Prior to the Closing, Purchaser shall engage Computershare Investor Services LLP to act as exchange agent (the "Exchange Agent") in connection with the Merger pursuant to documentation reasonably acceptable to Purchaser and the Company.

           (b) Immediately prior to the Effective Time, Purchaser shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of Company Certificates immediately available funds in an amount sufficient to pay the cash portion of the Merger Consideration in respect of all shares of Company Common Stock which may be converted pursuant to Section 2.1 and shall authorize the Exchange Agent to cause to be issued in its capacity as transfer agent for Purchaser Common Stock such numbers of shares of Purchaser Common Stock as will be sufficient to pay the stock portion of the Merger Consideration all in accordance with the terms hereof.

           (c) As soon as practicable after the Effective Time, but in no event more than three (3) business days after the Effective Time, the Exchange Agent shall cause to be delivered to each holder of record of a Company Certificate then outstanding (unless any such holder has previously surrendered such Company Certificate pursuant to Section 2.8): (i) a form letter of transmittal in customary form which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent) to the Exchange Agent; and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Exchange Agent (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent), together with such letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive, in exchange therefor, Purchaser Common Stock (without any restrictive legends, other than restrictions relating to Rule 145 under the Securities Act) representing the whole number of shares of Purchaser Common Stock into which the shares of Company Common Stock, theretofore represented by the Company Certificate so surrendered, shall have been converted pursuant to the provisions of Section 2.1 hereof (taking into account all shares of Company Common Stock surrendered by such holder), plus the amount of the aggregate Per Share Cash Consideration which such holder would be entitled to receive pursuant to Section 2.1 hereof plus such additional cash amount, if any, payable in lieu of fractional shares in accordance with Section
2.3 hereof, and the Company Certificate so surrendered shall be cancelled. If any payment for shares of Company Common Stock is to be made in a name other than that in which the Company Certificate surrendered for exchange is registered, it shall be a condition to payment of the Merger Consideration that the Company Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that all signatures shall be guaranteed by a member firm of any national securities exchange in the United States or the National Association of Securities Dealers, Inc., or by a bank or trust company having an office in the United States, and that the person requesting the payment shall either (a) pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the aggregate Merger Consideration to a person other than the registered holder of the Company Certificate surrendered, or (b) establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

           (d) No dividends or other distributions with respect to Purchaser Common Stock payable to the holders of record thereof after the Effective Time shall be paid to the holder of any Company Certificate with respect to Purchaser Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder of record shall surrender such Company Certificate (or comply with the provision with respect to lost certificates above). Notwithstanding anything herein to the contrary, after the surrender and exchange of a Company Certificate or compliance with provisions with respect to lost certificates above, the holder thereof shall be entitled to receive any such dividends or distributions, without interest thereon, which theretofore became payable with respect to the Purchaser Common Stock represented by such Company Certificate. All dividends or other distributions with respect to the Purchaser Common Stock and payable to the holders of record thereof on or after the Effective Time which are payable to the holder of a Company Certificate not theretofore surrendered and exchanged for Purchaser Common Stock pursuant to this Section 2.2(d) shall be paid or delivered by Purchaser to the Exchange Agent, for the benefit of such holders and paid upon surrender for exchange of the Company Certificate (or compliance with the provision with respect to lost certificate above). All such dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Company Certificates unclaimed at the end of one year from the Effective Time shall be repaid or redelivered by the Exchange Agent to Purchaser after which time any holder of Company Certificates who has not theretofore surrendered such Company Certificates to the Exchange Agent, subject to applicable law, shall look only to Purchaser for payment or delivery of such dividends or distributions, as the case may be. Any shares of Purchaser Common Stock or amounts representing the Per Share Cash Consideration or other amounts delivered or made available to the Exchange Agent pursuant to this Section 2.2(d) and not exchanged for Company Certificates within one year after the Effective Time pursuant to this Section 2.2(d) shall be returned by the Exchange Agent to Purchaser which shall thereafter act as Exchange Agent subject to the rights of holders of unsurrendered Company Certificates hereunder.

           (e) Purchaser shall cause the Exchange Agent to pay and deliver the Merger Consideration as soon as practicable after the surrender of a Company Certificate and the appropriate documentation as required by this Section 2.2 by the holder thereof (or compliance with the provision with respect to lost certificates above).

     2.3 Fractional Shares. No certificates or scrip representing fractional shares (as calculated below) of Purchaser Common Stock shall be issued upon the surrender for exchange of Company Certificates, no dividend or distribution of Purchaser shall relate to any fractional share, and such fractional share interests will not entitle the owner or holder thereof to vote or assert any rights of a stockholder of Purchaser. In lieu of any fractional share (after taking account of all shares of Company Common Stock to be converted by a holder in the Merger), the Exchange Agent or Purchaser, as the case may be, shall pay to each holder of shares of Company Common Stock who otherwise would be entitled to receive a fractional share of Purchaser Common Stock (after taking account of all shares of Company Common Stock to be converted by a holder in the Merger) an amount of cash (without interest) equal to the product achieved when such fraction is multiplied by the price equal to the closing sales price of Purchaser Common Stock as quoted on Nasdaq on the date which is five (5) trading days preceding the Closing Date. Purchaser shall cause sufficient cash to be deposited from time to time with the Exchange Agent to pay such cash amounts in lieu of fractional shares as contemplated by this Section 2.3.

     2.4 List of Company Shareholders. At least three (3) business days prior to the Effective Time, Company shall deliver a copy of a list of the shareholders of the Company (the "Company Shareholders"), certified by the President of the Company on behalf of the Company, to the Exchange Agent, after which there shall be no further registrations or transfers on the stock transfer books of Company of the shares of Company Common Stock that were outstanding immediately prior thereto. If, after the Effective Time, Company Certificates representing such shares are presented to Company, they shall be canceled and exchanged as provided in this Article II.

     2.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, the shares of Company Common Stock outstanding immediately prior to the Effective Time held by a holder who (i) has not voted in favor of the Merger or consented thereto in writing, (ii) has demanded properly in writing payment for his Company Common Stock if the Merger is consummated and (iii) shall not have withdrawn such demand or otherwise forfeited his right to dissent in accordance with Section 11.70 of the IBCA ("Dissenting Shareholder") shall not be converted into or represent the right to receive the Merger Consideration for each share of Company Common Stock held ("Dissenting Shares"). The Company shall give Purchaser prompt notice of any demands and any withdrawals of such demands for dissenter's rights received by the Company. Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demand for dissenter's rights. Prior to the Effective Time, the Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for dissenter's rights, or settle, or offer to settle, any such demands.

     2.6 Share Issuance. All shares of Purchase Common Stock issued in connection with the Merger shall be duly and validly authorized, fully paid and non-assessable and shall be deemed to be issued and outstanding as of the Effective Time.

     2.7 Escheat. Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a former holder of Company Common Stock for any cash or securities delivered to a public official pursuant to applicable escheat or abandoned property laws.

     2.8 Special Procedures. Purchaser shall use its reasonable best efforts, and shall use its reasonable best efforts to cause the Exchange Agent to, implement reasonable procedures so that each holder of Company Common Stock entitled to receive at least $1,000,000 in aggregate Merger Consideration shall, upon delivery at least three (3) business days prior to Closing of a properly completed letter of transmittal (or satisfactory documentation in lieu thereof as may be determined by the Exchange Agent), have the opportunity to surrender his or her Company Certificate(s) at the Closing and, immediately following the Effective Time, receive the Merger Consideration in exchange therefor (all as otherwise in accordance with this Article II). Without limiting the generality of the foregoing, upon the request of any Company Shareholder made ten (10) days prior to the Closing, Purchaser shall use its reasonable efforts to cause to be furnished to such Company Shareholder at least five (5) business days prior to the Closing, the letter of transmittal in usual and customary form (or instructions for delivery prior to closing of satisfactory documentation in lieu thereof).

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

     Purchaser and Merger Sub jointly and severally represent and warrant to the Company that as of the date of this Agreement:

     3.1   Organization.

           (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses, and to carry on its businesses substantially as they have been and are now being conducted. Purchaser is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a material adverse effect on the business of Purchaser and its subsidiaries, taken as a whole, or its ability to consummate the transactions contemplated herein. Purchaser has all requisite corporate power and authority to enter into this Agreement, and, upon the approval of the Governmental Authorities, to consummate the transactions contemplated hereby. Purchaser is duly registered as a unitary savings and loan holding company under HOLA.

           (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and wholly owned by Purchaser. Merger Sub was formed for the purpose of engaging in the Merger and has not engaged, and will not engage prior to the Merger, in any activities other than those necessary to effectuate the terms of this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding.

           (c) Mid America is a federally-chartered stock savings bank duly organized and in existence under the laws of the United States. Mid America is an "insured depository institution" as defined in the Federal Deposit Insurance Act (the "FDI Act") and applicable regulations thereunder, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") to the full extent permitted under applicable laws.

           (d) Purchaser has no direct or indirect subsidiaries other than Merger Sub, MAF Developments, Inc., N.W. Financial Corporation, Mid America Investment Services, Inc., Mid America Finance Corporation, Mid America Insurance Agency, Inc., Centre Point Title Services, Inc., MAF Realty Co., L.L.C.-III and MAF Realty Co., L.L.C.-IV, Mid America Mortgage Securities, Inc., Ambria Development Corporation, Randall Road Development Corporation and Reigate Woods Development Corporation (the "Purchaser Corporate Subsidiaries") and Mid America (collectively, the "Purchaser Subsidiaries"). Each of the Purchaser Corporate Subsidiaries is either wholly-owned by Purchaser or Mid America or by wholly-owned subsidiaries of Mid America, and is a duly organized and validly existing corporation or limited liability company, as applicable, in good standing under the laws of the State of Illinois or the State of Delaware, with corporate power and authority to own, operate and lease its assets and properties and carry on its business substantially as it has been and is now being conducted. Each Purchaser Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their respective businesses, except where the failure to so hold would not have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole.

     3.2 Requisite Authority. Each of Purchaser and Merger Sub has all requisite power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby and thereby including, with respect to Purchaser, the power and authority to issue and deliver the shares of Purchaser Common Stock to be issued as Merger Consideration. The respective Boards of Directors of Purchaser and Merger Sub have adopted resolutions approving this Agreement and such resolutions remain in full force and effect. Purchaser, as the sole shareholder of Merger Sub, has adopted resolutions approving and adopting this Agreement and such resolutions remain in full force and effect. The execution and delivery by Purchaser and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser and Merger Sub, and this Agreement has been duly executed and delivered by Purchaser and Merger Sub and constitutes the legal, valid and binding obligations of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor rights generally, and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     3.3 Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of the Certificate of Incorporation or Articles of Incorporation (as applicable) or Bylaws of Purchaser or Merger Sub. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or Merger Sub or their respective properties, other than any such conflicts, violations or defaults which (a) individually or in the aggregate do not have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole, or (b) will be cured or waived prior to the Effective Time (and will continue to be cured or waived as of the Effective
Time). No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authorities is required by or with respect to Purchaser, Merger Sub, or Mid America in connection with the execution and delivery of this Agreement, or the consummation by Purchaser of the transactions contemplated hereby, the absence of which would have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole, except for: (i) the filings by Purchaser or Mid America of any applications or notices with the Office of Thrift Supervision ("OTS"), Board of Governors of the Federal Reserve System ("Federal Reserve Board"), Illinois Office of Banks and Real Estate ("OBRE"), FDIC and any other Governmental Authority having jurisdiction over Purchaser, Merger Sub, Mid America, the Purchaser Corporate Subsidiaries or the transactions contemplated hereby; (ii) the filing by Purchaser of the Registration Statement relating to the Purchaser Common Stock to be issued pursuant to this Agreement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") which Registration Statement shall include the proxy statement (the "Proxy Statement") for use in connection with the Special Meeting (as defined herein) to be called pursuant to Section 5.7 hereof; (iii) the filing of the Articles of Merger with the Secretary of State of the State of Illinois; (iv) any antitrust filings, consents, waivers or approvals; and (v) any filings by Purchaser with Nasdaq relating to the issuance of additional securities.

     3.4   Capitalization.

           (a) As of July 2, 2001, the authorized capital stock of Purchaser consists of the following:

CLASS OF STOCK     PAR VALUE       AUTHORIZED       ISSUED       OUTSTANDING    TREASURY
--------------     ---------       ----------       ------       -----------    --------
    Common           $ .01         80,000,000     25,420,650      22,531,893    2,888,757

   Preferred         $ .01         5,000,000          0               0            0

All of the issued and outstanding shares of Purchaser Common Stock have been, and all of the shares of Purchaser to be issued in the Merger will be, at the Effective Time, duly and validly authorized and issued, and are, or upon issuance in the Merger will be, as the case may be, fully paid and nonassessable. None of the outstanding shares of Purchaser Common Stock has been issued in violation of any preemptive rights and none of the outstanding shares of Purchaser Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by this Agreement. Purchaser has reserved, and will at the Effective Time have, a number of authorized but unissued shares of Purchaser Common Stock or shares of Purchaser's Common Stock held in treasury sufficient to pay the Merger Consideration in accordance with Section 2.1 hereof.

           (b) As of July 2, 2001, Purchaser had reserved 3,746,795 shares of Purchaser Common Stock for issuance under stock option plans (the "Purchaser Stock Options Plans") for the benefit of directors, employees and former directors and employees of Purchaser and the Purchaser Subsidiaries pursuant to which options covering 2,213,862 shares of Purchaser Common Stock were outstanding as of July 2, 2001. Except for the Purchaser Stock Option Plans, and except as set forth in this Section 3.4(b), there are no shares of capital stock of Purchaser subject to options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Purchaser, or contracts, commitments, understandings, or arrangements by which Purchaser is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     3.5 Purchaser Financial Statements; Material Changes. Purchaser has heretofore delivered to Company its audited consolidated financial statements for the years ended December 31, 2000, December 31, 1999 and December 31, 1998 and Purchaser's unaudited consolidated financial statements for the period ended March 31, 2001 (collectively, the "Purchaser Financial Statements"). The Purchaser Financial Statements: (a) are true and correct in all material respects; (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the unaudited consolidated financial statements, except for the absence of footnotes and for normal and recurring year-end adjustments which are not material); and
(c) fairly present the consolidated financial position of Purchaser as of the dates thereof and the consolidated results of its operations, stockholders' equity and changes in financial position for the periods then ended.

     3.6 Purchaser Subsidiaries. No capital stock or membership interest, as applicable, of any of the Purchaser Subsidiaries is or may become required to be issued (other than to Purchaser or any other Purchaser Subsidiary) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Purchaser Subsidiary. There are no contracts, commitments, understandings or arrangements relating to the rights of Purchaser to vote or to dispose of shares of the capital stock or membership interest, as applicable, of any Purchaser Subsidiary. All of the shares of capital stock or membership interest, as applicable, of each Purchaser Subsidiary held by Purchaser or a Purchaser Subsidiary are fully paid and nonassessable and are owned by Purchaser or such Purchaser Subsidiary free and clear of any claim, lien or encumbrance.

     3.7 Purchaser SEC Filings. Upon request, Purchaser has previously made available to Company true and complete copies of (a) its proxy statements on
Schedule 14A of the Securities Exchange Act relating to all meetings of stockholders (whether special or annual) during the calendar years 1999, 2000 and 2001, and (b) all other reports, as amended, or filings, as amended, filed under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Securities Exchange Act"), by Purchaser with the SEC and OTS since January 1, 1998, including without limitation reports on Forms 10-K, 10-Q and 8-K, and filings with the SEC under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act").

     3.8 Purchaser Reports. (a) Since January 1, 2000, each of Purchaser and the Purchaser Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, including, but not limited to Forms 10-K, 10-Q, 8-K, and proxy statements on Schedule 14A of the Securities Exchange Act, (b) the OTS, (c) the FDIC, (d) any applicable state banking, insurance, securities, or other regulatory authorities (except filings which are not material), and (e) Nasdaq (collectively, the "Purchaser Reports"). Purchaser has previously made available to the Company true and complete copies of the Purchaser Reports requested by the Company. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           (b) Except for examinations or reviews conducted by the SEC, Internal Revenue Service, Department of Labor, state, and local taxing authorities, OTS or the FDIC in the regular course of the business of Purchaser or the Purchaser Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Purchaser, investigation into the business or operations of Purchaser or the Purchaser Subsidiaries within the past three years. None of Purchaser or any Purchaser Subsidiary is subject to a written agreement (as such term is defined pursuant to 12 U.S.C. ss.1818) with the OTS, FDIC, Federal Reserve Board or OBRE. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC, Federal Reserve Board or OBRE or other agency, commission or entity with respect to any report or statement referred to herein that has had or is expected to have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole.

     3.9 Compliance With Laws. Purchaser and the Purchaser Subsidiaries are each in compliance with all applicable federal and state laws and regulations that regulate the business of a savings bank, including, without limitation, HOLA and the FDI Act, and Purchaser and each of the Purchaser Subsidiaries are in compliance with all other applicable laws and regulations, except in each case where the failure to comply would not have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole.

     3.10 Litigation. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser or any Purchaser Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries taken as a whole or which would materially affect the ability of Purchaser to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby.

     3.11 Defaults. There has not been any default, or the occurrence of an event which with notice or lapse of time or both would constitute a default, in any obligation to be performed by Purchaser or any Purchaser Subsidiary under any contract, commitment, or other material obligation to which Purchaser, any Purchaser Subsidiary or their respective properties is subject, and neither Purchaser nor any Purchaser Subsidiary has waived any right under any contract or commitment, except in each case where any such default or waiver, singly or in the aggregate with any other such defaults or waivers, would not have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries taken as a whole. To the knowledge of Purchaser, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

     3.12 Absence of Material Adverse Change. Since December 31, 2000, there has not been, except for the transactions as contemplated herein or matters related thereto, any event or condition of any character (other than changes (i) in laws, regulation, interpretations or GAAP affecting savings banks and/or their holding companies, and (ii) changes in economic or other general conditions affecting similarly situated savings banks and/or savings and loan holding companies (including, without limitation, changes in interest rates)) which have had or would be reasonably expected to have a material adverse effect on the business, financial condition or results of operations, all taken together, of Purchaser and the Purchaser Subsidiaries, taken as a whole.

     3.13 Undisclosed Liabilities. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or becoming due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in the audited consolidated financial statements in accordance with GAAP ("Liabilities") have, in the case of Purchaser and the Purchaser Subsidiaries, been so reflected, disclosed or reserved against in the audited consolidated financial statements of Purchaser as of December 31, 2000 or in the notes thereto, and Purchaser and the Purchaser

Subsidiaries have no other Liabilities except Liabilities incurred since December 31, 2000, in the ordinary course of business.

     3.14 Licenses. To the Purchaser's knowledge, Purchaser and each Purchaser Subsidiary, respectively, hold all governmental registrations, licenses, permits or franchises (each a "Purchaser Permit") required to be held by it and which are material with respect to the operation of their respective businesses, except for such Purchaser Permits which, the failure to hold, would not have a material adverse effect on the business of Purchaser and the Purchaser Subsidiaries, taken as a whole.

     3.15 Government Approvals. To Purchaser's knowledge, no fact or condition exists with respect to Purchaser or any Purchaser Subsidiary which Purchaser has reason to believe will prevent it from obtaining approval of the Merger, the Bank Merger and other transactions contemplated by this Agreement by any Governmental Authority.

     3.16 Accuracy of All Representations. The representations and warranties made by Purchaser in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     All representations and warranties of Company made in this Agreement are made subject to the applicable (as contemplated by Section 8.10) exceptions noted in the schedule delivered by Company to Purchaser concurrently herewith and identified by the parties as the "Company Disclosure Schedule." Subject to the foregoing, Company represents and warrants to Purchaser and Merger Sub that as of the date of this Agreement:

     4.1   Organization.

           (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified except where the failure to be so qualified would not have a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole. Company has all requisite corporate power and authority to enter into this Agreement, and, upon the approval of the Company Shareholders and the Governmental Authorities, to consummate the transactions contemplated hereby. Company is duly registered as a bank holding company under the Bank Holding Company Act, as amended ("BHCA").

           (b) Bank is duly organized and in existence under the laws of the State of Illinois. Bank is an "insured depository institution" as defined in the FDI Act and applicable regulations thereunder, the deposits of which are insured by the FDIC through the Bank Insurance Fund ("BIF"), to the full extent permitted under applicable laws.

     4.2 Proper Authorization. The execution and delivery of this Agreement and, subject to approval of the Merger by the holders of the Company Common Stock, the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Company and this Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by (x) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (y) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The execution of this Agreement and, subject to the approval of the Merger by the holders of the Company Common Stock, the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof do not violate the provisions of, or constitute a breach or default, or give rise to any rights of termination, cancellation or acceleration, under (i) any of the Articles of Incorporation or Charter (as applicable) or by-laws of Company or any Company Subsidiary, (ii) any Material Contract (as herein defined), of Company or any Company Subsidiary except as noted on Schedule 4.7 or 4.8 to the Company Disclosure Schedule, (iii) any material license from a governmental authority, law, order, injunction, decree, rule, regulation or judgment to which Company or any Company Subsidiary is a party, is bound or by which any of their respective properties or assets is subject, except such violations, breaches, defaults and rights (other than with respect to the Articles of Incorporation, Charter or by-laws of Company or any Company Subsidiary) as would not have a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole. This Agreement has been duly executed and delivered by Company.

     4.3 Capital Stock. On July 2, 2001, Company has authorized, issued and outstanding capital stock as follows:

CLASS OF STOCK       AUTHORIZED        ISSUED        OUTSTANDING        TREASURY
--------------       ----------        ------        -----------        --------
    Common             500,000         322,626         320,528            2,098

   Preferred              0               0               0                 0

All of the issued and outstanding shares of Company Common Stock are duly and validly authorized and issued, fully paid and nonassessable. None of the issued and outstanding shares of Company Common Stock have been issued in violation of any preemptive rights. There are no (nor will there be on the Closing Date) shares of any class of capital stock or equity securities of Company outstanding other than Company Common Stock and there are no (nor will there be on the Closing Date) outstanding or existing subscriptions, options, warrants, convertible securities, preemptive rights or other agreements, commitments or obligations relating to the issuance by Company of additional shares of any class of capital stock or other equity securities of Company.

     4.4   Subsidiaries.

           (a)   Attached hereto as Schedule 4.4 to the Company Disclosure
Schedule is a list, as of the date hereof, of all entities including, without limitation, corporations, partnerships, joint ventures, and inactive corporations, in which Company has a direct or indirect equity or ownership interest (each of those in which the Company directly or indirectly owns a majority of voting equity is herein referred to as a "Company Subsidiary" and collectively, the "Company Subsidiaries"). Neither Company nor a Company Subsidiary has any other equity investment (other than equity securities listed on Schedule 4.24 to the Company Disclosure Schedule) in any entity other than as set forth on Schedule 4.4 to Company Disclosure Schedule. Schedule 4.4 to the Company Disclosure Schedule shows for each of the Company Subsidiaries: its date and jurisdiction of incorporation or organization; each other jurisdiction in which it is qualified or licensed to do business; its authorized, issued and outstanding capital stock, other equity securities and other ownership interests; and the record owners thereof and the number of shares or other ownership interests owned by each such owner.

           (b) Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and was properly established pursuant to the regulations and procedures of either the Federal Reserve, the FDIC, and/or the OBRE and has all necessary corporate power to own its properties and assets and to carry on its business as now conducted. No Company Subsidiary, other than Bank (whose powers and activities are not governed by the BHCA), engages in any activity that is not a permissible activity under the BHCA and regulations promulgated thereunder. Each Company Subsidiary is duly qualified to conduct its business and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except for any failure to be so qualified or in good standing which would not have a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole. Other than as set forth on Schedule 4.4 to the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock, other equity securities and other ownership interests of the Company Subsidiaries are duly and validly authorized and issued, are fully paid and nonassessable, and, are owned by Company or a Company Subsidiary, free and clear of all liens, security interests, charges, claims and encumbrances.

Other than as set forth on Schedule 4.4 to the Company Disclosure Schedule, there are no shares of any class of capital stock, other equity securities or other ownership interests of any Company Subsidiary outstanding and there are no outstanding or existing subscriptions, options, warrants, convertible securities, preemptive rights or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock, other equity securities or other ownership interests of any Company Subsidiary.

     4.5 Financial Statements. Attached hereto as Schedule 4.5 to the Company Disclosure Schedule are (i) the audited consolidated statements of condition of Company and the Company Subsidiaries as of December 31, 1998, 1999 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years 1998 through 2000 (all such financial statements referred to above have been examined by Crowe, Chizek and Company LLP, independent certified public accountants, whose report thereon is included with such financial statements), and (ii) the unaudited consolidated statement of condition of Company and the Company Subsidiaries at March 31, 2001, as reported in Company's Quarterly Report of Condition filed with the Federal Reserve (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in conformity with generally accepted accounting principles, or regulatory principles in the case of the Quarterly Report of Condition, applied on a consistent basis (except for changes, if any, required by GAAP or regulatory principles, as the case may be), and the statements of income and cash flows present fairly, in all material respects, the results of operations and cash flows for the respective periods covered and the statements of condition present fairly, in all material respects, the consolidated financial condition of Company as of their respective dates, except for Company's interim financial statements which are subject to (i) normal year-end adjustments which are not material, and (ii) any other adjustments described therein. At the dates of such consolidated statements of condition, there were no material liabilities of Company or any Company Subsidiary (actual, contingent or accrued) which, in accordance with generally accepted accounting principles applied on a consistent basis, were required to have been shown or reflected in such statements of condition or the notes thereto (to the extent notes were required), but which are not so shown or reflected.

     4.6 Taxes. Except as set forth on Schedule 4.6 to the Company Disclosure Schedule, Company and each company or joint venture where the Company or a Company Subsidiary owns more than 50% of the equity interest of such entity measured by both vote and value (a "Tax Subsidiary"), (i) have duly and timely filed (taking into account any extensions received from a relevant governmental body) all material tax returns required heretofore to have been filed by them, and (ii) have paid in full, or have accrued on their respective books and set up an adequate reserve for the payment of, all deferred taxes, and all taxes, interest and penalties that have become due and payable, including taxes shown as due on such tax returns that are attributable directly or indirectly to it, by law (including under the Internal Revenue Code of 1986, as amended (the "Code)) or by contract. All tax returns filed by Company or any Tax Subsidiary were when filed and continue to be true, correct and complete in all material respects. There are no liens with respect to taxes (other than taxes the payment of which is not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established) upon any of the properties or assets, real or personal, tangible or intangible, or franchises, leases or licenses of Company or any Company Subsidiary. Neither Company nor any Tax Subsidiary is delinquent in the payment of any tax, interest or penalties with respect to taxes. No issues have been raised in writing by any governmental body in connection with any audit of any federal, state, local or foreign tax returns, except as set forth on Schedule
4.6 to the Company Disclosure Schedule. Except as set forth on Schedule 4.6 to the Company Disclosure Schedule, the tax returns of Company and each Tax Subsidiary have been audited by the Internal Revenue Service or relevant governmental body or are closed by the applicable statute of limitations for all taxable years through December 31, 1996. All tax deficiencies proposed in writing (including interest and penalties proposed to be assessed thereon, if any) as a result of any such audits, if any, have been paid, reserved against, settled, or, as set forth on Schedule 4.6 to the Company Disclosure Schedule, are being contested in good faith by appropriate proceedings. Schedule 4.6 to the Company Disclosure Schedule describes all adjustments to the tax returns filed by Company or any Tax Subsidiary for all open taxable years, and the resulting deficiencies, in each case, as proposed in writing by any governmental body. Except as set forth on Schedule 4.6 to the Company Disclosure Schedule neither Company nor any Tax Subsidiary has given or been given a waiver or extension (or is or would be subject to a waiver or extension given to or by any other entity) of any statute of limitations relating to the payment of taxes, if any, for which Purchaser or its affiliates or Company or any Tax Subsidiary may be liable. Company has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where Company was not the common parent of the group. Neither Company nor any Tax Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Company or a Tax Subsidiary. Company and the Tax Subsidiaries have each complied in all material respects with all tax laws relating to tax withholding and information return reporting and relating to notice to be given to third persons with respect to taxes and information returns.

     4.7 Material Contracts. Schedule 4.7 to the Company Disclosure Schedule sets forth, each contract, indenture, and other binding commitment and agreement (not including documents evidencing, governing or related to loans or credits by Company or any Company Subsidiary or deposits or investments held by the Bank) that provides for the receipt or expenditure of in excess of $50,000 over the course of any twelve-month period, or which cannot be terminated without penalty in excess of $25,000 to which Company and/or any Company Subsidiary is a party or to which Company and/or any Company Subsidiary or any of their properties are subject (collectively, the "Material Contracts" and each a "Material Contract"). True copies of each Material Contract are set forth on the Schedule 4.7 to the Company Disclosure Schedule, including all material amendments and supplements thereto. Except as disclosed on Schedule 4.7 to the Company Disclosure Schedule, all of the Material Contracts are binding upon Company and/or Company Subsidiaries (as applicable) and, to Company's knowledge, the other parties thereto. Company and the Company Subsidiaries have each duly performed in all material respects all of its obligations under each Material Contract to which they are a party to the extent that such obligations to perform have accrued. No breach or default under any Material Contract by Company or any of the Company Subsidiaries or, to Company's knowledge, any other party thereto, has occurred which has had or which would be reasonably likely to have a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole. Except as disclosed on Schedule 4.7, none of the Material Contracts contain an express prohibition against assignment by operation of law or a change of control of Company or a Company Subsidiary which would preclude Purchaser or Merger Sub from exercising and enjoying all of the rights, remedies and obligations of Company or a Company Subsidiary, as the case may be, under such Material Contracts.

     4.8   Real and Personal Property.

           (a) Company or a Company Subsidiary, as the case may be, has good and valid title to all of the tangible assets which do not constitute real property (other than those assets disposed in the ordinary course of business of Company or a Company Subsidiary since December 31, 2000 and other than those assets which are not material) reflected as owned by any of them in the December 31, 2000 audited consolidated financial statements of Company, free and clear of any material liens or other material encumbrances, except for: (i) statutory liens for taxes not yet due, (ii) statutory liens of landlords, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; and (iv) liens and other encumbrances which, in the aggregate, are not material to the business of the Company and the Company Subsidiaries taken as a whole.

           (b) Company or a Company Subsidiary, as the case may be, has fee simple title to all of the real properties reflected as owned by any of them on
Schedule 4.8, free and clear of any material liens or other material encumbrances, except for any minor imperfections of title and any exceptions (the "Permitted Exceptions") set forth on Schedule 4.8 to the Company Disclosure Schedule. Schedule 4.8 to the Company Disclosure Schedule lists (i) all real property owned or leased by Company or any Company Subsidiary, together with the addresses thereof, other than any real property leased solely in connection with the operation of an automated teller machine ("ATM"), and (ii) each lease, sublease, installment purchase or similar agreement (a "Lease") for the use or occupancy of real property to which Company or a Company Subsidiary is a party as a lessee (such owned or leased properties described in Parts A and C of Schedule 4.8 to the Company Disclosure Schedule being referred to herein as "Branch Premises"). Schedule 4.8 to the Company Disclosure Schedule contains a copy of each Lease pertaining to Branch Premises, including all amendments thereto. Each Lease for Branch Premises is valid and enforceable in all material respects by Company or the respective Company Subsidiary in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. To the Company's knowledge, there is not under any Lease for Branch Premises any existing material default (or any event which with notice, lapse of time or both would constitute such a material default) by Company or any Company Subsidiary or, any other party thereto. No Lease for Branch Premises contains any express prohibition against assignment by operation of law or a change of control of Company or a Company Subsidiary which would preclude Purchaser, Merger Sub or Mid America from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the possession and use by Company or a Company Subsidiary as of the date of this Agreement. As of July 2, 2001, to the Company's knowledge, the condition (including structural condition) of the portions of the real properties, structures and buildings that comprise the Branch Premises is adequate for the conduct of the business of the Company and Company Subsidiaries as conducted therein.

           (c) Company or a Company Subsidiary, as the case may be, has fee simple title to all of the real properties other than the Branch Premises (the "Other Real Properties") reflected as owned by any of them in the December 31, 2000 Company Financial Statements, free and clear of any material liens or other material encumbrances, except for any minor imperfections of title and any exceptions (the "Permitted Exceptions") set forth on Schedule 4.8 to the Company Disclosure Schedule and except for such real property disposed of in the ordinary course of business of Company or a Company Subsidiary since that date.
Schedule 4.8 to the Company Disclosure Schedule lists (i) all Other Real Property owned or leased by Company or any Company Subsidiary together with the addresses thereof and (ii) each lease, sublease, installment purchase or similar agreement other than Leases for Branch Premises (an "Other Lease") for the use or occupancy of real property to which Company or a Company Subsidiary is a party, including any leases relating to the operation of ATMs. Schedule 4.8 to the Company Disclosure Schedule contains a copy of each Other Lease, including all amendments thereto. Each Other Lease is valid and enforceable in all material respects by Company or the respective Company Subsidiary in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. To the Company's knowledge, there is not under any Other Lease any existing material default (or any event which with notice, lapse of time or both would constitute such a material default) by Company or any Company Subsidiary or, any other party thereto. No Other Lease contains any express prohibition against assignment by operation of law or a change of control of Company or a Company Subsidiary which would preclude Purchaser, Merger Sub or Mid America from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the possession and use by Company or a Company Subsidiary as of the date of this Agreement.

     4.9 Material Adverse Change. Since December 31, 2000, there has not been, except for the transactions as contemplated herein, or matters related thereto, any event or condition of any character (other than changes in (i) laws, regulations, interpretations or GAAP affecting banks and/or their holding companies, and (ii) changes in economic or other general conditions affecting similarly situated banks and/or bank holding companies (including, without limitation, changes in interest rates)) which have had or would be reasonably expected to have a material adverse effect on the business, financial condition or results of operations, all taken together, of the Company and the Company Subsidiaries taken as a whole.

     4.10 Investigations and Litigation. Except as set forth on Schedule 4.10 to the Company Disclosure Schedule, there is to the knowledge of the Company no investigation by any federal, state or local governmental agency, or any action, suit or proceeding pending or, to Company's knowledge, threatened, against Company or any Company Subsidiary (including, without limitation, any investigation, action, or proceeding with respect to taxes), or the assets or business of Company or any Company Subsidiary, or against any director, officer, employee or agent of Company or any Company Subsidiary in its capacity as such a director, officer, employee or agent, in each case which (i) has a reasonable probability of being determined adversely to Company or any Company Subsidiary or any such director, officer, employee or agent of Company or a Company Subsidiary in its capacity as such a director, officer, employee or agent, and
(ii) would, if so adversely determined, involve a payment by Company or a Company Subsidiary of more than $25,000.

     4.11 Accuracy of Minute Books. The minute books of Company and each Company Subsidiary are true, correct and complete in all material respects and fairly and accurately reflect in all material respects all material actions of the type (in kind and magnitude) customarily reflected in corporate minute books, taken to this date by the respective incorporators, shareholders, and board of directors of such corporations; provided, however, that no such action shall be deemed omitted therefrom if otherwise disclosed to Purchaser in another representation and warranty made by the Company in this Agreement (including by virtue of the Company Disclosure Schedule), and provided further that if any such actions omitted therefrom involve matters that are the subject of another representation and warranty made by the Company in this Agreement, then the materiality of such action shall be governed by the standard provided for therein and in Section 6.2(a) with respect thereto.

     4.12  [INTENTIONALLY LEFT BLANK]

     4.13 Insurance. Company and each Company Subsidiary has in effect insurance coverage, which in respect to amounts, types and risks insured, is reasonably adequate for the business in which it is engaged. Schedule 4.13 to the Company Disclosure Schedule sets forth a schedule of all material insurance policies in effect as to Company and each Company Subsidiary. Each policy set forth on Schedule 4.13 is in full force and effect, and all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums), and no notice of cancellation or termination has been received with respect to any such policy. To the knowledge of Company, the insurance policies to which Company and each Company Subsidiary is a party are sufficient for compliance with all material requirements of law and of all material agreements to which Company and each Company Subsidiary is a party. Except as set forth on
Schedule 4.13 to the Company Disclosure Schedule, neither Company nor any Company Subsidiary has been refused any insurance with respect to any material assets or operations during the last three years.

     4.14 Licenses. To the Company's knowledge, Company and each Company Subsidiary, respectively, hold all governmental registrations, licenses, permits or franchises required to be held by it and which are material with respect to the operation of their respective businesses, the failure to hold any of which would have a material adverse effect on the business of the Company and the Company Subsidiaries, taken as a whole (each, a "Permit"). Schedule 4.14 to the Company Disclosure Schedule sets forth each such Permit.

     4.15 Compliance with Law. Company and each Company Subsidiary have conducted its business in compliance with all applicable material federal, foreign, state and local laws, regulations and orders including, without limitation, disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, antitrust and other laws, regulations and orders, and the forms, procedures, and practices used by Company and each Company Subsidiary are in compliance in all material respects with such laws, regulations and orders, in each of the foregoing cases except where the failure to be in compliance would not cause the Company or any Company Subsidiary to suffer material liability or a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole. Company and the Company Subsidiaries meet or exceed all minimum Tier 1 capital, risk-based capital or other minimum capital requirements or directives applicable to them as established by the Federal Reserve Board, the FDIC or the OBRE.

     4.16 Accuracy of Shareholder Communications. Company has provided to Purchaser true and complete copies of all written communications sent to all shareholders of record and all written materials sent to all shareholders of record relating to all meetings of stockholders (whether special or annual), during the calendar years 1999, 2000 and 2001. As of their respective dates, all such communications were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.17 Investment Banker/Finder Fee. Except as set forth in the engagement letter dated March 1, 2001 between Company and Hovde Financial, LLC (the "Engagement Letter"), neither Company nor any Company Subsidiary nor any of their respective affiliates has incurred or paid or will incur or pay any fee or remuneration on behalf of the Company or any Company Subsidiary to any finder, broker or investment banker with respect to matters provided for in this Agreement. A copy of the Engagement Letter is set forth on Schedule 4.17 to the Company Disclosure Schedule.

     4.18 Dividends. Except as set forth on Schedule 4.18 to the Company Disclosure Schedule, there has been, prior to the date of this Agreement, no dividend or other distribution of assets by Company to its shareholders, whether consisting of money, other personal property, real property or other things of value, declared, issued or paid since December 31, 2000. All Company and Company Subsidiary dividends or other distribution of assets to shareholders of Company or any Company Subsidiary have been declared, issued and paid in compliance with all applicable laws, rules and regulations of the Federal Reserve, FDIC and the OBRE.

     4.19  Employee Benefits.

           (a) Schedule 4.19(a) to the Company Disclosure Schedule identifies each and every written or, to the Company's knowledge oral, compensation, consulting, employment, employment termination or collective bargaining agreement, stock option, stock purchase, stock appreciation right, life, health, accident or other benefit insurance, bonus, deferred or incentive compensation, severance or separation or any agreement providing any compensatory payment or benefit resulting from a change in control, vacation, disability, profit sharing, retirement, or other employment or employee benefit plan, policy or arrangement of any kind, oral or written, covering directors, officers, employees, former directors or former employees of Company or any ERISA Affiliate (as defined below) or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Company or any ERISA Affiliate maintains, to which Company or any ERISA Affiliate contributes, or under which any present or former director, officer or employee of Company or any ERISA Affiliate is covered or has benefit rights, and with respect to which any liability of Company or any ERISA Affiliate exists ("Benefit Plans"). The term "Benefit Plans" does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Without limitation of the foregoing, (i) no Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA, (ii) no Benefit Plan is an employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, and (iii) neither Company nor any ERISA Affiliate maintains, sponsors or has an obligation to contribute to (or has ever maintained, sponsored or had an obligation to contribute to within the preceding six years) any such multi-employer plan or employee pension benefit plan subject to Title IV of ERISA or has any liability with respect to any such multi-employer plan or employee pension benefit plan subject to Title IV of ERISA. For the purposes of this Section 4.19(a), the terms "Company" and "ERISA Affiliate" shall be deemed to include predecessors thereof.

           (b) Each of the Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code has been determined by the IRS to qualify under Section 401(a) of the Code, and, to the Company's knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such Benefit Plan. No Benefit Plan is currently under audit by the United States Department of Labor, the Pension Benefit Guaranty Corporation or the IRS, and neither Company nor any ERISA Affiliate has received written, or to the Company's knowledge, oral, notification by one or more of such federal regulatory agencies of their intention to audit a Benefit Plan.

           (c) All accrued contributions and other payments to be made by Company or any ERISA Affiliate to any Benefit Plan through December 31, 2000 have been made or reserves adequate for such purposes as of December 31, 2000 have been reflected in the December 31, 2000 financial statements. Neither Company nor any ERISA Affiliate is in material default in performing any of its respective contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. There are no outstanding material liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such plan and other than administrative expenses properly payable by such Benefit Plan.

           (d) Except as provided in Schedule 4.19(d) to the Company Disclosure Schedule, there is no pending litigation or, to Company's knowledge, any overtly threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by Company or any ERISA Affiliate.

           (e) Company and, to the knowledge of Company, each ERISA Affiliate and all other persons having fiduciary or other responsibilities or duties with respect to any Benefit Plan, are and have since the inception of each such Benefit Plan been in substantial compliance in all respects with, and each such Benefit Plan is and has been operated substantially in accordance with, its provisions and in substantial compliance in all respects with the applicable laws, rules and regulations governing such Benefit Plan, including the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law, except to the extent such non-compliance would not have a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole. No Benefit Plan has engaged in or been a party to a non-exempt "prohibited transaction" (as defined in Section 406 of the ERISA or 4975(c) of the

Code). All Benefit Plans which are group health plans have been operated in substantial compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA.

           (f) Company has delivered to Purchaser (i) a true and complete copy of each Benefit Plan (or in the case of any Benefit Plan that is not in written form, a complete and accurate description of the material provisions of the Benefit Plan), including all amendments thereto, (ii) complete and current copies of the summary plan description of each Benefit Plan that is subject to ERISA, (iii) each trust agreement, insurance policy or other instrument relating to the funding of any Benefit Plan, (iv) the three most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the IRS or United States Department of Labor with respect to each Benefit Plan for which Annual Reports are required, (v) the most recent determination letter issued by the IRS with respect to each Benefit Plan that is intended to qualify under Section 401(a) of the Code and a complete copy of any applications pending before the IRS or the United States Department of Labor with respect to any such Benefit Plan, (vi) the most recent available financial statements for each Benefit Plan that has assets, and (vii) the most recent audited financial statements for each Benefit Plan for which audited financial statements are required by ERISA.

           (g) No Benefit Plan is subject to the provisions of Part 3 of Title I of ERISA, Section 412 of the Code or the provisions of Title IV of ERISA. Neither Company nor any ERISA Affiliate has incurred, nor to Company's knowledge is there a basis for believing that either Company or any ERISA Affiliate may reasonably be expected to incur any material liability under Title IV of ERISA in connection with any plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by it or by any ERISA Affiliate (as that term is defined in the next sentence) of Company. The term "ERISA Affiliate" shall mean any person which is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Company or is or was under common control (within the meaning of Section 414(c) of the Code) with Company.

           (h) Notwithstanding anything to the contrary contained herein or in the lists and schedules hereto or the Disclosure Schedule, neither Company nor any ERISA Affiliate has made any payments or provided any compensation or benefits nor is a party to any agreement or any Benefit Plan that could obligate it or any successor thereto to make any payments or provide any compensation or benefits, the deductibility of which is limited by Section 280G or Section 4999 of the Code.

     4.20 Employees. (a) Except as set forth in Schedule 4.20 to the Company Disclosure Schedule, there are no controversies pending or threatened between, the Company or any Company Subsidiary and any of their employees the consequences of which could reasonably be expected to have a material adverse effect on the business of the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

           (b) Except as set forth in Schedule 4.20 to the Company Disclosure Schedule, there is no pending litigation or to Company's knowledge any overtly threatened litigation or pending claim against the Company or any Company Subsidiary by an employee or former employee of the Company or any Company Subsidiary other than benefit claims made in the ordinary course.

     4.21  Environmental Matters.

           (a) "Properties" as used in this Section 4.21 shall mean all real property owned and/or operated by Company or any Company Subsidiary (including, without limitation, real property commonly known as other real estate owned ("OREO") but excluding all ATMs).

           (b) Company and each Company Subsidiary has obtained all material permits, licenses and other authorizations which are required under any Environmental Laws (as hereinafter defined) with respect to the operation of their respective businesses or the Properties (such material permits, licenses and authorizations being hereinafter referred to as "Environmental Permits"). For purposes of this Agreement, "Environmental Laws" means all federal, state and local laws relating to pollution or protection of the environment such as laws relating to emissions, discharges, releases or threatened releases of hazardous, toxic or other pollutants, contaminants, chemicals or industrial materials, substances or wastes to the environment (including, but not limited to, ambient air, surface water, ground water or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous, toxic or other pollutants, contaminants, chemicals or industrial materials, substances or wastes (together with all regulations and rules adopted thereunder). Schedule
4.21 to the Company Disclosure Schedule contains a list of all Environmental Permits which have been obtained by Company and each Company Subsidiary. Except as identified on Schedule 4.21 to the Company Disclosure Schedule, Company and each Company Subsidiary is in compliance in all material respects with all terms and conditions of all Environmental Permits required under the Environmental Laws and is also in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. Schedule 4.21 to the Company Disclosure Schedule contains a complete list of all written notices known to Company received by any previous business operating on the Properties currently owned or operated by Company or a Company Subsidiary within the five years preceding the date of this Agreement, alleging noncompliance with any Environmental Law, which noncompliance has not been completely remedied, and Company has provided Purchaser with complete copies of all such notices known to it.

           (c) There is no material, civil, criminal or administrative suit, action, demand, claim, investigation or proceeding pending or, to the Company's knowledge, threatened in writing against Company or any Company Subsidiary with regard to any Properties, under or pursuant to the Environmental Laws except as identified on Schedule 4.21 to the Company Disclosure Schedule.

           (d) Except as set forth on Schedule 4.21 to the Company Disclosure Schedule, to the Company's knowledge, no release, emission or discharge into the environment of any hazardous substance (as that term is currently defined in the Environmental Law) or petroleum or petroleum-based substances (as those terms are defined in the Federal Storage Tank Regulations, 40 C.F.R. Part 280) which would give rise to any material liability to the Company under any Environmental Laws has occurred or is currently occurring in connection with the ownership or operation of any Properties by Company or any Company Subsidiary. Except as set forth on Schedule 4.21 to the Company Disclosure Schedule, to the Company's knowledge there are no underground storage tanks located on any of the Properties. Except as set forth on Schedule 4.21 to the Company Disclosure Schedule, to the Company's knowledge none of the Properties or any other assets of Company or any Company Subsidiary includes any equipment, machinery, device, or other apparatus that contains in violation of Environmental Law (i) polychlorinated biphenyls (the "PCB Equipment") that is now or ever has been leaking, or (ii) any asbestos that is in friable condition.

           (e) To the Company's knowledge, neither the Company nor any Company Subsidiary will suffer any material liability under any Environmental Laws as a result of the Company's or a Company Subsidiary's taking ownership through foreclosure of any real property which serves as collateral for any loan or indebtedness in excess of $250,000 held by Company or any Company Subsidiary.

     4.22 Company Facilities. To the Company's knowledge, there are no material investigations, proceedings, or complaints by any governmental agency pending or, to Company's knowledge, threatened in writing against Company or any Company Subsidiary in connection with the facilities of Company or any Company Subsidiary (including its owned and operated automatic teller machines) under the Americans with Disabilities Act or the ATBCB Accessibility Guidelines for Buildings and Facilities, or any other local, state or federal law concerning accessibility for individuals with disabilities.

     4.23 Loans. (a) Except as specifically set forth on Schedule 4.23 to the Company Disclosure Schedule, as of May 31, 2001: (i) neither Company nor any Company Subsidiary is a party to any loan agreement, note or other borrowing agreement (each, a "Borrowing Agreement") under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or, to Company's knowledge, or otherwise in material default thereof, (ii) neither Company nor any Company Subsidiary is a party to any Borrowing Agreement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Company, any Company Subsidiary or any Governmental Authority; (iii) neither Company nor any Company Subsidiary is a party to any Borrowing Agreement, including any loan guaranty, with any director or officer of Company or a Company Subsidiary, or, to the Company's knowledge, any corporation or enterprise controlling, controlled by or under common control with any of the foregoing; and (iv) to Company's knowledge, neither Company nor any Company Subsidiary is a party to any Borrowing Agreement in violation in any material respect of any law, regulation or rule of any Governmental Authority.

           (b) All loans of Company and Company Subsidiaries are enforceable against Company or the Company Subsidiary in accordance with the terms thereof, and to Company's knowledge are the valid and binding obligations of the obligors, except as limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     4.24  Investment Securities.

           (a) Schedule 4.24 to the Company Disclosure Schedule contains a listing, which is complete and accurate in all material respects as of May 31, 2001, of the investment securities, mortgage-backed securities and securities held for sale of Company and the Company Subsidiaries and includes security descriptions, CUSIP numbers, pool face values and/or par values, book values, estimated market values and coupon rates.

           (b) Except as set forth on Schedule 4.24 to the Company Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investment securities, mortgage-backed securities and securities held for sale of Company and the Company Subsidiaries, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Company freely to dispose of any of such investments at any time. All material repurchase agreements to which Company is a party have been entered into in the ordinary course of business and consistent with standard industry practice, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth on Schedule 4.24 to the Company Disclosure Schedule and except for transactions which have been entered into in the ordinary course of business consistent with past practices, Company has neither sold nor otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require Company to repurchase or otherwise reacquire any such assets.

           (c) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Company or any Company Subsidiary, as reflected in the Financial Statements, were classified and accounted for in all material respects in accordance with F.A.S.B. 115 and the intentions of management.

           (d) All investment securities owned by Company or any Company Subsidiary constitute lawful and permissible investments and, to Company's knowledge, are enforceable in all material respects in accordance with the terms thereof, except as limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     4.25 Intellectual Properties. Schedule 4.25 to the Company Disclosure Schedule sets forth a complete and correct list of all material registered trademarks, trade names, service marks and copyrights owned by or licensed to the Company or any Company Subsidiary for use in their respective businesses, and all material licenses and other agreements relating thereto and all agreements relating to material third party Intellectual Property that the Company or any Company Subsidiary is licensed or authorized to use in their businesses, including without limitation, any software licenses (collectively, the "Intellectual Property"). Except as set forth on Schedule 4.25 to the Company Disclosure Schedule, with respect to each material item of Intellectual Property owned by the Company or any Company Subsidiary, the Company or such Company Subsidiary possesses all right, title and interest in and to the item, free and clear of any material lien, claim, royalty interest or encumbrance. With respect to each item of Intellectual Property that the Company or such Company Subsidiary is licensed or authorized to use, the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect and, to the knowledge of the Company, has not been breached by any party thereto. Neither the Company nor any Company Subsidiary has ever received (or to the knowledge of the Company, is threatened) any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that the Company or any Company Subsidiary must license or refrain from using any intellectual property rights of a third party). To the knowledge of the Company, neither of the Company nor any Company Subsidiary has infringed upon or misappropriated any intellectual property rights of third parties and no third party has infringed upon or misappropriated any intellectual property rights of the Company or any Company Subsidiary).

     4.26 Governmental Reports. Since January 1, 1999, Company and each Company Subsidiary has filed each report or other filing that it was required to file with (i) the Federal Reserve, (ii) the OBRE, (iii) the FDIC, or (iv) any applicable state banking, insurance, securities, or other regulatory authorities (but for purposes of this clause (iv) only as to any such reports that are material) (together, in each case, with all exhibits thereto, and all reports, documents and schedules filed pursuant to the requirements of any state or federal banking laws, being the "Company Reports"). As of their respective dates each of the Company Reports was true and correct in all material respects and complied in all material respects with applicable statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.27 Reserve for Possible Loan and Lease Losses. The allowance for possible loan and lease losses shown on Company's consolidated balance sheet as of December 31, 2000 (plus all additions to such allowance and minus all charges against such allowance since such date) is to Company's knowledge adequate in all material respects, based on past loss experience and reasonably expected potential losses, to provide for all losses (after taking into account recoveries relating to loans, leases and other extensions of credit previously charged off) on loans, leases and other extensions of credit outstanding as of the date hereof.

     4.28  Affiliate Transactions. As of July 2, 2001, except as set forth on
Schedule 4.28 to the Company Disclosure Schedule and except for employment relationships, fees and compensation to directors for serving as a director (in each case which have been entered into in the ordinary course of business), there are no contracts or other transactions between Company or any of Company Subsidiaries, on the one hand, and any (i) executive officer or director of Company or any Company Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of Company or (iii) affiliate (as such term is defined in Regulation O promulgated under the Federal Reserve Act) of any such executive officer, director or beneficial owner, on the other hand.

     4.29 Government Approvals. To Company's knowledge, no fact or condition exists with respect to Company or any Company Subsidiary which Company has reason to believe will prevent Purchaser from obtaining approval of the Merger, the Bank Merger and other transactions contemplated by this Agreement by the Governmental Authorities.

     4.30 Fairness Opinion. The Board of Directors of the Company has received the written opinion of Hovde Financial LLC, to the effect that, as of the date of this Agreement, the Merger Consideration to be received by shareholders of the Company in the Merger is fair to such shareholders from a financial point of view.

     4.31 Affiliate Letters. Each of the individuals set forth in Schedule A has executed an Affiliate Letter in the form attached hereto as Exhibit G.

     4.32 Accuracy of Representations. The representations and warranties made by Company in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading.

                                   ARTICLE V

                       ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 Conduct of Business by the Company. Subject to any limitations imposed by this Agreement, from the date of this Agreement to the Effective Time, the Company will operate its business, and cause each Company Subsidiary to operate its business, in the ordinary course consistent with past practices. Subject to any limitations imposed by this Agreement, the Company will use all reasonable efforts to preserve intact the present business organizations of the Company and each Company Subsidiary and maintain in effect all material licenses, permits and approvals of Governmental Authorities and agencies necessary for the conduct of its present business.

Except as otherwise contemplated by this Agreement (Section 5.8 or otherwise) or as set forth on Schedule 5.1 hereto or as otherwise consented to or approved by Purchaser (which consent and approval shall not be unreasonably withheld), none of the Company or any Company Subsidiary shall:

           (a) issue, sell, purchase or redeem or commit or agree to issue, sell, purchase or redeem any shares of its capital stock, or any indebtedness which entitles the holder or holders thereof to exercise voting rights in connection with the election of its directors ("Voting Debt"); or issue or create or grant any options, warrants or rights to purchase shares of its common stock; or issue, sell or authorize the issuance or sale of securities of any kind convertible into or exchangeable for shares of its capital stock or any Voting Debt; or declare, set aside or pay any dividend or make any distribution in respect of its capital stock except for regular quarterly dividends of $1.80 per share payable in July 2001, October 2001, and to the extent the Closing Date has not occurred prior thereto, January 2002 and except for a special dividend payable immediately prior to the Effective Time in an amount equal to the product of $1.80 per share multiplied by a fraction, the numerator of which is the number of days elapsed from the end of calendar quarter immediately preceding the Merger through and including the Closing and the denominator of which is 90; provided, however, such special dividend shall be reduced in the event and to the extent the aggregate amount of quarterly dividends paid after January 1, 2001 and prior to the Closing exceeds 58% of the consolidated net income earned by the Company for the same period. The calculation of the special dividend, and the amount thereof, shall be based on estimated net income through the date immediately preceding the Effective Time, which estimate shall be based on a statement of consolidated net income for the period beginning on January 1, 2001 and ending on the last day of the month immediately preceding the month in which the Closing Date occurs (or the last day of the second month immediately preceding the month in which the Closing Date occurs if impracticable to use the month end immediately preceding the Closing Date), such statement of consolidated net income to be provided by the Company three (3) business days prior to Closing and to be prepared consistent with past practices, including as relates to conformance with generally accepted accounting principles, assuming consolidated net income earned for the period subsequent to such month end is equal to a pro rata amount of average monthly earnings theretofor for the year as calculated above.

           (b) amend its Articles of Incorporation (in the case of the Company or any Company Subsidiary), Charter (in the case of the Bank) or Bylaws;

           (c) make any increase in compensation or rate of compensation payable or to become payable to hourly, salaried or commissioned employees or officers, except for those which are normal, reasonable and consistent with past practices, nor enter into any written or oral employment agreement which by its terms cannot be terminated on thirty (30) days' notice or less without penalty, (except as contemplated by Section 5.1(d) hereof);

           (d) accrue, set aside, or pay to any officer or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation (except pursuant to pension, profit-sharing, bonus and other fringe benefit plans, agreements and arrangements presently in effect or in accordance with past practices) or adopt any new or amend in any material respect any Benefit Plan, except to the extent required by law or to maintain its qualified status intended to be so qualified under section 401(a) of the Code;

           (e) commit to purchase, sell, unwind or otherwise acquire or dispose of any derivative or synthetic mortgage product or enter into any interest rate swap transaction;

           (f) acquire any business entity or substantially all of the assets thereof, except as it relates to a foreclosure or other exercise of creditors' rights in the usual and ordinary course of its business;

           (g) enter into any contract or agreement to buy, sell, exchange or otherwise deal in any tangible assets in a single transaction or a series of related transactions in excess of $50,000 in aggregate value (it being understood that this provision does not apply to real property which is the subject of paragraph (s) below);

           (h) enter into any contract or agreement to buy, sell or exchange readily marketable investment securities in excess of $50,000, except for readily marketable United States Treasury bills or government agency securities with a maturity of less than one year;

           (i) make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may be) is in excess of $50,000;

           (j) file any applications to relocate operations from existing locations;

           (k) create or incur any liabilities, in a single transaction or a series of related transactions, in excess of $50,000, other than the taking of deposits and other liabilities incurred in ordinary course of business and consistent with past practices or as contemplated or permitted by or in connection with this Agreement and the consummation of the Merger;

           (l) create or incur or suffer to exist any mortgage, lien, pledge, or security interest, against or in respect of any property or right of the Company or any Company Subsidiary securing any obligation in excess of $50,000, except for pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits or if in the ordinary course of business consistent with past practice;

           (m) make or become a party to any contract or commitment in excess of $50,000, or renew, extend, amend or modify any contract or commitment in excess of $50,000, except in the usual and ordinary course of business or as otherwise contemplated or permitted by this Agreement;

           (n) make any loan, loan commitment or renewal or extension thereof to any individual, corporation, association, partnership, joint venture, other entity, government or governmental department or agency (collectively, a "Person"); provided, however, the Company or any Company Subsidiary may make loans originated in the ordinary course of business consistent with past practices and the Company's Credit Policy, Commercial Lending Policy, Real Estate Lending Policy, Construction Lending Policy, Consumer Lending Policy and Lending Authorities currently in effect applicable to the Company or any Company Subsidiary, it being agreed that any loan ("Excess Loan") made to any Person in an amount in excess of the lender's individual lending limit as stated in the Credit Policy as currently in effect shall be made subject to committee approval; provided, further, a representative of Purchaser shall be provided applicable loan committee documentation at or prior to each of the Company's Board Loan Committee and Officer Loan Committee meetings (and in any event substantially at the time any such documentation is provided to the members of such committee) at which any such Excess Loan would be approved consistent with the Company loan and credit policy, and Purchaser shall have an opportunity to object to the approval of such loan at any such meetings or within two (2) business days thereafter;

           (o) make any fixed rate loan, loan commitment or renewal or extension with a term longer than ten (10) years except for any such loans committed for sale on the secondary mortgage market or any variable loan, loan commitment or renewal or extension that has a rate adjustment period longer than five years or purchase, sell or exchange any loans other than sales of any newly-originated fixed rate loan with a term longer than ten (10) years;

           (p) discharge or satisfy any mortgage, lien, charge or encumbrance other than as a result of the payment of liabilities in accordance with the terms thereof, or except in the ordinary course of business, if the cost to the Company or any Company Subsidiary to discharge or satisfy any such mortgage, lien, charge or encumbrance is in excess of $50,000, unless such discharge or satisfaction is covered by general or specific reserves;

           (q) other than any committed or contractual obligations or liabilities included in the Company Disclosure Schedule, pay any obligation or liability, absolute or contingent, in excess of $50,000 except liabilities shown on the Company Financial Statements or except in the usual and ordinary course of business or in connection with the transactions contemplated hereby;

           (r) settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, involving an expenditure in excess of $50,000;

           (s) purchase any real estate, except for investments in OREO as a result of foreclosure or deed in lieu of foreclosure;

           (t) enter into or amend any continuing contract or series of related contracts in excess of $50,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than ninety (90) days' notice and without payment of any amount as a penalty, bonus, premium or other compensation for such termination except as contemplated or permitted by this Agreement;

           (u) enter into or amend any contract, agreement or other transaction, with any key officer or director of the Company or any Affiliate of such person (a "Company Insider") on terms that are less favorable to the Company than could be obtained from an unrelated third party on an arms' length basis; provided, however, Company shall not enter into or amend any loan with a Company Insider;

           (v) change in any material respect any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be appropriate in the opinion of the Chief Executive Officer of the Company or Bank or other appropriate senior management of the Company or the Bank, as the case may be, in each case to respond to then current business, market or economic conditions or as may be required by the rules of the AICPA or the FASB or by Governmental Authorities or by law;

           (w) knowingly or intentionally default under the terms of any agreement to which the Company or any Company Subsidiary is party, which default individually or in the aggregate would have a material adverse effect on the Company and the Company Subsidiaries taken as a whole;

           (x) amend, modify, extend, renew, or terminate any lease or sublease with respect to any real property, including with respect to ATMs, or enter into any new lease or sublease or any other agreement for the use and occupancy or purchase, sale or exchange of any real property.

     5.2 Filings, Approvals and Other Actions. Purchaser will, as soon as reasonably practicable, prepare and file all applications with Governmental Authorities to obtain the necessary approvals with respect to the transactions contemplated by this Agreement and the Company will cooperate in all reasonable respects with Purchaser in connection therewith. Purchaser shall cause all applications that it is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby to comply in all material respects with the provisions of applicable law, including without limitation, applicable provisions of the HOLA, the Illinois Banking Act, the Securities Act and the Exchange Act, except that Purchaser shall have no obligation for information furnished by Company for inclusion in any such filing. Each party will use all reasonable efforts and will cooperate with the other parties in the preparation and filing, as soon as reasonably practicable, of all other applications or other documents required to obtain all regulatory approvals and/or consents from any other applicable governmental or regulatory authorities for approval of the Merger and the Bank Merger contemplated by this Agreement, and will provide copies of such applications, filings and related correspondence to the other parties. Prior to filing each application, or other document with the applicable regulatory authority, each party will provide the other parties with a reasonable opportunity to review and comment on the non-confidential portions of each such application or other document. Each party will use all reasonable efforts and will cooperate in all reasonable respects with the other party in taking all reasonable actions necessary to obtain all of the foregoing regulatory approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Purchaser will keep the Company reasonably informed with respect to the status of all regulatory approvals and the applications therefore including providing copies of all written comments and all written requests for additional information with respect thereto. Subject to the terms and conditions herein provided, in furtherance and not in limitation of the foregoing: (i) each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, including, without limitation, in cooperation with the other party to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement; and (ii) neither party shall knowingly take or permit any of its subsidiaries to take any action to materially and adversely affect the ability to perform their obligations hereunder or which would result in the failure to make effective as promptly as practicable the transactions contemplated by this Agreement. In addition, at Purchaser's request, the parties will use all reasonable efforts and cooperate in all reasonable respects with each other to obtain any consents or waivers from third parties under any contract or agreement to which the Company or any Company Subsidiary is a party in order to prevent any breach or default from arising thereunder as a result of the consummation of the Merger or the Bank Merger.

     5.3   Acquisition Transactions.

           (a) The Company will not, and will cause the Company Subsidiaries and its and the Company Subsidiaries' respective officers, directors, employees, agents and affiliates (each of the foregoing other than the Company, including, without limitation, the Company Subsidiaries, being a "Restricted Person") not to, directly or knowingly indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any Person relating to any Acquisition Transaction (as defined herein), or participate in any negotiations in connection with or in furtherance of any Acquisition Transaction, or furnish to any person other than Purchaser and its representatives any non-public information with respect to the Company or any of the Company Subsidiaries in connection with or in furtherance of any of the foregoing. Notwithstanding the foregoing or anything elsewhere contained in this Agreement, the Company and each Restricted Person may, in response to a written proposal (unsolicited after the date hereof) from a third party regarding or with respect to the possibility of a Superior Acquisition Proposal (as herein defined), furnish information to, negotiate or otherwise engage in discussions with, such third party, if the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and after considering the written advice of its outside counsel, that failing to take such action would be inconsistent with the fiduciary duties of such Board of Directors under applicable law. The Company shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties (other than the Purchaser) conducted heretofore with respect to any of the foregoing. The Company shall promptly provide to Purchaser telephone notice of any proposal or offer for an Acquisition Transaction received after the date of this Agreement and shall promptly provide Purchaser with the name of any party seeking after the date of this Agreement to engage in discussions or negotiations, or requesting information, in connection with an Acquisition Transaction, and, after receipt of a written offer or proposal from such party with respect to such an Acquisition Transaction, a description of the material economic terms and conditions of such offer or proposal, including without limitation, as may be contained in any agreements or other related documents with respect to such offer or proposal, except that neither the identity of the party making any such offer or proposal or seeking to engage in such discussions or negotiations or such information, nor such terms and conditions, shall be required to be disclosed (except in a Superior Proposal Termination Notice (as defined in Section 7.1 hereof)) to the extent the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and after considering the written advice of its outside counsel, that such disclosure would be inconsistent with the fiduciary duties of such Board of Directors under applicable law.

           (b) "Acquisition Transaction" means (i) a bona fide tender or exchange offer for at least 25% of the then outstanding shares of any class of capital stock of the Company by any person other than Purchaser or an affiliate of Purchaser, (ii) a merger, consolidation or other business combination with the Company or the Bank involving any Person other than Purchaser or an affiliate of Purchaser, (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (whether in one transaction or a series of related transactions) involving a substantial part of the Company's consolidated assets, including stock of any of the Company Subsidiaries, to any person other than Purchaser or an affiliate of Purchaser, (iv) the acquisition by any Person (other than Purchaser or an affiliate of Purchaser) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act, but including any shares that may be acquired pursuant to the exercise of any right, option, warrant or other agreement regardless of when such exercise may occur) of 25% or more of the then outstanding shares of any class of capital stock of the Company, including shares of capital stock currently owned by such person,
(v) a proxy or consent solicitation made to shareholders of the Company seeking proxies or consents in opposition to any proposal relating to any of the transactions contemplated by this Agreement that has been recommended by the Board of Directors of the Company, or (vi) the making of a bona fide proposal to the Company or its shareholders by public announcement or written communication, that is or becomes publicly disclosed, to engage in one or more of the transactions described in clauses (i) through (v) above.

           (c) "Superior Acquisition Proposal" means a bona fide, written proposal or offer unsolicited after the date hereof made by any Person (or group) (other than Purchaser) with respect to an Acquisition Transaction on financial terms which the Board of Directors of the Company determines in good faith, after considering the advice of the Company's independent financial advisor, is more favorable to the holders of the Company Common Stock than the transactions contemplated hereby, including, without limitation, taking into account issues with respect to financing.

           (d) Notwithstanding anything to the contrary contained in this Agreement, the Company and each Restricted Person may, in response to an inquiry (unsolicited after the date hereof) by a third party related to an Acquisition Transaction (or the possibility thereof), advise any such person of the restrictions in this Section 5.3 and may furnish a copy of this Agreement to any person making such an inquiry who the Board of Directors of the Company determines in good faith, after consultation with its financial advisor, is reasonably capable of making a Superior Acquisition Proposal.

     5.4   Notification of Certain Matters.

           (a) Each party shall give prompt notice to the other parties of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery has caused or would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete if remade at such time, but only if such a failure to be true, accurate or complete would be likely to result in the failure of a condition set forth in Section 6.2(a) or Section 6.3(a), as applicable, if the Closing were to occur at such time, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

           (b) From and after the date hereof to the Effective Time, the Company shall deliver monthly updates to the Company Disclosure Schedule as of each month-end and as of five (5) business days prior to the Effective Time, ("Disclosure Schedule Updates") to Purchaser to describe any matter hereafter arising which, in the good faith judgment of the Company, would, if such matter had existed as of the date of this Agreement, have rendered any representation or warranty of the Company contained in Article IV of this Agreement materially inaccurate or incomplete when made in this Agreement. The Company shall use its reasonable efforts to provide the Disclosure Schedule Updates on or before the 25th day of each calendar month with respect to such matters existing at the end of the preceding calendar month and as to which the Company then had knowledge. If the Company is unable to so provide a particular Disclosure Schedule Update by such 25th day notwithstanding its reasonable efforts, the Company shall provide such particular Disclosure Schedule Update as soon as reasonably practicable thereafter. Within twenty (20) days after receipt of any Disclosure Schedule Update, Purchaser may exercise its right to terminate this Agreement pursuant to Section 7.1(f) hereof, if the information in such Disclosure Schedule Update together with the information in any or all of the Disclosure Schedule Updates previously provided by the Company demonstrates that the business of the Company and the Company Subsidiaries, taken as a whole, has suffered or is reasonably likely to suffer, as a result of such matters so disclosed on the Disclosure Schedule Updates, a material adverse effect which cannot be cured prior to the Drop Dead Date (as defined in Section 7.1 hereof); provided, however, in making the determination as to such a material adverse effect, any event or condition which would not be given effect in making the determination under Section 6.2(c) shall also not be given effect with respect to the determination as to such a material adverse effect under this Section 5.4
(b). Notwithstanding the foregoing, Purchaser shall not be entitled to so exercise its termination right pursuant to Section 7.1(f) for so long as, following notice from Purchaser with respect to such material adverse effect, the Company is using its good faith efforts to "cure" any matters giving rise to such right.

     5.5 Purchaser Access to Information; Confidentiality. Subject to applicable law, legal privilege and the fiduciary duties of the Board of Directors of the Company:

           (a) Between the date hereof and the Effective Time, the Company will afford, and will cause each Company Subsidiary to afford, to the officers, accountants, attorneys and authorized representatives of Purchaser reasonable access during normal business hours to the banking offices, personnel, advisors, consultants, properties, examination reports, contracts, commitments, books and records of the Company or the Company Subsidiaries, including all attorneys' responses to auditors' request for information and accountants' workpapers, whether such documents are located on the premises of the Company or elsewhere. The Company shall furnish Purchaser with all such statements (financial and otherwise), records, examination reports (to the extent permitted or authorized by the Federal Reserve, FDIC or the OBRE) and documents or copies thereof, and other information concerning the business and affairs of the Company or the Company Subsidiaries as Purchaser shall from time to time reasonably request. The Company further agrees to cause its accountants, attorneys and such other persons as the parties shall mutually agree upon to fully cooperate with Purchaser and its representatives in connection with the right of access granted herein.

           (b) The Company will promptly furnish to Purchaser (i) a copy of each material report filed by it with any governmental authority, including without limitation, any Company Report during the period after the date hereof and prior to the Effective Time, and (ii) all other information concerning its business, properties and personnel as Purchaser may reasonably request. Each financial statement set forth in a Company Report so filed and each financial statement provided by the Company to Purchaser pursuant to the next following sentence, together with any notes or schedules thereto, will present fairly in all material respects the information set forth therein for the period specified therein (subject, in the case of unaudited statements, to normal year-end adjustments and any other adjustments described therein or the applicable principles with respect thereto), in each case in accordance with generally accepted accounting principles, consistently applied (except that the unaudited financial statements may not include all footnote disclosures required by generally accepted accounting principles, consistently applied) during the periods involved, or applicable regulatory principles, as the case may be, in each case except as otherwise provided herein, stated therein or in the notes thereto. Throughout the period after the date hereof and prior to the Effective Time, the Company will provide to Purchaser, on or before the 25th day of each calendar month, (i) the minutes from each Board of Directors meeting of the Company and each Company Subsidiary, and any written reports of management of the Company and each Company Subsidiary submitted to the Board of Directors of the Company and each Company Subsidiary, respectively, for the most recently available month, including to the extent available, delinquency schedules, addition to loan loss reserves, and payroll reports, and (ii) monthly financial statements of the Company and each Company Subsidiary prepared by the Company consistent with past practices for the preceding month. Throughout the period after the date hereof and prior to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular basis with representatives of Purchaser and to report the general status of the ongoing operations of the Company and each Company Subsidiary. During such period, the Company promptly will notify Purchaser of any change in the ordinary course of business and will keep Purchaser promptly and reasonably informed of such events and such additional matters as Purchaser may reasonably request. During such period, the Company will, subject to applicable law, consult with Purchaser before taking any steps to comply with suggestions made by any bank regulatory authority which could reasonably be considered to be material to the Company. All information obtained by Purchaser at these meetings shall be treated in confidence as provided in this Section 5.5.

           (c) All information and documents to which Purchaser or Company, as applicable, is given access pursuant to Section 5.5 and 5.6, or otherwise hereunder, shall be subject to the confidentiality agreements executed by Purchaser and Company dated February 27, 2001 and May 15, 2001 which shall survive this Agreement.

     5.6 Company Access to Information. Subject to applicable law, legal privilege and the fiduciary duties of the Board of Directors of Purchaser:

           (a) Between the date hereof and the Effective Time, the Purchaser will, subject to any restrictions under applicable law, afford to the officers, accountants, attorneys and authorized representatives of the Company reasonable access during normal business hours to senior executive officers and the books and records of the Purchaser or the Purchaser Subsidiaries, whether such documents are located on the premises of the Purchaser or elsewhere. The Purchaser shall make available to the Company, solely for the purposes of evaluating an investment in Purchaser's Common Stock pursuant to the terms of the Merger, such statements (financial and otherwise), records, examination reports (to the extent permitted or authorized by the OTS or FDIC) and documents or copies thereof, and other information concerning the business and affairs of the Purchaser or the Purchaser Subsidiaries as the Company may reasonably request for purposes thereof. The Purchaser further agrees to cause its accountants, attorneys and such other persons as the parties shall mutually agree upon to fully cooperate with Company and its representatives in connection with the right of access granted herein.

           (b) The Purchaser will promptly furnish to the Company (i) a copy of each report and statement filed with the SEC and each material report filed by it with any Governmental Authority, including without limitation, any Purchaser Report during the period after the date hereof and prior to the Effective Time, and (ii) all other information concerning its business, properties and personnel as Company may reasonably request. Each financial statement set forth in a Purchaser Report so filed and each financial statement provided by the Purchaser to, together with any notes or schedules thereto, will present fairly in all material respects the information set forth therein for the period specified therein (subject, in the case of unaudited statements, to normal year-end adjustments and any other adjustments described therein or the applicable principles with respect thereto), in each case in accordance with generally accepted accounting principles, consistently applied (except that the unaudited financial statements may not include all footnote disclosures required by generally accepted accounting principles, consistently applied) during the periods involved or applicable regulatory principles, as the case may be.

     5.7   Registration Statements; Shareholder Approval; and Related Matters.
(a) As soon as practicable after the date hereof, Purchaser shall prepare in proper form and file with the SEC a Registration Statement on Form S-4 covering the Purchaser Common Stock to be issued to holders of Company Common Stock in the Merger, which Registration Statement shall include the Proxy Statement for use in soliciting proxies for the Special Meeting (as defined herein), and Purchaser shall use its best efforts to cause the Registration Statement to become effective as soon as possible under the Securities Act and remain effective until completion of the distribution of Purchaser Common Stock in connection with the Merger. The Company shall furnish all information concerning it and the holders of its capital stock as the Purchaser may reasonably request in connection with the Registration Statement.

           (b) The Company will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders, as soon as practicable, but in no event later than forty-five (45) days, after the date the SEC declares the Registration Statement effective and Purchaser has provided the Company with reasonable evidence thereof, for the purpose of obtaining shareholder approval of this Agreement and the Merger (the "Special Meeting"); provided, however, that the Proxy Statement shall not be mailed to the holders of Company Common Stock until Hovde Financial, LLC has, if so requested by the Board of Directors of the Company, delivered to the Board of Directors of the Company for inclusion in the Proxy Statement an opinion, dated the mailing date, to the effect that the Merger Consideration is fair to the shareholders of the Company from a financial point of view in standard industry form with respect to transactions of this nature. Subject to the fiduciary duties of the Board of Directors of the Company, after the Board has considered the advice of outside counsel, the Proxy Statement will include the recommendation by the Board of Directors of the Company that the shareholders of the Company approve this Agreement and the Merger.

           (c) The Company shall furnish from time to time such information concerning the Company as is necessary in order to cause the Registration Statement (including the Proxy Statement contained therein), insofar as it relates to the Company, to be prepared in accordance with applicable law and to contain no untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, at the time it becomes effective, in light of the circumstances under which they are made, not misleading. The Company agrees promptly to advise the Purchaser if at any time prior to the Special Meeting any information provided by Company for inclusion in the Proxy Statement is or becomes incorrect, incomplete or misleading in any material respect, and to provide to Purchaser the information needed to correct such inaccuracy or omission. The Purchaser shall supply for inclusion in the Registration Statement (including the Proxy Statement contained therein) such information relating to Purchaser or Purchaser Subsidiaries as is necessary in order to cause the Registration Statement (including the Proxy Statement contained therein) to be prepared in accordance with applicable law and to contain no untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they are made, not misleading. The Purchaser agrees promptly to advise the Company if at any time prior to the Effective Time any information in the Registration Statement is or becomes incorrect, incomplete or misleading in any material respect, and in that case or the case of any corrected information furnished by the Company, to cause the Registration Statement (including the Prospectus contained therein) to be corrected, filed with the SEC and disseminated to the holders of the Company Common Stock as soon as practicable, in each case as and to the extent required by law.

           (d) Purchaser shall use its reasonable best efforts to have authorized, as soon as practicable, for listing on the Nasdaq Stock Market, upon official notice of issuance, the shares of Purchaser Common Stock to be issued in the Merger.

     5.8 Employee Benefits. From and after the date hereof and until the Effective Time, the Company and Purchaser shall cooperate in effecting the following treatment of the Benefit Plans, except as mutually agreed upon by Purchaser and the Company prior to the Effective Time, and from and after the Effective Time Purchaser shall, and shall cause its subsidiaries and affiliates, to comply with the provision of this Section 5.8.

           (a) At the Effective Time, Purchaser or any Purchaser Subsidiary shall, to the extent required by Purchaser, be substituted for the Company or any Company Subsidiary as the sponsoring employer under those

Benefit Plans with respect to which Company or any Company Subsidiary is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Company or Company Subsidiary with respect to each such plan. Except as otherwise provided herein, each such plan and any Benefit Plan sponsored by the Company or any Company Subsidiary shall be continued in effect by Purchaser or any applicable subsidiary of Purchaser after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to Purchaser or any applicable subsidiary of Purchaser under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall be limited by and otherwise comply with the terms of such plan and applicable law. The Company, each Company Subsidiary and Purchaser will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

           (b) After the Effective Time, to the extent the Purchaser or a Purchaser Subsidiary makes available one or more of its employee benefit plans or programs (the "Purchaser Benefit Plans") to employees of the Company or any Company Subsidiary as of the Effective Time ("Company Employees") it shall (i) grant credit for service with the Company or any Company Subsidiary under the Purchaser Benefit Plans with respect to the participation and vesting of such employees in such Purchaser Benefit Plans, (ii) waive waiting periods and preexisting condition exclusions under the Purchaser Benefit Plans to extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the Benefit Plans of the Company or a Company Subsidiary, (iii) credit expenses treated as satisfying deductible and co-pay requirements in the Benefit Plans of the Company or a Company Subsidiary as satisfying similar requirements in the Purchaser Benefit Plans for the year in which such expenses are incurred, and (iv) shall otherwise provide for participation in such Purchaser Benefit Plans on the same terms and conditions as other similarly-situated employees of Purchaser or Purchaser Subsidiary. Nothing in the preceding sentence shall obligate Purchaser to provide or cause to be provided any benefits duplicative to those provided under any Benefit Plan continued pursuant to subparagraph (a) above. Except as otherwise provided in this Agreement, the power of Purchaser or Company or any subsidiary of Purchaser to amend or terminate any benefit plan or program, including any Benefit Plan, shall not be altered or affected, but shall remain subject to any limitations provided in such plans or under applicable law.

           (c) From and after the Effective Time, and for a period of at least one year thereafter, employees of the Company or any ERISA Affiliates shall be eligible for severance benefits on terms no less favorable than that policy of the Bank as of the date hereof ( a copy of which has been provided to Purchaser), modified as set forth on Schedule 5.8(c) of the Purchaser Disclosure Schedule.

           (d) The Company and Purchaser shall take actions with respect to certain Benefit Plans as set forth on Schedule 5.8(d) of the Purchaser Disclosure.

           (e) Nothing in Section 5.8 is intended, nor shall it be construed, to confer any express or implied third party beneficiary rights in any person including present or former employees of the Company or any Company Subsidiary and any beneficiaries or dependents thereof.

     5.9   D&O Indemnification.

           (a) Purchaser and Merger Sub hereby agree that for six (6) years after the Effective Time, Purchaser and the Surviving Corporation shall cause to be maintained in effect the Company's and Company Subsidiary's current policy of officers' and directors' liability insurance with respect to actions and omissions occurring on or prior to the Closing Date; provided, however, that Purchaser or the Surviving Corporation may substitute therefore policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered persons provided that such substitution shall not result in any lapses in coverage with respect to matters occurring on or prior to the Effective Time; provided, further, that Purchaser or the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company and/or the Company Subsidiaries prior to the date hereof (which premium is disclosed in Schedule 5.9 to the Company Disclosure Schedule) and if the Purchaser and the Surviving Corporation are unable to obtain the insurance required by this Section 5.9, they shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

           (b) From and after the Effective Time through the sixth anniversary of the Effective Time, the Purchaser and Mid America (each an "Indemnifying Party" and together the "Indemnifying Parties") jointly and severally agree to indemnify and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time a director, officer, employee or agent of the Company or a Company Subsidiary, or trustee of any benefit plan of the Company or any Company Subsidiary (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters involving the Company, and/or any Company Subsidiary existing or occurring at or prior to the Effective Time, including in connection with the transaction contemplated by this Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which the Company or the applicable Company Subsidiary is or was permitted or required by law or their respective Articles of Incorporation and Bylaws to indemnify such Indemnified Parties and in the manner to which it could indemnify such parties under the Articles of Incorporation and Bylaws of such entity, in each case as in effect on the date hereof, or under applicable law; provided, however, that all rights to indemnification in respect to any claim asserted or made within such period shall continue until the final disposition of such claim.

           (c)   Any Indemnified Party wishing to claim indemnification under
Section 5.9(b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the appropriate Indemnifying Party thereof, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to promptly and timely assume, the defense thereof with counsel reasonably acceptable to such Indemnified Party and the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to, or fails to promptly and timely, assume such defense, or to appropriately defend such claim once assumed (except with respect to any settlement contemplated below), the Indemnified Parties may retain counsel which is reasonably satisfactory to Purchaser to handle such defense and the Indemnifying Party shall pay, promptly as statements therefore are received, the reasonable fees and expenses of all such counsel for an Indemnified Party (which may not exceed one firm in any jurisdiction for an Indemnified Party), and notwithstanding any assumption of such defense by the Indemnifying Party, an Indemnified Party may retain counsel of its own choosing to monitor such defense (with the Indemnified Party assuming any and all expenses as a result of hiring such counsel); (ii) the Indemnified Parties will cooperate in the defense of any such matter; (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, and
(iv) the Indemnifying Party shall not make any settlement of any such claim without the prior written consent on an Indemnified Party, which consent shall not be unreasonably withheld.

           (d) Purchaser and Merger Sub expressly acknowledge any exculpation, indemnification, advancement of expenses and like obligations of the Company and Bank and any other Company Subsidiary contained in their respective Articles of Incorporation and Articles of Association, as the case may be, or By-Laws with respect to Indemnified Parties and hereby expressly agree to honor in accordance with their terms all such obligations.

           (e) If the Surviving Corporation or any of its successors or assigns or any entity which is subject to this Section 5.9 or any portion hereof
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, as a condition to such transaction proper provision shall be made so that the successors and assigns of the Surviving Corporation and each such continuing or surviving corporation and each such transferee and conveyee, as the case may be, shall expressly assume in writing, for the benefit of the persons entitled to the benefits of this Section 5.9, the obligations set forth in this Section 5.9.

           (f) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs, beneficiaries and representatives and are in addition to any other rights to indemnification or contribution or any similar rights (including, in each case and without limitation, the right to advancement of expenses) such person may have by law, contract or otherwise. Purchaser and/or the Surviving Corporation shall pay upon request all expenses, including reasonable attorneys fees and expenses that an Indemnified Party may incur in successfully enforcing its rights under this Section 5.9.

     5.10  Further Assurances; Form of Transaction.

           (a) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

           (b) If necessary to expedite the Closing of the Merger, the Bank Merger or any other transactions contemplated by this Agreement, the parties agree that each will take or perform any additional reasonably necessary or advisable steps to restructure the transactions contemplated hereby provided, however, that any such restructuring will not result in any change in the Merger Consideration, or result in any adverse consequences to the Purchaser, the Company or the Company Shareholders.

     5.11  Environmental Matters.

           (a) Purchaser has engaged Schrack Environmental Consulting, Inc. ("Schrack") to conduct a mutually acceptable Phase II environmental assessment (the "Phase II") of the property located at 2036 North Clark Street (the "2036 Property") in accordance with the Access Agreement previously executed in connection with the transaction contemplated hereby (the "Access Agreement") and to complete and deliver to Purchaser and the Company the Phase II report by July 13, 2001 or as soon as practicable thereafter, but in no event later than July 31, 2001. If any further environmental investigation, sampling, analysis, or other follow-up work is necessary after the date hereof but prior to July 31, 2001 in order to complete the Phase II and issue such report by July 31, 2001, then Purchaser shall engage Schrack to expeditiously complete said work. The fees and expenses of the consultant with respect to the Phase II shall be paid by Purchaser. Prior to the Closing, Purchaser shall keep the results of the Phase II confidential and shall not disclose those results to any third party other than its advisors, affiliates, lenders, and attorneys, except with the prior written consent of the Company or to the extent required to be disclosed to the Illinois Environmental Protection Agency ("IEPA") or other governmental authority in order to proceed as contemplated under this Section 5.11 or otherwise required by law. If the Phase II does not discover materials in concentrations which exceed the Inhalation/Ingestion Remediation Objectives for Industrial/Commercial Properties (35 IAC 742-Appendix B - Table B) for the materials being tested for in accordance with the Access Agreement (the "Standard"), Purchaser agrees that the discovery of materials being tested for in accordance with the Access Agreement and this Section 5.11 shall not be deemed material or give rise to any rights or remedies under this Section 5.11 or for any purposes of this Agreement and Purchaser shall have no further rights, and Seller shall have no further obligations, under this Section 5.11; provided, however, notwithstanding the results of the Phase II, the Company shall use its reasonable efforts to cause the removal and disposal of the heating oil tank and its contents and to close in place the gasoline tank beneath the portion of the 2036 Property leased to Paul Heath Audio (if not previously filled with gravel), all in accordance with the requirements therefor of any applicable Environmental Laws, as soon as practicable, but failure to accomplish the foregoing shall not be a condition of closing provided the Company has so used its reasonable efforts in good faith.

           (b) If the Phase II discovers the presence of materials which exceed the Standard, Purchaser shall obtain from a mutually acceptable consultant, a good faith estimate of the cost to enter the 2036 Property in the IEPA's Site Remediation Program 415 ILCS 5/58 et. seq. and to obtain a No Further Remediation Letter (an "NFR Letter") pursuant to the most cost effective commercially reasonable manner for industrial/commercial use, it being understood that the use of the 2036 Property is intended to continue in the manner as of the date hereof (the "Estimate"). Purchaser shall cause the Estimate to be prepared in good faith and simultaneously delivered to the Company and Purchaser as soon as practicable, but within ten (10) days of the completion of the Phase II. The consultant shall take engineered barriers, institutional controls and risk-based objectives into account when calculating the Estimate. Purchaser expressly acknowledges that the IEPA may issue an NFR Letter without requiring that materials which emanated from the tanks, if any, be remediated.

           (c) Upon receipt of an Estimate which exceeds $200,000 to obtain the NFR Letter, the parties shall attempt in good faith to agree that the Estimate is accurate under the circumstances or that another estimate amount is appropriate. If the parties are unable to agree in good faith that the Estimate is accurate or that another amount is appropriate, then the Company may elect to cause the determination of the amount of costs to obtain an NFR Letter in accordance with subsection (a) above to be determined in good faith, after a presentation of the facts and circumstances by the parties, by a mutually acceptable environmental consultant who did not prepare the Estimate, which determination shall be final and binding. The Estimate, if mutually accepted by the parties, or another estimate amount agreed to as appropriate pursuant to the first sentence of this subsection as appropriate, or the amount determined by the environmental consultant referred to in the immediately preceding sentence, as the case may be, is hereinafter referred to as the "Final Estimate."

           (d) If the Final Estimate is below $100,000, Purchaser agrees that the discovery of materials being tested for in accordance with the Access Agreement shall not be deemed material or give rise to any rights or remedies under this Section 5.11 or for any purposes of this Agreement. If the Final Estimate is more than $100,000 and less than $200,000, Purchaser agrees that the discovery of materials being tested for in accordance with the Access Agreement shall not be deemed material or give rise to any rights or remedies under this
Section 5.11 or for any purposes of this Agreement, the aggregate Merger Consideration shall be reduced in an amount by which the Final Estimate exceeds $100,000 and the per-share amount of the Merger Consideration as contemplated hereby shall be automatically adjusted to give effect to such adjustment (provided that the determination of how such reduction shall be applied to the cash and/or stock portion shall be in the Company's sole discretion).

           (e) If the Final Estimate exceeds $200,000, Purchaser agrees that the discovery of materials being tested for in accordance with the Access Agreement shall not be deemed material or give rise to any rights or remedies of Purchaser under this Section 5.11 or for any purposes of this Agreement, and the Company, in its sole discretion, may thereafter elect to: (i) reduce the aggregate Merger Consideration in an amount by which the Final Estimate exceeds $100,000, and the per-share amount of the Merger Consideration as contemplated hereby shall be automatically adjusted to give effect to such adjustment (provided that the determination of how such reduction shall be applied to the cash and/or stock portion shall be in the Company's sole discretion), or (ii) terminate this Agreement pursuant to Section 7.1(i).

           (f) If the Phase II discovers materials that exceed the Standard, Purchaser may elect to commence to obtain an NFR Letter, and the Company shall provide the Purchaser reasonable cooperation and access to the 2036 Property as necessary to enable Purchaser to proceed in obtaining the NFR Letter as contemplated herein. Notwithstanding the foregoing, if Purchaser elects to access the 2036 Property prior to Closing, it shall execute the access agreement attached hereto as Exhibit I. In addition: (i) obtaining an NFR Letter is not a condition to Purchaser's obligation to close the transaction contemplated hereby, and (ii) the Company shall have no obligation to obtain an NFR Letter, before Closing or, without limiting Purchaser's obligations below, subsequent to Closing, with respect to the 2036 Property. If not obtained prior to Closing, Purchaser agrees to use its best efforts to obtain the NFR Letter as contemplated herein subsequent to the Closing, including making aggregate expenditures (whether made before or after Closing) up to an amount equal to the Final Estimate.

           (g) From and after the Effective Time, until such time as the NFR Letter is issued, those persons entitled to indemnification pursuant to Section
5.9 of this Agreement shall have the right to enforce Purchaser's obligations to use best efforts to obtain the NFR Letter under Section 5.11(f); provided, however, nothing provided in this Section 5.11 shall obligate Purchaser to expend an aggregate amount in excess of the Final Estimate.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to and as of the Effective Time of each of the following conditions:

           (a) Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of Company;

           (b) Regulatory Approvals. The transactions contemplated by this Agreement, including but not limited to, the Bank Merger, shall have been approved by all Governmental Authorities, such approvals shall be in effect and shall not contain any conditions which would be unusual for the transactions contemplated hereby and which would adversely affect, in any material respect, the benefits to Purchaser of the Merger, and all applicable waiting periods in connection therewith shall have expired or been terminated;

           (c) No Injunctions, etc. No Governmental Authority or court of competent jurisdiction shall have entered any order which is then in effect and has the effect of making illegal or prohibiting the Merger or the Bank Merger and no statute, rule or regulation shall have been enacted in the United States by any Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the Merger or the Bank Merger.

           (d) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and no stop order shall be in effect with respect thereto and no proceedings for such purpose shall be pending or threatened by the SEC.

           (e) Nasdaq Listing. Purchaser's Common Stock, when issued as Merger Consideration, shall be included for trading on Nasdaq.

     6.2 Additional Conditions to Obligations of Purchaser and Merger Sub. The obligations of Purchaser and Merger Sub to effect the Merger shall be subject to the fulfillment on the Closing Date and as of the Effective Time of each of the following conditions (any one or more of which may be waived by Purchaser and Merger Sub, but only in writing):

           (a) Accuracy of Representations and Warranties. All of the representations and warranties of Company contained in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall remain true and correct in all material respects as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties which are limited to a specific date shall be true and correct as of such date only). For purposes of this Section 6.2(a), the representations and warranties made by the Company in Sections 4.4(a), 4.6, 4.7, 4.8(c), 4.10, 4.13, 4.16, 4.19(a), (c), (d), (e), (f), and (h), 4.20(b), 4.21(b), 4.23(b), 4.24(c)
and (d), 4.25 and 4.27 shall be deemed to be true and correct in all material respects as of the date of this Agreement, and the representations and warranties made by the Company in Sections 4.4(a), 4.6, 4.7, 4.8(c), 4.10, 4.13, 4.16, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24(c), 4.24(d), 4.25, 4.26 and 4.27 shall be deemed to be true and correct in all material respects as of the Effective Time and as of any such specific date, unless in each case the failure to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification set forth in such representation and warranty as to materiality or as to having a material adverse effect on the business, financial condition or results of operation, all taken together, of the Company and the Company Subsidiaries taken as a whole, has had or is reasonably likely to have following the Effective Time a material adverse effect on the business, financial condition or results of operation, all taken together, of the Company and the Company Subsidiaries taken as a whole; provided, however, that in making the determination as to the accuracy of such representations and warranties as of the Effective Time, any event or condition which would not be given effect in making the determination under Section 6.2(c) below shall also not be given effect with respect to the determination of the accuracy of such representations and warranties as of the Effective Time under this Section 6.2(a).

           (b) Performance by Company. Company shall have performed and satisfied in all material respects or otherwise complied in all material respects with, or caused such performance and satisfaction of and compliance with, all material covenants and agreements required by this Agreement to be performed or otherwise complied with by Company or any Company Subsidiary on or prior to the Effective Time.

           (c) No Adverse Material Change. Since July 2, 2001, there has not been, except for the transactions as contemplated herein, or matters related thereto any event or condition of any character (other than changes in (i) laws, regulations, interpretations or GAAP affecting banks and/or their holding companies, and (ii) changes in economic or general conditions affecting similarly situated banks and/or bank holding companies (including, without limitation, changes in interest rates)) which have had or would be reasonably expected to have a material adverse effect on the business, financial condition or results of operations, all taken together, of the Company and the Company Subsidiaries, taken as a whole.

           (d) Officer's Certificate. There shall be delivered to Purchaser a certificate (dated as of the Closing Date and signed by the President of the Company on behalf of Company) stating that to the best of his knowledge the conditions set forth in clauses (a) through (c) above have been satisfied.

           (e) Secretary's Certificate. All action required to be taken by or on the part of Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and the shareholders of Company, and Purchaser shall have received certified copies of the resolutions evidencing such authorization.

           (f) Legal Opinion. Purchaser shall have received an opinion, dated the Closing Date, of Altheimer & Gray, counsel for Company, substantially in the form of Exhibit E.

           (g) Agreements. Purchaser shall have received on or prior to the Effective Time copies of the Agreements in the forms of Exhibit A and B and executed by Company (as applicable) and the individuals identified in Schedule A hereto (it being understood that Shareholder Voting Agreements in the form of Exhibit A hereto representing in the aggregate at least 51% of the issued and outstanding shares of Company Common Stock executed by the parties identified on the attached Schedule A and Non-Competition Agreements in the form of Exhibit B hereto executed by the parties identified on the attached Schedule A have been delivered simultaneously with the execution hereof).

           (h) Resignations. Company shall have procured and delivered to Purchaser the resignations of each of the directors of Company and the Company Subsidiaries in form and substance reasonably acceptable to Purchaser (none of which resignations shall prejudice or limit any rights such persons would otherwise have).

           (i) Consents. To the extent any material lease, license, loan or financing agreement or other contract or agreement to which Company of any Company Subsidiary, as the case may be, is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not have a material adverse effect on the business of the Company and the Company Subsidiaries taken as a whole.

           (j) Accountant's Letter. To the extent financial information of the Company is required to be included in the Registration Statement, Company shall have caused to be delivered to Purchaser a letter from Company's independent public accountants, Crowe, Chizek and Company LLP dated the date on which the Registration Statement shall become effective and addressed to Purchaser and Company, with respect to Company's consolidated financial position and results of operations, and applying described procedures which shall be consistent with applicable professional standards for "comfort" letters delivered by independent accountants in connection with comparable transactions involving the acquisition of a non-public company which has not been required to prepare financial statements in conformance with Regulation S-X promulgated by the SEC.

     6.3 Additional Conditions to Obligations of Company. The obligations of Company to effect the Merger shall be subject to the fulfillment on the Closing Date and as of the Effective Time of each of the following conditions (any one or more of which may be waived by Company, but only in writing):

           (a) Accuracy of Representations and Warranties. All of the representations and warranties of Purchaser and Merger Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time, as though such representations and warranties were made at and as of the Effective Time (except that representations and warranties which speak as of the date of this Agreement or some other date shall be true and correct as of such date only). For purposes of this Section 6.3(a), the representations and warranties made by the Purchaser in Sections 3.8(b), 3.9, 3.11, 3.12, 3.13 and
3.14 shall be deemed to be true and correct in all material respects unless the failure to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification set forth in such representation and warranty as to materiality or as to having a material adverse effect on the business, financial condition or results of operation, all taken together, of the Company and the

Company Subsidiaries taken as a whole, has had or is reasonably likely to have following the Effective Time a material adverse effect on the business, financial condition or results of operation, all taken together, of Purchaser and the Purchaser Subsidiaries taken as a whole; provided, however, that in making the determination as to the accuracy of such representations and warranties as of the Effective Time, any event or condition which would not be given effect in making the determination under Section 6.3(c) below shall also not be given effect with respect to the determination of the accuracy of such representations and warranties as of the Effective Time under this Section 6.3(a).

           (b) Performance by Purchaser and Merger Sub. Purchaser and Merger Sub shall have performed and satisfied in all material respects or otherwise complied in all material respects with, or caused such performance and satisfaction of and compliance with, all material covenants and agreements required by this Agreement to be performed or otherwise complied with by Purchaser or Merger Sub on or prior to the Effective Time.

           (c) No Material Adverse Change. Since July 2, 2001, there has not been, except for the transactions as contemplated herein, or matters related thereto any event or condition of any character (other than changes in (i) laws, regulations, interpretations or GAAP affecting banks and/or their holding companies, and (ii) changes in economic or general conditions affecting similarly situated savings banks and/or savings and loan holding companies (including, without limitation, changes in interest rates) which have had or would be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Purchaser and the Purchaser Subsidiaries, taken as a whole.

           (d) Officers' Certificates. There shall be delivered to Company certificates (dated as of the Closing Date and signed by the Chairman of the Board or President of Purchaser and by the President of Merger Sub) stating that to the best knowledge of the signers thereof, the conditions set forth in clauses (a) through (c) above have been satisfied.

           (e) Secretary's Certificate. All action required to be taken by or on the part of Purchaser and Merger Sub to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken and Company shall have received certified copies of resolutions evidencing such authorization.

           (f) Legal Opinion. Company shall have received an opinion, dated the Closing Date of Vedder, Price, Kaufman & Kammholz, in substantially the form of Exhibit F.

                                  ARTICLE VII

                            TERMINATION OF AGREEMENT

     7.1   Termination. This Agreement may be terminated prior to the Effective
Time:

           (a) by mutual consent of the Boards of Directors of Purchaser and Company; or

           (b) by either Purchaser or Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy if, but only if, such party has used its reasonable best efforts and acted in good faith in attempting to satisfy all such conditions in its control and if such party is not then in material breach of this Agreement; or

           (c) by the Board of Directors of Purchaser if (i) there has been a breach in any material respect by Company of any representation or warranty or in the observance of its covenants and agreements contained in this Agreement (and such breach would result in the failure of the conditions set forth in Section 6.2(a) or Section 6.2(b)) of which notice has been given in writing by Purchaser to the Company and that has not been cured by the Company within thirty (30) days of receipt of such notice (provided, however, notwithstanding the providing of any such notice and lapse of time Purchaser shall not have the option to so terminate this Agreement pursuant to this Section 7.1(c)(i) until two (2) business days prior to the Drop Dead Date, if and so long as following such notice the Company is using its good faith efforts to cure such breach prior to the Drop Dead Date); or (ii) the Effective Time has not occurred on or prior to March 31, 2002 (the "Drop Dead Date"), without material fault on the part of Purchaser; or (iii) a public announcement with respect to a proposal, plan or intention to effect an Acquisition Transaction shall have been made by any Person other than Purchaser or an affiliate of Purchaser and the Board of Directors of Company shall have (A) failed to publicly reject or oppose such proposed Acquisition Transaction within ten (10) business days of the public announcement of such proposal, plan or intention or (B) in response thereto modified or amended in a manner materially adverse to Purchaser or withdrawn its recommended approval of this Agreement and the Merger to the Company's shareholders; or (iv) the Board of Directors of the Company shall fail to recommend in the Company's Proxy Statement when mailed that the shareholders of the Company approve this Agreement and the Merger; or

           (d) by the Board of Directors of Company if (i) there has been a breach in any material respect by Purchaser of any representation or warranty or in the observance of its covenants and agreements contained in this Agreement (and such breach would result in the failure of the conditions set forth in Section 6.3(a) or Section 6.3(b)) of which notice has been given in writing by the Company to Purchaser and that has not been cured by Purchaser within thirty
(30) days of receipt of such notice (provided, however, notwithstanding the providing of any such notice and lapse of time the Company shall not have the option to so terminate this Agreement pursuant to this Section 7.1(d)(i) until two (2) business days prior to the Drop Dead Date, if and so long as following such notice the Purchaser is using its good faith efforts to cure such breach prior to the Drop Dead Date); (ii) the Effective Time has not occurred on or prior to the Drop Dead Date, without material fault on the part of Company, or
(iii) the Company receives a proposal or offer for an Acquisition Transaction which constitutes a Superior Acquisition Proposal, provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this clause (d)(iii) unless (x) the Company has provided Purchaser with five (5) business days' prior written notice (or, if there are less than five (5) business days remaining prior to the Closing, written notice prior to the Closing) (any such required written notice being a "Superior Proposal Termination Notice") of its intent to so terminate this Agreement (together, with a summary of the terms of such Superior Acquisition Proposal); (y) at the expiration of such five (5) business day period (or such lesser period as provided above), the Board of Directors of the Company continues to believe such proposal or offer for an Acquisition Transaction constitutes a Superior Acquisition Proposal; and (z) the Company accepts such Superior Acquisition Proposal in connection with the termination of this Agreement;

           (e) by the Board of Directors of either Purchaser or Company at any time after the date that (i) the shareholders of Company fail to approve this Agreement and the Merger by an affirmative vote of the holders of the majority of the outstanding shares of the Company Common Stock at a meeting actually held for such purpose or if the Company, in willful violation of its obligations hereunder, has failed to hold a meeting for such purpose at least two (2) days prior to the Drop Dead Date; or (ii) if any one of the Governmental Authorities has denied approval for the Merger and such denial has become final and nonappealable, provided, neither party may exercise its termination right under this Section 7.1(e)(ii) unless it has used its reasonable best efforts and acted in good faith in attempting to obtain such approvals (including any applicable appeals);

           (f) by the Board of Directors of Purchaser in accordance with and subject to, and under the circumstances described in, Section 5.4(b);

           (g) by the Board of Directors of Company pursuant to written notice given under the circumstances and subject to the conditions set forth in Section 2.1(b);or

           (h) notwithstanding any exercise by Purchaser of its option to provide additional consideration under Section 2.1(b), by the Board of Directors of the Company if the condition set forth in Section 6.3(c) is not satisfied at the time such option is exercised or at any time thereafter.

           (i) by the Board of Directors of the Company pursuant to written notice given under the circumstances and subject to the conditions set forth in
Section 5.11.

     7.2   Effect of Termination.

           (a) If this Agreement is terminated for any reason, no party shall have any further liability hereunder to the other parties or otherwise with respect to any claims related to the matters or transactions contemplated hereby, provided, however, that notwithstanding the foregoing, (i) this Section 7.2(a) shall not preclude liability from attaching to a party who has caused the termination hereof by willful misconduct in violation of this Agreement (or, in such circumstances, prevent the other party from pursuing its rights and remedies with respect to such willful misconduct); and (ii) the termination of this Agreement shall not affect the provisions of this Agreement in Section 5.7 (with respect to confidentiality), this Section 7.2 or Section 8.1 (with respect to the payment of expenses).

           (b)   If this Agreement is terminated by the Purchaser pursuant to
Section 7.1(c)(iii), 7.1(c)(iv), or 7.1(e)(i), or by the Company pursuant to
Section 7.1(d)(iii) then in such case Company shall pay to Purchaser in immediately available funds not later than two (2) business days after demand therefor an amount equal to Three Million Dollars ($3,000,000) (the "Termination Payment"); provided, however, Purchaser shall not entitled to the Termination Payment pursuant to this Section 7.2(b), for a termination pursuant to Section 7.1(e)(i) in the event the Company has used its reasonable best efforts and acted in good faith in attempting to obtain such shareholder approval of this Agreement and the Merger.

           (c)   If this Agreement is terminated by the Purchaser pursuant to
Section 7.1(c)(i), then in such case Company shall pay the Purchaser in immediately available funds not later than two (2) business days after demand therefor an amount equal to all expenses incurred by Purchaser in connection with this Agreement or the Merger.

           (d)   If this Agreement is terminated by the Company pursuant to
Section 7.1(d)(i), then in such case Purchaser shall pay the Company in immediately available funds not later than two (2) business days after demand therefore an amount equal to all expenses incurred by Company in connection with this Agreement or the Merger

           (e) Other than in connection with fraud or bad faith by the Company, the right of Purchaser to receive the Termination Payment under circumstances where Purchaser could receive the Termination Payment is the exclusive remedy of Purchaser for any damages suffered as a result of the failure of the Merger to occur and the Company shall have no other duty to Purchaser or Merger Sub on account of the failure to the Merger to occur.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Expenses. Except as otherwise expressly provided herein, each party shall pay its own expenses incurred in connection with the transactions contemplated by this Agreement, and the parties agree that the proper allocation of the fees and out-of-pocket expenses listed below is as indicated:

           (a) all fees and disbursements of their counsel, advisors and accountants shall be paid by Purchaser and Merger Sub;

           (b) all fees and disbursements of its counsel, investment bankers, consultants and accountants shall be paid by Company; and

           (c) filing fees and out-of-pocket expenses in connection with securing approval of the transactions contemplated in this Agreement by all the Applicable Governmental Authorities and any other banking or other regulatory authority shall be paid by Purchaser.

           (d) taxes on the transfer of real property, if any, relating to the transactions contemplated by this Agreement shall be paid by the party designated in the appropriate statute or ordinance.

     8.2 Publicity. Purchaser and Merger Sub, on the one hand, and Company, on the other hand, shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by law, neither party shall issue any press release, publicity statement or other public notice relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that Purchaser and Company shall issue a press release promptly following the execution of this Agreement, the form and content of which shall be substantially to the effect of Exhibit H attached hereto; provided, further, the Purchaser and Company shall agree to a mutually agreeable form of notice to the employees of Company and the Company Subsidiaries promptly following the execution of this Agreement.

     8.3 Assignment. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Company, Purchaser or Merger Sub in whole or in part, and any attempted assignment in violation of this prohibition shall be null and void. This Agreement shall, however, be assignable by Purchaser to a wholly-owned affiliate of Purchaser without the consent of Company; provided, however, that Purchaser shall remain fully liable hereunder and such assignee shall agree to be bound by all of Purchaser's obligations hereunder. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

     8.4 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Illinois (without regard to the application of that state's conflict-of-laws provisions which could result in the application of the law of any other State to this Agreement and the transactions contemplated hereby) and of the United States of America.

     8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument with the same force and effect as though all of the parties had executed the same document.

     8.6 Amendment. Any of the terms or conditions of this Agreement may be waived, amended or modified in whole or in part at any time to the extent authorized by applicable law, by a writing signed by Company, Purchaser and Merger Sub; provided, however, that following approval by the shareholders of Company of the Merger no such amendment or modification shall be made without the further approval of such shareholders if such amendment or modification would violate Section 11.05 of the IBCA.

     8.7 Non-Survival. The respective representations and warranties of the parties hereto shall not survive the Effective Time but shall terminate as of such time.

     8.8 Notice. Any notice of communication required or permitted hereunder shall be sufficiently given it in writing and when delivered in person, by nationally recognized overnight air courier or, by confirmed facsimile or by certified or registered mail, postage prepaid, as follows:

                       If to Purchaser or Merger Sub, addressed to:

                       MAF Bancorp, Inc.
                       55th &. Holmes Avenue
                       Clarendon Hills, IL  60514
                       Attention:     Allen H. Koranda,
                                      Chairman and Chief Executive Officer
                       Facsimile:     (630) 325-0407

                       With a copy addressed to:

                       Vedder, Price, Kaufman & Kammholz
                       222 North LaSalle Street, Suite 2600
                       Chicago, Illinois  60601
                       Attention:     Jennifer R. Evans, Esq.
                                      Daniel C. McKay, II, Esq.
                       Facsimile:     (312) 609-5005

                       If to Company, addressed to:

                       Mid Town Bancorp, Inc.
                       2021 North Clark Street
                       Chicago, Illinois  60614
                       Attention:     Joel F. Zemans,
                                      President and Chief Executive Officer
                       Facsimile:     (773) 871-6300

                       With a copy addressed to:

                       Altheimer & Gray
                       10 South Wacker Drive
                       Suite 4000
                       Chicago, Illinois  60606
                       Attention:     Peter H. Lieberman
                                      Mark T. Kindelin
                       Facsimile:     (312) 715-4800

     8.9 Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek such an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having competent jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

     8.10 Entire Agreement; Construction. This Agreement (including the Company Disclosure Schedule, the Purchaser Disclosure Schedule and any such exhibits hereto and thereto and that certain Access Agreement among the parties dated July 2, 2001, and any supplemental Access Agreement entered into by the parties pursuant to Section 5.11) and the Confidentiality Agreements referenced in
Section 5.5(c) constitute the entire agreement among the parties hereto with respect to the matters contained herein and therein and supersede all prior agreements and understandings between the parties with respect thereto. Any matter that is disclosed in any portion of the Company Disclosure Schedule is deemed to have been disclosed for the purposes of all relevant provisions of this Agreement (including as contemplated by the cover letter of the Company Disclosure Schedule). Neither the inclusion of any item in a Disclosure Schedule nor the use of any dollar amounts herein or therein is evidence of the materiality of such item or for the purposes hereof or thereof. The parties have and make no representations or warranties or agreements with or to each other, except as contained in this Agreement and the Confidentiality Agreements, and any and all prior agreements or representations and warranties made by any party or its representatives, whether orally or in writing, are deemed to have been merged into this Agreement, it being intended that no such prior agreements or representations or warranties shall survive the execution and delivery of this Agreement. Each party acknowledges that it has conducted an independent due diligence investigation in making its determination to enter into the transaction contemplated by this Agreement. No party shall assert in any respect with respect to any of such party's rights or remedies under this Agreement any matter which constitutes a breach of a representation and warranty or which could rise to a failure of a closing condition in Section 6.2(a) or 6.3(a), as the case may be, and as to which such party has knowledge (to the extent and severity as known or as to which it is known by such party that such matter would be reasonably likely to occur as of the date of this Agreement) as of the date of this Agreement. As used in this Agreement, the word "including" and words of similar import means "including, without limitation" and the words "herein" and "hereof" mean "in this Agreement" and "of this Agreement," respectively.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                  MAF BANCORP, INC.


                                  /s/ Allen H. Koranda
                                  ----------------------------------------------
                                  By: Allen H. Koranda
                                      Its: Chairman and Chief Executive Officer


                                  LINCOLN ACQUISITION CORP.


                                  /s/ Allen H. Koranda
                                  ----------------------------------------------
                                  By: Allen H. Koranda
                                      Its: President


                                  MID TOWN BANCORP, INC.


                                  /s/ Joel F. Zemans
                                  ----------------------------------------------
                                  By: Joel F. Zemans
                                      Its: President and Chief Executive Officer

                                   SCHEDULE A
                                   ----------

================================================================================
                               VOTING AGREEMENTS
                               -----------------
--------------------------------------------------------------------------------
                  PARTY                                         NUMBER OF SHARES
--------------------------------------------------------------------------------

RAM Partners, L.P.                                                   42,131
--------------------------------------------------------------------------------
Financial Partners, L.P.                                             30,004
--------------------------------------------------------------------------------
SAM Investment Partners, L.P.                                        43,730
--------------------------------------------------------------------------------
Zemans Partners, L.P.                                                63,000
--------------------------------------------------------------------------------
                                                     Total:         178,865
--------------------------------------------------------------------------------
                           NON-COMPETITION AGREEMENTS
--------------------------------------------------------------------------------
Myron Lieberman
--------------------------------------------------------------------------------
Burton Gordon
--------------------------------------------------------------------------------
Joel Zemans
--------------------------------------------------------------------------------
Ronald Berger
--------------------------------------------------------------------------------
Miles Berger
--------------------------------------------------------------------------------
Lester Rosenberg
================================================================================

                                AFFILIATE LETTERS
                                -----------------
--------------------------------------------------------------------------------
Myron Lieberman
--------------------------------------------------------------------------------
Burton Gordon
--------------------------------------------------------------------------------
Joel Zemans
--------------------------------------------------------------------------------
Ronald Berger
--------------------------------------------------------------------------------
Miles Berger
--------------------------------------------------------------------------------
Lester Rosenberg
--------------------------------------------------------------------------------
RAM Partners, L.P.
--------------------------------------------------------------------------------
Financial Partners, L.P.
--------------------------------------------------------------------------------
SAM Investment Partners, L.P.
--------------------------------------------------------------------------------
Zeman Partners, L.P.
================================================================================

                                     ANNEX B

                     FAIRNESS OPINION OF HOVDE FINANCIAL LLC


October 4, 2001


Board of Directors
Mid Town Bancorp, Inc.
2021 North Clark Street
Chicago, IL 60614

Dear Members of the Board:


     Mid Town Bancorp, Inc. ("Mid Town"), an Illinois corporation, and MAF Bancorp, Inc. ("MAF"), a Delaware corporation, have entered into an Agreement and Plan of Merger (the "Agreement") executed July 3, 2001, but effective July 2, 2001, pursuant to which Lincoln Acquisition Corp., an Illinois corporation and a wholly owned subsidiary of MAF ("Merger Sub") shall be merged with and into Mid Town (the "Merger"). As set forth in Section 2.1(a) of the Agreement, at the Effective Time of the Merger (as defined in the Agreement) each of the outstanding shares of Mid Town common stock ("Mid Town Common Stock"), par value $2.50 per share, will be converted into the right to receive $172.22 in cash (the "Per Share Cash Consideration") and $43.05 (the "Per Share Stock Consideration") of MAF common stock (the "MAF Common Stock"), par value $0.01 per share (the Per Share Cash Consideration and the Per Share Stock Consideration are collectively referred to as "Merger Consideration") subject to adjustments as provided by Section 2.1(b). In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the shareholders of Mid Town.


     Hovde Financial LLC ("Hovde"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Mid Town, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement. As you are aware, in the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Regulation 12G-2 promulgated under the Securities Exchange Act of 1934, as amended) of Hovde and their affiliates may from time to time effect transactions and hold securities of Mid Town and MAF. At the present time, no shares are owned of either company.

     We were retained by Mid Town to act as its financial advisor in connection with the Merger. We will receive compensation from Mid Town in connection with our services, a significant portion of which is contingent upon the consummation of the Merger. Mid Town has agreed to indemnify us for certain liabilities arising out of our engagement.

     During the course of our engagement and for the purposes of the opinion set forth herein, we have:

     (i) reviewed the Agreement and the related Shareholder Voting Agreements referred to in the Agreement;

     (ii) reviewed certain historical publicly available business and financial information concerning MAF;

     (iii) reviewed certain internal financial statements and other financial and operating data concerning Mid Town;

     (iv) analyzed certain financial projections prepared by the managements of Mid Town;

     (v) conducted meetings with members of the senior management of Mid Town and MAF for the purpose of reviewing the future prospects of Mid Town and MAF, including financial forecasts related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings and revenue enhancements (the "Synergies") expected to be achieved as a result of the Merger;

     (vi) reviewed historical market prices and trading volumes for MAF Common Stock;

     (vii) reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks, thrifts and bank and thrift holding companies that we considered relevant;

     (viii) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

     (ix) performed such other analyses and considered such other factors as we have deemed appropriate.

     We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

     In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by Mid Town and MAF and in the discussions with Mid Town and MAF management. In that regard, we have assumed that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of Mid Town and MAF and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances for Mid Town and MAF are in the aggregate adequate to cover such losses. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of Mid Town or MAF. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of Mid Town and MAF and we were not furnished with any such evaluations or appraisals.

     We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles and that it will not qualify as a tax-free reorganization for United States federal income tax purposes. We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to Mid Town and MAF. In rendering this opinion, we have been advised by Mid Town and MAF and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval of the Merger and we have further assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on MAF or the surviving corporation that would have a material adverse effect on MAF or the contemplated benefits of the Merger. We have also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of MAF or the surviving corporation after the Merger.

     Our opinion is based solely upon the information available to us and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

     We are not expressing any opinion herein as to the prices at which shares of MAF Common Stock issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of Mid Town Common Stock as to how such holder should vote with respect to the Agreement at any meeting of holders of Mid Town Common Stock.

     This letter is solely for the information of the Board of Directors of Mid Town and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of Mid Town Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document.


     Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to the shareholders of Mid Town.


                                          Sincerely,



                                          HOVDE FINANCIAL LLC

                                     ANNEX C
                         ILLINOIS DISSENTERS' RIGHTS LAW
                   UNDER THE ILLINOIS BUSINESS CORPORATION ACT

5/11.65. RIGHT TO DISSENT

     SECTION 11.65. Right to dissent. (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of, any of the following corporate actions:

     (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

     (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

     (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

            (i)   alters or abolishes a preferential right of such shares;

            (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

            (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

     (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

     (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

5.11.70. PROCEDURE TO DISSENT

     SECTION 11.70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

     (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. if, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

     (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

     (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

     (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

     (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

     (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

     (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

     (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

     (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

     (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

     (j)    As used in this Section:

     (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                     ANNEX D

                             BANK MERGER AGREEMENT


     THIS AGREEMENT OF MERGER ("Agreement") dated as of July 2, 2001 is by and between MID TOWN BANK & TRUST COMPANY OF CHICAGO, an Illinois chartered bank ("MID TOWN"), and MID AMERICA BANK, FSB, a federally chartered savings bank ("MID AMERICA"). MID TOWN AND MID AMERICA are hereinafter collectively referred to as the "Banks."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, MID TOWN is an Illinois chartered bank having its main banking premises located at 2021 North Clark Street, Chicago, Illinois, with capital of $1,000,000 divided into 100,000 shares of common stock, $10.00 par value per share; surplus of $6,500,000; undivided profits of $15,430,659 and unrealized gains or losses for securities available for sale of $447,605, all as of March 31, 2001;

     WHEREAS, MID AMERICA is a federally chartered savings bank having its main banking premises located at 55th & Holmes Avenue, Clarendon Hills, Illinois, with capital of $2,000 divided into 2,000 shares of common stock, $1.00 par value per share, surplus of $157,817,648 and undivided profits of $240,907,721 and unrealized gains or losses for securities available for sale of $1,402,336 all as of March 31, 2001;

     WHEREAS, MID TOWN is a direct, wholly-owned subsidiary of Mid Town Bancorp, Inc. ("Company"), an Illinois corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA");

     WHEREAS, MID AMERICA is a direct, wholly-owned subsidiary of MAF Bancorp, Inc. ("Purchaser"), a Delaware corporation registered with the Office of Thrift Supervision ("OTS") as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA");

     WHEREAS, the Company, Purchaser and Lincoln Acquisition Corp. ("Merger Sub") have entered into an Agreement and Plan of Merger dated July 2, 2001, pursuant to which Purchaser will acquire 100% of the issued and outstanding shares of capital stock of the Company (the "Merger Agreement"). Immediately following the merger of Merger Sub with and into the Company, Purchaser intends to dissolve the Company, thereby making MID TOWN a direct subsidiary of Purchaser, and to merge MID TOWN with and into MID AMERICA;

     WHEREAS, each of the Banks, acting pursuant to resolutions of their respective boards of directors duly adopted by the vote of a majority of their respective directors, all pursuant to authority arising under and in accordance with the provisions of the Illinois Banking Act (the "Act") and HOLA, have authorized, approved and agreed upon this Agreement and all of the transactions contemplated hereby in writing, including without limitation the merger of MID TOWN with and into MID AMERICA (the "Bank Merger") whereby MID AMERICA shall be the resulting institution (the "Resulting Institution");

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the Bank Merger, the mode of effectuating the same, the manner of converting or exchanging the shares of the Banks issued and outstanding immediately prior to the consummation of the Bank Merger into shares of the Resulting Institution pursuant to this Agreement, and such other details and provisions as are deemed desirable, the parties hereto hereby agree, subject to the terms and conditions hereinafter set forth and in accordance with the provisions of HOLA and the Act, as follows:

                                   ARTICLE I

     1.0 The Bank Merger. At the Effective Time (as hereinafter defined), the Banks shall become a single federally chartered savings bank by the merger of MID TOWN with and into MID AMERICA. Upon the consummation of the Bank Merger, the separate corporate existence of MID TOWN shall cease as a consequence of being merged into and continued in MID AMERICA as the Resulting Institution, which shall be deemed to be the same business and corporate entity as the Banks. On and after the Effective Time, the Resulting Institution, operating under the Charter of MID AMERICA, and the By-laws of MID AMERICA, shall have, without transfer, all the property (whether real, personal or mixed), rights, powers and other assets (whether tangible or intangible) of the Banks, and shall be subject to and liable for all debts, liabilities, duties and other obligations of the Banks in the same manner as if the Resulting Institution had itself incurred them. All the rights, franchises and interests of the Banks in and to every species of property (real, personal and mixed) and chooses in action thereunto belonging shall be deemed to be transferred to and vested in the Resulting Institution without any deed or other transfer, and the Resulting Institution, without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stock and bonds, guardian, conservator, assignee and receiver and in every other fiduciary capacity, in the same manner and to the same extent as were held and enjoyed by the Banks immediately prior to the Bank Merger. Any reference to the Banks in any writing, whether executed or taking effect before or after the Bank Merger, shall be deemed a reference to the Resulting Institution if not inconsistent with the other provisions of such writing.

           1.1 Effective Time. The Bank Merger shall become effective immediately following satisfaction of all requirements of law and other conditions specified in this Agreement or on such other date and time as may be agreed upon by the parties hereto and consented to by the OTS and the Illinois Office of Banks and Real Estate ("OBRE") (the "Effective Time"); provided, however, that the OTS and OBRE shall have approved the Bank Merger and the Agreement and shall have issued an approval letter to the Resulting Institution, but in no event prior to the Effective Time.

                                   ARTICLE II

     2.0 Form of Transactions. The parties hereto may, upon written agreement, restructure the transactions described herein in any format sufficient to achieve the needs of each party and its respective stockholders.

                                  ARTICLE III

     3.0 Charter and By-laws. The Charter of MID AMERICA, in effect immediately prior to the Effective Time, shall be the Charter of the Resulting Institution, a copy of which Charter is attached hereto as Exhibit A. The By-laws of MID AMERICA, in effect immediately prior to the Effective Time, shall be the By-laws of the Resulting Institution, a copy of which By-laws is attached hereto as Exhibit B.

                                   ARTICLE IV

     4.0 Name and Place of Business. The business of the Resulting Institution shall be that of a federally chartered savings bank. The Resulting Institution shall conduct this business under the name of "Mid America Bank, fsb" at its main banking premises which shall be located at 55th & Holmes Avenue, Clarendon Hills, Illinois and at its legally established branches.

                                   ARTICLE V

     5.0 Capital Structure. Upon completion of the Bank Merger, the Resulting Institution shall have 2,000,000 authorized shares of capital stock of which 1,000,000 shall be common stock, par value $1.00 per share, and of which 1,000,000 shall be preferred stock, par value $1.00 per share. The amount of capital stock of the Resulting Institution shall be $2,000, divided into 2,000 shares of outstanding common stock, $1.00 par value per share. Based upon the financial statements of the Banks as of March 31, 2001, upon completion of the Bank

Merger, the Resulting Institution shall have a surplus of $165,317,648, undivided profits of $256,338,380 and unrealized gains or losses for securities available for sale of $1,849,941 which when combined with the capital and surplus will be equal to the combined capital structures of the Banks as stated in the preamble of this Agreement, as adjusted for normal earnings and expenses between March 31, 2001 and the Effective Time and such other accounting adjustments as may be recommended by the accountants of the Banks and Purchaser.

                                   ARTICLE VI

     6.0   Capital Stock and Stockholders.

           6.1   Conversion of Stock of the Banks.

           (a) On and as of the Effective Time, each issued and outstanding share of common stock of MID TOWN, $10.00 par value per share, outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger, be canceled and no consideration shall be paid.

           (b) On and as of the Effective Time, each issued and outstanding share of common stock of MID AMERICA, $1.00 par value per share, outstanding immediately prior to the Effective Time shall be converted into a right to receive one share of the common stock, $1.00 par value per share, of the Resulting Institution solely by virtue of the Bank Merger.

           6.2 Exchange of the Banks' Certificates. Outstanding certificates representing shares of common stock of MID AMERICA shall be deemed to represent an identical number of shares of common stock of the Resulting Institution, without any action on the part of the stockholder of MID AMERICA.

                                  ARTICLE VII

     7.0 Stockholder Approval. This Agreement will be submitted to the sole stockholders of each of MID AMERICA and MID TOWN for approval in the manner provided by the applicable provisions of the Act and HOLA.

                                  ARTICLE VIII

     8.0   Officers and Directors.

           8.1 Board of Directors. As of the Effective Time, the Board of Directors of MID AMERICA shall constitute the Board of Directors of the Resulting Institution.

           8.2 Officers. As of the Effective Time, the officers of MID AMERICA shall constitute the officers of the Resulting Institution.

                                   ARTICLE IX

     9.0   Conditions to Consummation.

           9.1 Consummation. Consummation of the Bank Merger is subject to the satisfaction of the following conditions:

           (a) The consummation of the acquisition of 100% of the issued and outstanding shares of the Company by Purchaser in accordance with the terms and conditions of the Merger Agreement;

           (b) The approval of the Bank Merger and this Agreement, by the OTS and OBRE as provided in HOLA and the Act; and

           (c) The receipt of all other necessary corporate (including, but not limited to, stockholder) and regulatory approvals.

                                   ARTICLE X

     10.0 Termination. This Agreement shall be terminated (i) immediately in the event the Merger Agreement is terminated, or (ii) by written agreement of the parties.

                                   ARTICLE XI

     11.0  Miscellaneous.

           11.1 Expenses. Whether the Bank Merger is approved or disapproved by the OTS and OBRE, MID AMERICA shall pay any examination fees and filing fees of the OTS and OBRE incurred in connection with the Bank Merger.

           11.2 Counterparts and Captions. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. The captions of the Sections hereof are for descriptive purposes only, and they are not intended to limit or otherwise affect the content nor are they a part of this Agreement.

           11.3 Law Governing. This Agreement will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Illinois, without giving effect to the conflict of laws provision thereof, and the laws of the United States of America.

           11.4 Amendment and Waiver. Any of the terms or conditions of this Agreement may be waived, amended or modified in whole or in part at any time before or after the approval of this Agreement by the stockholders of each of the parties hereto, to the extent authorized by applicable law, by a writing signed by all of the parties hereto.

           11.5 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if in writing and (a) when delivered, if delivered in person or by facsimile transmission, or (b) on the following business day, if sent by overnight courier, as follows (or to such other addresses as shall be specified by like notice):

                 If to MID TOWN, addressed to:

                       Mid Town Bancorp, Inc.
                       2021 North Clark Street
                       Chicago, Illinois 60614
                       Telecopier:  (773) 871-6300
                       Attn: Joel F. Zemans, President and Chief
                             Executive Officer

                 with a copy to:

                       Altheimer & Gray
                       10 South Wacker Drive, Suite 4000
                       Chicago, Illinois 60606
                       Telecopier:  (312) 715-4800
                       Attn:  Peter H. Lieberman
                              Mark T. Kindelin

                 If to MID AMERICA, addressed to:

                       MAF Bancorp, Inc.
                       55th & Holmes Avenue
                       Clarendon Hills, Illinois 60514
                       Telecopier:  (630) 325-0407
                       Attn: Allen H. Koranda, Chairman and Chief
                             Executive Officer

                 with a copy to:

                       Vedder, Price, Kaufman & Kammholz
                       222 North LaSalle Street, Suite 2600
                       Chicago, Illinois  60601
                       Attn:   Jennifer R. Evans, Esq.
                               Daniel C. McKay II, Esq.

           11.6 Remedies. Subject to the terms hereof, in the event of any breach of this Agreement in any material respect by any of the parties hereto, any other party hereto damaged shall have all the rights, remedies and causes of action available at law or in equity, including, but not limited to, attorneys' fees and the right to specific performance.

     IN WITNESS WHEREOF, the parties hereto, pursuant to resolutions duly adopted by their respective Boards of Directors, have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                  MID AMERICA BANK, FSB



                                      /s/ Allen H. Koranda
                                  ----------------------------------------------
                                      By:  Allen H. Koranda
                                      Its: Chairman and Chief Executive Officer


                                  MID TOWN BANK & TRUST COMPANY OF CHICAGO



                                      /s/ Joel F. Zemans
                                  ----------------------------------------------
                                      By:  Joel F. Zemans
                                      Its: President and Chief Executive Officer

                                     ANNEX E

                            FORM OF VOTING AGREEMENT


     SHAREHOLDER VOTING AGREEMENT (this "Voting Agreement"), dated as of July 2, 2001, by and among MAF Bancorp, Inc., a Delaware corporation ("Purchaser"), Lincoln Acquisition Corp., an Illinois corporation and wholly-owned subsidiary of Purchaser ("Merger Sub"), and the undersigned, solely in its capacity as a shareholder, (the "Shareholder") of Mid Town Bancorp, Inc., an Illinois corporation (the "Company").

                                    RECITALS

     WHEREAS, concurrently herewith, Purchaser, Merger Sub and the Company entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Purchaser agreed to acquire the common stock, par value $2.50 per share (the "Common Stock"), of the Company pursuant to a merger (the "Merger") of Merger Sub with and into the Company. Capitalized terms used but not separately defined herein shall have the meanings given to such terms in the Merger Agreement.

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Purchaser has required that Shareholder agree, and Shareholder has agreed, among other things, to vote in favor of the Merger with respect to the number of shares of Common Stock of such Shareholder set forth hereto, and any shares hereafter acquired (referred to herein as the "Shares"), on the terms and conditions provided for herein.

     WHEREAS, the Board of Directors of the Company has approved this Voting Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, representations, warranties and agreements contained herein, Purchaser, Merger Sub and Shareholders agree as follows:

     1. Shareholder hereby agrees that at any meeting of the shareholders of the Company however called, and in any action by written consent of the shareholders of the Company, such Shareholder shall vote the Shares (a) in favor of the Merger and the transactions contemplated by the Merger Agreement; (b) against any Acquisition Transaction; (c) against any action or agreement which would result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (d) against any action or agreement which would impede or interfere with the transactions contemplated by the Merger Agreement.

     2. Shareholder agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement and the transactions contemplated thereby.

     3. Each party shall execute and deliver such additional instruments and documents and shall take such further action as may be necessary to effectuate and comply with their respective obligations under this Voting Agreement.

     4. Prior to the Effective Time (as defined in of the Merger Agreement), Shareholder will not sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Shares owned of record or beneficially by such Shareholder, whether such shares of Common Stock are owned of record or beneficially by such Shareholder on the date of this Voting Agreement or are subsequently acquired, except (i) for transfers by will or operation of law (in which case this Voting Agreement shall bind the transferee); (ii) for transfers to an organization qualified under Section 501(c)(3) of the U.S. Internal Revenue Code (so long as the transferee agrees to be bound by this Voting Agreement); (iii) for transfers pursuant to a distribution made under and pursuant to the terms of any trust agreement or partnership agreement (in which case this Voting Agreement shall bind the transferee) or (iv) as Purchaser may otherwise agree in writing.

     5. Shareholder represents that (i) Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Voting Agreement and the Voting Agreement does not conflict with the terms of any agreement, understanding or document to which Shareholder is a party; (ii) this Voting Agreement constitutes a valid and binding agreement with respect to Shareholder, enforceable against such Shareholder in accordance with its terms; and (iii) such Shareholder has sole and unrestricted voting power with respect to such Shares.

     6. It is a condition to the effectiveness of this Voting Agreement that the Merger Agreement shall have been executed and delivered.

     7. Subject to Section 6 above, notwithstanding anything herein to the contrary, this Voting Agreement shall remain in full force and effect until and shall terminate upon the earlier of (i) the consummation of the Merger; or (ii) the termination of the Merger Agreement in accordance with Article VII of the Merger Agreement.

     8. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performed by the Shareholder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Purchaser shall be entitled to seek such an injunction or injunctions to prevent breaches of this Voting Agreement by the Shareholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having competent jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

     9.    Notices may be provided to Purchaser in the manner specified in
Section 8.8 of the Merger Agreement.

     10. This Voting Agreement is to be governed by and construed in accordance with the laws of the State of Illinois. If any provision hereof is deemed unenforceable, the enforceability of the other provisions shall not be affected.

     IN WITNESS WHEREOF, this Voting Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.


MAF BANCORP, INC.                          LINCOLN ACQUISITION CORP



By:                                        By:
   --------------------------------           ----------------------------------
   Name:                                      Name:
        ---------------------------                -----------------------------
   Title:                                     Title:
         --------------------------                 ----------------------------


SHAREHOLDER:                               Number of Shares of Common Stock,
                                           subject to this Voting Agreement:


-----------------------------------        -------------------------------------

                                     ANNEX F

                                    INDEX TO
                       HISTORICAL FINANCIAL STATEMENTS OF
                             MID TOWN BANCORP, INC.


CONSOLIDATED BALANCE SHEET AT JUNE 30, 2001 (UNAUDITED)...................   F-2

CONSOLIDATED STATEMENTS OF INCOME FOR SIX MONTHS ENDED
JUNE 30, 2001 AND JUNE 30, 2000 (UNAUDITED)...............................   F-3

REPORT OF INDEPENDENT AUDITORS............................................   F-4

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2000 AND 1999.................   F-5

CONSOLIDATED STATEMENTS OF INCOME FOR YEARS ENDED
DECEMBER 31, 2000, 1999 AND 1998..........................................   F-6

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR YEARS ENDED
DECEMBER 31, 2000, 1999 AND 1998..........................................   F-7

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR YEARS ENDED
DECEMBER 31, 2000, 1999 AND 1998..........................................   F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS................................   F-9

                             MID TOWN BANCORP, INC.
                           CONSOLIDATED BALANCE SHEET
                 (In thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                                                  JUNE 30, 2001
                                                                                  -------------
                                                                                   (UNAUDITED)
ASSETS
Cash and due from banks .........................................................   $  10,596
Federal funds sold ..............................................................      29,000
                                                                                    ---------
   Total cash and cash equivalents ..............................................      39,596
Securities available for sale ...................................................      56,553
Securities held to maturity .....................................................       6,348
Loans held for sale .............................................................         695
Loans, net ......................................................................     216,268
Premises and equipment, net .....................................................       7,654
Accrued interest receivable .....................................................       1,908
Federal Home Loan Bank stock, at cost ...........................................       1,647
Other assets ....................................................................         271
                                                                                    ---------
   Total assets .................................................................   $ 330,940
                                                                                    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Deposits
      Non-interest-bearing ......................................................   $  58,369
      Interest-bearing ..........................................................     230,878
                                                                                    ---------
        Total deposits ..........................................................     289,247
   Federal funds purchased and repurchase agreements ............................       1,557
   Federal Home Loan Bank advances ..............................................       2,000
   Advances from borrowers for taxes and insurance ..............................       1,091
   Accrued interest payable .....................................................         591
   Other liabilities ............................................................       4,235
                                                                                    ---------
      Total liabilities .........................................................     298,721
Stockholders' equity
   Common stock - $2.50 par value; 500,000 shares authorized;
     322,626 shares issued ......................................................         807
   Surplus ......................................................................       2,797
   Retained earnings ............................................................      28,178
   Accumulated other comprehensive income .......................................         646
   Treasury stock, 2,098 shares, at cost ........................................        (209)
                                                                                    ---------
      Total stockholders' equity ................................................      32,219
                                                                                    ---------
        Total liabilities and stockholders' equity ..............................   $ 330,940
                                                                                    =========

                             MID TOWN BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                              SIX MONTHS ENDED JUNE 30,
                                                              -------------------------
                                                                  2001          2000
                                                              -----------   -----------
                                                                    (UNAUDITED)
Interest and dividend income
   Loans (including fee income) ............................   $   9,143     $   8,760
   Loans held for sale .....................................          30            18
   Securities
      Exempt from federal income tax .......................         328           364
      Taxable ..............................................       1,502         1,387
   Federal funds sold and other ............................         508           138
                                                               ---------     ---------
      Total interest income ................................      11,511        10,667
Interest expense
   Deposits ................................................       4,768         4,250
   Federal Home Loan Bank advances .........................          63           124
   Short-term borrowings ...................................          23           286
                                                               ---------     ---------
      Total interest expense ...............................       4,854         4,660
                                                               ---------     ---------
Net interest income ........................................       6,657         6,007
Provision (credit) for loan losses .........................          36           (58)
                                                               ---------     ---------
Net interest income after provision (credit) for loan losses       6,621         6,065

Noninterest income
   Service charges .........................................       1,454         1,480
   Gains on sales of securities, net .......................          10            --
   Gains on sales of loans, net ............................         172           182
   Trust fees ..............................................          29            29
   Debit card income .......................................         162           143
   Other noninterest income ................................          85           124
                                                               ---------     ---------
      Total noninterest income .............................       1,912         1,958

Noninterest expenses
   Compensation and employee benefits ......................       2,793         2,734
   Occupancy and equipment .................................         889           806
   Data processing .........................................         302           245
   Marketing ...............................................         150           150
   Other noninterest expenses ..............................       1,215         1,116
                                                               ---------     ---------
      Total noninterest expenses ...........................       5,349         5,051
                                                               ---------     ---------
Income before income taxes .................................       3,184         2,972
Provision for income taxes .................................       1,090         1,010
                                                               ---------     ---------
Net income .................................................   $   2,094     $   1,962
                                                               =========     =========
Weighted average shares outstanding ........................     320,700       322,411
                                                               =========     =========
Earnings per share .........................................   $    6.53     $    6.09
                                                               =========     =========

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Mid Town Bancorp, Inc. and Subsidiaries
Chicago, Illinois

     We have audited the accompanying consolidated balance sheets of Mid Town Bancorp, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mid Town Bancorp, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

                                          Crowe, Chizek and Company LLP


Oak Brook, Illinois
February 2, 2001

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)
--------------------------------------------------------------------------------


                                                                                     DECEMBER 31,
                                                                               ----------------------
                                                                                  2000         1999
                                                                               ---------    ---------
ASSETS
Cash and due from banks ....................................................   $  12,262    $   9,967
Federal funds sold .........................................................      13,925           --
                                                                               ---------    ---------
   Total cash and cash equivalents .........................................      26,187        9,967
Securities available for sale ..............................................      67,926       54,229
Securities held to maturity (fair value of $6,454 and $8,054) ..............       6,546        8,338
Loans held for sale ........................................................         466          622
Loans, net .................................................................     212,174      207,975
Premises and equipment, net ................................................       6,259        6,306
Accrued interest receivable ................................................       2,405        1,999
Federal Home Loan Bank stock, at cost ......................................       1,587        1,267
Other assets ...............................................................         524        1,032
                                                                               ---------    ---------
   Total assets ............................................................   $ 324,074    $ 291,735
                                                                               =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Deposits
      Non-interest-bearing .................................................   $  61,415    $  50,585
      Interest-bearing .....................................................     223,289      198,848
                                                                               ---------    ---------
        Total deposits .....................................................     284,704      249,433
   Federal funds purchased and repurchase agreements .......................         778        5,916
   Federal Home Loan Bank advances .........................................       2,000        4,000
   Advances from borrowers for taxes and insurance .........................       1,052        1,134
   Accrued interest payable ................................................         658          497
   Other liabilities .......................................................       4,154        3,322
                                                                               ---------    ---------
      Total liabilities ....................................................     293,346      264,302
Stockholders' equity
   Common stock - $2.50 par value; 500,000 shares authorized; 322,626 shares
      issued ...............................................................         807          807
   Surplus .................................................................       2,797        2,797
   Retained earnings .......................................................      27,237       24,747
   Accumulated other comprehensive income (loss) ...........................         (23)        (883)
   Treasury stock, 1,056 and 431 shares, at cost ...........................         (90)         (35)
                                                                               ---------    ---------
      Total stockholders' equity ...........................................      30,728       27,433
                                                                               ---------    ---------
        Total liabilities and stockholders' equity .........................   $ 324,074    $ 291,735
                                                                               =========    =========

          See accompanying notes to consolidated financial statements.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
--------------------------------------------------------------------------------


                                                           YEARS ENDED DECEMBER 31,
                                                     -----------------------------------
                                                        2000         1999         1998
                                                     ---------    ---------    ---------
Interest and dividend income
   Loans (including fee income) ..................   $  17,645    $  15,593    $  13,333
   Loans held for sale ...........................          29           82           55
   Securities
      Exempt from federal income tax .............         681          702          659
      Taxable ....................................       3,185        3,256        3,437
   Federal funds sold and other ..................         651           63          215
                                                     ---------    ---------    ---------
      Total interest income ......................      22,191       19,696       17,699

Interest expense
   Deposits ......................................       9,376        7,649        7,141
   Federal Home Loan Bank advances ...............         229           26           --
   Short-term borrowings .........................         506          305           75
                                                     ---------    ---------    ---------
      Total interest expense .....................      10,111        7,980        7,216
                                                     ---------    ---------    ---------
Net interest income ..............................      12,080       11,716       10,483
Credit for loan losses ...........................        (152)         (24)        (560)
                                                     ---------    ---------    ---------
Net interest income after credit for loan losses .      12,232       11,740       11,043

Noninterest income
   Service charges ...............................       3,057        3,061        2,954
   Gains on sales of securities, net .............       1,183           15           31
   Gains on sales of loans, net ..................         362          729        1,082
   Trust fees ....................................          49           49           47
   Income from investments in real estate ventures          --           --          561
   Debit card income .............................         300          201          125
   Other noninterest income ......................         250          186          181
                                                     ---------    ---------    ---------
      Total noninterest income ...................       5,201        4,241        4,981

Noninterest expenses
   Compensation and employee benefits ............       5,599        5,614        5,381
   Occupancy and equipment .......................       1,635        1,558        1,428
   Data processing ...............................         510          457          464
   Marketing .....................................         312          285          300
   Other noninterest expenses ....................       2,310        1,978        1,581
                                                     ---------    ---------    ---------
      Total noninterest expenses .................      10,366        9,892        9,154
                                                     ---------    ---------    ---------
Income before income taxes .......................       7,067        6,089        6,870
Provision for income taxes .......................       2,452        2,058        2,404
                                                     ---------    ---------    ---------
Net income .......................................   $   4,615    $   4,031    $   4,466
                                                     =========    =========    =========

Weighted average shares outstanding ..............     321,717      322,303      322,626
                                                     =========    =========    =========
Earnings per share ...............................   $   14.34    $   12.51    $   13.84
                                                     =========    =========    =========

          See accompanying notes to consolidated financial statements.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except per share data)
--------------------------------------------------------------------------------

                                             YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                ---------------------------------------------------------------------------
                                                                   ACCUMULATED
                                                                      OTHER                      TOTAL
                                 COMMON               RETAINED    COMPREHENSIVE   TREASURY    STOCKHOLDERS'
                                  STOCK    SURPLUS    EARNINGS    INCOME (LOSS)     STOCK        EQUITY
                                --------   --------   --------    -------------   --------    --------------
Balance at January 1, 1998 ..   $    807   $  2,797   $ 19,283      $    202      $     --     $ 23,089
Comprehensive income:
   Net income ...............         --         --      4,466            --            --        4,466
   Change in unrealized
      gains (losses) on
      securities available
      for sale, net .........         --         --         --           206            --          206
      Total comprehensive
        income ..............                                                                     4,672
Cash dividends declared
   ($4.18 per share) ........         --         --     (1,348)           --            --       (1,348)
                                --------   --------   --------      --------      --------     --------
Balance at December 31, 1998         807      2,797     22,401           408            --       26,413
Comprehensive income:
   Net income ...............         --         --      4,031            --            --        4,031
   Change in unrealized
      gains (losses) on
      securities available
      for sale, net .........         --         --         --        (1,291)           --       (1,291)
      Total comprehensive                                                                      --------
        income ..............                                                                     2,740
Treasury stock purchases ....         --         --         --            --           (35)         (35)
Cash dividends declared
   ($5.23 per share) ........         --         --     (1,685)           --            --       (1,685)
                                --------   --------   --------      --------      --------     --------
Balance at December 31, 1999         807      2,797     24,747          (883)          (35)      27,433
Comprehensive income:
   Net income ...............         --         --      4,615            --            --        4,615
   Change in unrealized
      gains (losses) on
      securities available
      for sale, net .........         --         --         --           860            --          860
                                                                                               --------
      Total comprehensive
        income ..............                                                                     5,475
Treasury stock purchases ....         --         --         --            --           (55)         (55)
Cash dividends declared
   ($6.60 per share) ........         --         --     (2,125)           --            --       (2,125)
                                --------   --------   --------      --------      --------     --------
Balance at December 31, 2000    $    807   $  2,797   $ 27,237      $    (23)     $    (90)    $ 30,728
                                ========   ========   ========      ========      ========     ========

          See accompanying notes to consolidated financial statements.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
--------------------------------------------------------------------------------

                                                                           YEARS ENDED DECEMBER 31,
                                                                       --------------------------------
                                                                         2000        1999        1998
                                                                       --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income ......................................................   $  4,615    $  4,031    $  4,466
   Adjustments to reconcile net income to net cash from operating activities
      Net premium amortization on securities .......................         28         121         199
      Change in deferred loan fees .................................         11          24          61
      Credit for loan losses .......................................       (152)        (24)       (560)
      Net gains on sales of loans ..................................       (362)       (729)     (1,082)
      Change in loans held for sale ................................        518       4,337      (1,560)
      Net gain on securities sold ..................................     (1,183)        (15)        (31)
      Depreciation and amortization ................................        740         668         656
      Federal Home Loan Bank stock dividend ........................        (78)         --          --
      Change in accrued interest receivable ........................       (406)       (208)          2
      Change in other assets .......................................         69         (79)        456
      Change in accrued interest payable ...........................        161          92         (28)
      Change in other liabilities ..................................        708        (267)        536
                                                                       --------    --------    --------
        Net cash from operating activities .........................      4,669       7,951       3,115

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities of securities available for sale .......      3,464       5,992       9,000
   Proceeds from maturities of securities held to maturity .........        749       2,745      24,667
   Proceeds from sales of securities available for sale ............      1,183       5,387         121
   Principal paydowns of mortgage-backed and related securities ....      7,508      11,232      11,075
   Purchases of securities available for sale ......................    (22,355)    (11,918)    (42,890)
   Purchases of securities held to maturity ........................         --      (5,288)         --
   Purchase of Federal Home Loan Bank stock ........................       (242)       (129)       (136)
   Net change in loan portfolio ....................................     (4,058)    (46,823)    (19,757)
   Acquisitions of premises and equipment ..........................       (693)       (516)       (809)
                                                                       --------    --------    --------
      Net cash from investing activities ...........................    (14,444)    (39,318)    (18,729)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net change in deposits ..........................................     35,271      16,903      19,244
   Net change in advances from borrowers for taxes and insurance ...        (82)         30         (24)
   Net change in Federal Funds purchased and repurchase agreements .     (5,138)      5,420         (91)
   Proceeds from Federal Home Loan Bank advances ...................         --       4,000          --
   Repayments of Federal Home Loan Bank advances ...................     (2,000)         --          --
   Treasury stock purchases ........................................        (55)        (35)         --
   Dividends paid ..................................................     (2,001)     (1,605)     (1,426)
                                                                       --------    --------    --------
      Net cash from financing activities ...........................     25,995      24,713      17,703
                                                                       --------    --------    --------
Net change in cash and cash equivalents ............................     16,220      (6,654)      2,089
Cash and cash equivalents at beginning of year .....................      9,967      16,621      14,532
                                                                       --------    --------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR ...........................   $ 26,187    $  9,967    $ 16,621
                                                                       ========    ========    ========
Supplemental disclosures
   Cash paid during the year for Interest ..........................   $  9,950    $  7,888    $  7,244
      Income taxes .................................................      2,026       2,327       1,284
   Dividends declared but not paid .................................        578         454         374
Noncash transfer of loan to other real estate owned ................         --          --         205

          See accompanying notes to consolidated financial statements.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation: The consolidated financial statements of Mid Town Bancorp, Inc. (the Company) include the accounts of the Company and its wholly owned subsidiaries, Mid Town Bank and Trust Company of Chicago (the Bank), Mid Town Development Corporation (MTDC), and Equitable Finance Corporation (EFC). All significant intercompany accounts and transactions have been eliminated in consolidation.

     Nature of Operations: The Company's only significant activity is ownership of the three subsidiaries. The Bank's revenues, operating income, and assets are primarily from the banking industry. Loan customers are mainly located in Chicago, Illinois and include a wide range of individuals, businesses, and other organizations. A major portion of loans are secured by various forms of collateral, including real estate, business assets, consumer property, and other items, although borrower cash flow may also be a primary source of repayment. The Bank also engages in mortgage banking operations. MTDC's primary activity is making real estate development loans. EFC's primary activity is making various types of "sub-prime" loans, which are generally short-term unsecured personal loans. The Company's banking operations are considered by management to be aggregated in one reportable operating segment.

     Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The collectibility of loans, fair values of financial instruments, and status of contingencies are particularly subject to change.

     Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported, net of tax, as other comprehensive income. Federal Home Loan Bank stock is carried at cost. Securities are written down to fair value by charges to income when a decline in fair value is not temporary.

     Gains and losses on sales are determined using the amortized cost of the specific security sold. Interest income includes amortization of purchase premiums and discounts.

     Mortgage Banking and Loans Held for Sale: Mortgage loans originated and held for sale to private investors are carried at the lower of cost, net of loan fees collected, or estimated fair value in the aggregate. Loans are sold without recourse and without servicing retained. Gains and losses from the sale of loans are determined based upon the net proceeds and the carrying values of the loans sold. Net unrealized losses are recognized in a valuation allowance by charges to income. Cost approximated market value for loans held for sale as of December 31, 2000 and 1999.

     Loans: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

     Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Payments received on such loans are reported as principal reductions.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

     Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.

     Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of the collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the total allowance for loan losses to require an increase, such increase is reported as additional provision for loan losses.

     Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation and amortization. Leasehold improvements are amortized on a straight-line basis over the lesser of the economic life of the asset or the remaining term of the lease. Furniture and fixtures are depreciated on a straight-line basis over periods ranging from three to seven years.

     Foreclosed Assets: Included in other assets are assets acquired through or instead of loan foreclosure, which are initially recorded at fair value less estimated selling expenses when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

     Securities Sold Under Repurchase Agreements: The Bank maintains control for all securities sold under repurchase agreements.

     Employee Benefits: The Bank has a discretionary profit-sharing plan, which covers substantially all full-time employees who have completed one or more years of service. The Bank's contribution must be approved by the Board of Directors and cannot exceed the amount deductible for federal income tax purposes. The contribution provided and approved by the Board of Directors was $150,000 in each of 2000, 1999, and 1998. In addition, the Bank matches 50% of employee contributions up to a maximum of 6% of eligible salaries. The Bank's matching contributions were $54,000 in 2000, $51,000 in 1999, and $27,000 in 1998.

     Income Taxes: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance-sheet financial instruments does not include the value of anticipated future business or the values of assets and liabilities not considered financial instruments.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

     Cash and Cash Equivalents: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. The Bank reports net cash flows for customer loan, deposit and repurchase agreement transactions, and advances from borrowers for taxes and insurance.

     Comprehensive Income: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of equity.

     New Accounting Pronouncements: Beginning January 1, 2001, a new accounting standard will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard did not have an effect as the Company had no derivative holdings at December 31, 2000.

     Earnings Per Share: Basic earnings per share is calculated on the weighted average common shares outstanding during the year. The Company had no dilutive securities during 2000, 1999, or 1998.

NOTE 2 -- CONCENTRATION OF FUNDS

     At December 31, 2000, the following balances were with correspondent banks:


                                 AMERICAN   LASALLE
                                 NATIONAL   NATIONAL
                                   BANK       BANK        OTHER       TOTAL
                                 --------   --------     -------     -------
Cash and due from banks.......   $ 1,906     $   117     $10,239     $12,262
Federal funds sold ...........     5,000       8,925          --      13,925
                                 -------     -------     -------     -------
                                 $ 6,906     $ 9,042     $10,239     $26,187
                                 =======     =======     =======     =======

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

NOTE 3 -- SECURITIES

     Year-end securities were:

                                                           DECEMBER 31, 2000
                                            -----------------------------------------------
                                                          GROSS         GROSS
                                            AMORTIZED   UNREALIZED    UNREALIZED     FAIR
                                              COST        GAINS         LOSSES       VALUE
                                            ---------   ----------    ----------   --------
Securities available for sale
   U.S. government agencies .............   $ 48,873     $     69      $   (278)   $ 48,664
   Mortgage-backed and related securities      5,781           20           (10)      5,791
   Municipal securities - tax exempt ....     12,448          147           (17)     12,578
   Equity securities ....................        861           63           (31)        893
                                            --------     --------      --------    --------
                                            $ 67,963     $    299      $   (336)   $ 67,926
                                            ========     ========      ========    ========
Securities held to maturity
   U.S. government agencies .............   $  4,022     $     --      $    (64)   $  3,958
   Mortgage-backed and related securities        270            1            (1)        270
   Municipal securities - tax exempt ....      1,663           --           (16)      1,647
   Municipal securities - taxable .......        526            1           (13)        514
   Corporate and others .................         65           --            --          65
                                            --------     --------      --------    --------
                                            $  6,546     $      2      $    (94)   $  6,454
                                            ========     ========      ========    ========

                                                           DECEMBER 31, 1999
                                            -----------------------------------------------
                                                          GROSS         GROSS
                                            AMORTIZED   UNREALIZED    UNREALIZED     FAIR
                                              COST        GAINS         LOSSES       VALUE
                                            ---------   ----------    ----------   --------
Securities available for sale
   U.S. government agencies .............   $ 35,299     $     --      $ (1,095)   $ 34,204
   Mortgage-backed and related securities      7,237            1           (85)      7,153
   Municipal securities - tax exempt ....     12,478           46          (142)     12,382
   Equity securities ....................        551           --           (61)        490
                                            --------     --------      --------    --------
                                            $ 55,565     $     47      $ (1,383)   $ 54,229
                                            ========     ========      ========    ========
Securities held to maturity
   U.S. government agencies .............   $  4,032     $     --      $   (182)   $  3,850
   Mortgage-backed and related securities      1,139           --            (7)      1,132
   Municipal securities - tax exempt ....      2,511            1           (51)      2,461
   Municipal securities - taxable .......        566           --           (45)        521
   Corporate and others .................         90           --            --          90
                                            --------     --------      --------    --------
                                            $  8,338     $      1      $   (285)   $  8,054
                                            ========     ========      ========    ========

     Securities with an amortized cost of approximately $10,300,000 and $4,431,000 were pledged to secure public deposits and for other purposes as required or permitted by law at December 31, 2000 and 1999.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

     Contractual maturities of securities at December 31, 2000 were as follows. Securities not due at a single maturity date, primarily mortgage-backed, corporate, and equity securities, are shown separately.


                                           SECURITIES AVAILABLE FOR SALE           SECURITIES HELD TO MATURITY
                                          --------------------------------      ---------------------------------
                                          AMORTIZED COST        FAIR VALUE      AMORTIZED COST         FAIR VALUE
                                          --------------        ----------      --------------         ----------
Due in one year or less...........           $11,613             $11,609           $   624              $   625
Due from one to five years........            39,154              38,948             5,587                5,494
Due from five to ten years........            10,554              10,685                --                   --
Mortgage-backed and related
   securities.....................             5,781               5,791               270                  270
Corporate and equity securities...               861                 893                65                   65
                                             -------             -------            ------               ------
                                             $67,963             $67,926            $6,546               $6,454
                                             =======             =======            ======               =======

     During 2000, the Bank received stock in Concord EFS, which was subsequently sold for $1,183,000. Sales of securities available for sale were as follows:

                                                2000          1999         1998
                                               ------        ------        ----
Proceeds................................       $1,183        $5,387        $121
Gross gains.............................        1,183            36          31
Gross losses............................           --           (21)         --

NOTE 4 -- LOANS

     Year-end loans were as follows:

                                                     2000          1999
                                                   --------      --------
    Real estate - residential..............        $108,050      $115,043
    Real estate - commercial...............          47,872        37,457
    Home equity loans......................          46,250        46,026
    Commercial.............................           9,559         9,719
    Installment............................           2,422         2,020
                                                   --------      --------
                                                    214,153       210,265
    Deferred loan fees.....................            (433)         (422)
    Allowance for loan losses..............          (1,546)       (1,868)
                                                   --------      --------
                                                   $212,174      $207,975
                                                   ========      ========

     Nonaccrual loans totaled $891,000 and $252,000 at December 31, 2000 and
1999.

     Impaired loans totaled $200,000 at year-end December 31, 2000. There were no impaired loans during the year ended December 31, 1999. The average investment in impaired loans during 2000 and 1998 was $33,000 and $250,000. Interest income recognized on impaired loans was not material in 2000, 1999, or 1998.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

     Activity in the allowance for loan losses for the years ended December 31, 2000, 1999, and 1998 follows:

                                                2000          1999        1998
                                               ------        ------      ------
Balance, beginning of year...............      $1,868        $1,900      $1,005
Transfer from valuation allowance for
   investments in real estate ventures...          --            --       1,475
Credit for loan losses...................        (152)          (24)       (560)
Charge-offs..............................        (177)          (12)        (27)
Recoveries...............................           7             4           7
                                               ------        ------      ------
   Balance, end of year..................      $1,546        $1,868      $1,900
                                               ======        ======      ======

NOTE 5 -- PREMISES AND EQUIPMENT

     Premises and equipment at December 31, 2000 and 1999 consisted of the following:

                                                     2000          1999
                                                   --------      --------

    Leasehold improvements......................   $  7,635      $  7,587
    Furniture and fixtures......................      4,477         3,837
    Garage facility.............................        887           882
                                                   --------      --------
                                                     12,999        12,306
    Accumulated depreciation and amortization...     (6,740)       (6,000)
                                                   --------      --------
                                                   $  6,259      $  6,306
                                                   ========      ========

NOTE 6 -- DEPOSITS

     Certificate of deposit accounts with balances of $100,000 or more totaled $6,540,000 and $9,612,000 at December 31, 2000 and 1999.

     At December 31, 2000, the scheduled maturities of certificates of deposit are as follows:

    2001........................................   $48,200
    2002........................................     3,769
    2003........................................     3,443
    2004........................................     1,206
    2005........................................     1,669
    2006 and thereafter.........................       207
                                                   -------
                                                   $58,494
                                                   =======

NOTE 7 -- BORROWINGS

     Mid Town Development Corporation has an unsecured $3,500,000 line of credit with American National Bank of Chicago that expires on March 31, 2001. Interest accrues at the prime rate of the lending bank less 100 basis points. There were no borrowings outstanding under the line of credit at December 31, 2000 or 1999.

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

NOTE 8 -- ADVANCES FROM FEDERAL HOME LOAN BANK

     Fixed rate advances from the Federal Home Loan Bank of Chicago at December 31, 2000 and 1999 were as follows:

                                   INTEREST RATE AT
         MATURITY DATE             DECEMBER 31, 2000         2000          1999
         -------------             -----------------        ------        ------

November 22, 2001..............          6.26%              $2,000        $2,000
November 22, 2004..............           N/A                   --         2,000
                                                            ------        ------
                                                            $2,000        $4,000
                                                            ======        ======

     The advance outstanding at December 31, 2000 is non-callable.

     The Bank maintains a collateral pledge agreement with the Federal Home Loan Bank covering secured advances whereby the Bank has agreed to retain residential real estate loans with unpaid principal balances aggregating no less than 167% of the outstanding advances from the Federal Home Loan Bank.

NOTE 9 -- LEASE COMMITMENTS

     The main banking facility and three branch offices are leased under various noncancelable lease agreements. The lessor of the main banking premises is a partnership whose general partner is a corporation controlled by two directors of the Company and an officer of the Bank who is also a director of the Company. The lease agreement covering these premises expires in 2024. For the year 2014 through the end of the lease term, the annual rent may be adjusted as necessary based on prevailing market rates. The table below assumes that the 2013 lease payment will be paid during the period 2014 through 2024. The Riverpoint Shopping Center lease expires in 2009 and contains a ten-year renewal option. If both options are exercised, the lease would expire in 2014. The Dominick's Finer Food Store lease was renewed in 2000 for an additional five-year term and contains one separate five-year renewal option. If the options are exercised, the lease would expire in 2010. The Bucktown lease expires in 2003 and has five separate five-year renewal options. If the options are exercised, the lease would expire in 2028.

     During 2000, the Bank entered into a lease for a branch in the West Armitage neighborhood. The West Armitage lease expires in 2010 and contains eighteen consecutive five-year renewal options. If the options were exercised, the lease would expire in 2100. As of December 31, 2000, management had not received final information regarding projected costs to complete the West Armitage branch facility.

     The Bank is charged for its proportionate share of taxes, insurance, and maintenance plus monthly rent under all of the leases.

     Future minimum lease payments under all noncancelable lease commitments, not including taxes, insurance, and maintenance, at December 31, 2000 are as follows:

    2001...........................................      $   542
    2002...........................................          545
    2003...........................................          547
    2004...........................................          413
    2005...........................................          370
    2006 and thereafter............................        5,404
                                                          ------
                                                          $7,821
                                                          ======

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

     Total rent expense, not including taxes, insurance, and maintenance, included in the accompanying statements of income was $530,000, $518,000, and $498,000 for 2000, 1999, and 1998. Taxes, maintenance, and insurance totaled $150,000, $139,000, and $106,000 for 2000, 1999, and 1998. During 1999, the Bank
negotiated with the landlord of its main banking facility to reduce the amount of maintenance charges assessed to the Bank.

NOTE 10 -- INCOME TAXES

     The provision for income taxes consists of:

                                                     2000       1999       1998
                                                    ------     ------     ------
Federal
   Current.....................................     $2,102     $1,786     $1,875
   Deferred....................................         25          2        246
State..........................................        325        270        283
                                                    ------     ------     ------
                                                    $2,452     $2,058     $2,404
                                                    ======     ======     ======

     Year-end deferred tax assets and liabilities consists of:

                                                     2000       1999
                                                    ------     ------
Deferred tax asset
   Allowance for loan losses...................      $408      $  436
   Deferred compensation.......................       489         426
   Capitalization of legal fees................        30          30
   Unrealized loss on securities
      available-for-sale.......................        14         453
                                                     ----      ------
                                                      941       1,345
Deferred tax liability
   Depreciation................................      (398)       (398)
   Federal Home Loan Bank stock dividends......       (30)         --
   Other.......................................      (117)        (84)
                                                     ----      ------
                                                     (545)       (482)
                                                     ----      ------
      Total net deferred tax asset.............      $396      $  863
                                                     ====      ======

     A reconciliation of income taxes at the statutory federal corporate tax rate of 34% to the income tax provision in the consolidated statements of income is as follows:

                                                     2000       1999      1998
                                                    ------     ------    ------

Tax expense at statutory tax rate..............     $2,403     $2,070    $2,336
Increase (decrease) in taxes resulting from
   Tax-exempt investment income................       (197)      (209)     (196)
   State income taxes, net of federal benefit..        215        175       215
   Other.......................................         31         22        49
                                                    ------     ------    ------
                                                    $2,452     $2,058    $2,404
                                                    ======     ======    ======

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

NOTE 11 -- COMMITMENTS, OFF-BALANCE-SHEET RISK, AND CONTINGENCIES

     There are various contingent liabilities that are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on financial condition or results of operations.

     At December 31, 2000 and 1999, reserves of $5,705,000 and $5,286,000 were required as deposits with the Federal Reserve or as cash on hand. These reserves do not earn interest.

     Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees. These involve, to varying degrees, credit and interest-rate risk in excess of the amount reported in the financial statements.

     Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit, and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans. Collateral or other security is normally not required to support financial instruments with credit risk.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being used, the total commitments do not necessarily represent future cash requirements. Standby letters of credit and financial guarantees written are conditional commitments to guarantee a customer's performance to a third party.

     A summary of the notional or contractual amounts of financial instruments with off-balance-sheet risk at year end follows:

                                                          2000          1999
                                                        -------       -------
    Commitments to extend credit...................     $29,588       $31,114
    Unused lines of credit.........................      24,896        19,450
    Standby letters of credit......................         530         1,294

NOTE 12 -- REGULATORY MATTERS

     The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

     The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized,

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

     At year end, actual capital levels and minimum required levels were:

                                                                           MINIMUM REQUIRED
                                                                              TO BE WELL
                                                    MINIMUM REQUIRED         CAPITALIZED
                                                      FOR CAPITAL     UNDER PROMPT CORRECTIVE
                                    ACTUAL         ADEQUACY PURPOSES     ACTION REGULATIONS
                               ----------------    -----------------  -----------------------
                                AMOUNT    RATIO     AMOUNT    RATIO     AMOUNT        RATIO
                               -------    -----    -------    -----   ----------     --------
2000
   Total capital (to
      risk-weighted assets)
      Consolidated .......     $32,297    14.9%    $17,302     8.0%      $21,627      10.0%
      Bank ...............      23,276    10.6      17,587     8.0        21,984      10.0
   Tier 1 capital (to
      risk-weighted assets)
      Consolidated .......      30,751    14.2       8,651     4.0        12,976       6.0
      Bank ...............      22,084    10.1       8,794     4.0        13,190       6.0
   Tier 1 capital (to average
      assets)
      Consolidated .......      30,751     9.6      12,778     4.0        15,973       5.0
      Bank ...............      22,084     7.0      12,540     4.0        15,676       5.0

1999
   Total capital (to
      risk-weighted assets)
      Consolidated .......     $30,184    15.1%    $16,010     8.0%      $20,013      10.0%
      Bank ...............      21,310    10.9      15,664     8.0        19,580      10.0
   Tier 1 capital (to
      risk-weighted assets)
      Consolidated .......      28,316    14.2       8,005     4.0        12,008       6.0
      Bank ...............      20,158    10.3       7,832     4.0        11,748       6.0
   Tier 1 capital (to average
      assets)
      Consolidated .......      28,316     9.7      11,677     4.0        14,597       5.0
      Bank ...............      20,158     7.0      11,506     4.0        14,382       5.0

     The Company and the Bank at year-end 2000 were categorized as well capitalized. Management is not aware of any events that would change these categorizations.

     Under provisions of the Illinois Banking Act, dividends may not be declared by a bank except out of net profits. In addition, all dividends paid by the Bank are restricted by the capital adequacy guidelines of the FDIC. The Bank's retained earnings available for dividends were $1,436,000 as of December 31, 2000.

NOTE 13 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate fair values for financial instruments. The carrying amount is considered to estimate fair value for interest-bearing and non-interest-bearing cash and due from banks, overnight and term federal funds sold, securities available for

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

sale, demand deposits, accrued interest receivable and payable, Federal Home Loan Bank stock, advances from borrowers for taxes and insurance, and variable rate loans or deposits that reprice frequently and fully. Fair values of securities are based on quoted market prices or, if no quotes are available, on the rate and term of the security and on information about the issuer. For fixed-rate loans or deposits and Federal Home Loan Bank advances, the fair value is estimated by discounted cash flow analysis using current market rates for the estimated life. The fair value of loans held-for-sale is based on market estimates. The fair value of off-balance-sheet items is based on the fees or cost that would currently be charged to enter into or terminate such arrangements.

     The carrying values and estimated fair values of the Company's financial instruments as of December 31, 2000 and 1999 are as follows:

                                                                2000                      1999
                                                       -----------------------   -----------------------
                                                        CARRYING     ESTIMATED    CARRYING     ESTIMATED
                                                         VALUE      FAIR VALUE     VALUE      FAIR VALUE
                                                       ---------    ----------   ---------    ----------
Financial assets
   Cash and due from banks .........................   $  12,262    $  12,262    $   9,967    $   9,967
   Federal funds sold ..............................      13,925       13,925           --           --
   Securities available for sale ...................      67,926       67,926       54,229       54,229
   Securities held to maturity .....................       6,546        6,454        8,338        8,054
   Loans held for sale .............................         466          466          622          622
   Loans, net ......................................     212,174      215,374      207,975      204,542
   Federal Home Loan Bank stock ....................       1,587        1,587        1,267        1,267
   Accrued interest receivable .....................       2,405        2,405        1,999        1,999

Financial liabilities
   Deposits ........................................   $(284,704)   $(282,955)   $(249,433)   $(248,899)
   Federal funds purchased and repurchase agreements        (778)        (778)      (5,916)      (5,916)
   Federal Home Loan Bank advances .................      (2,000)      (1,923)      (4,000)      (3,842)
   Advances from borrowers to taxes and insurance ..      (1,052)      (1,052)      (1,134)      (1,134)
   Accrued interest payable ........................        (658)        (658)        (497)        (497)

NOTE 14 -- OTHER COMPREHENSIVE INCOME

     Other comprehensive income components and related taxes were as follows:

                                                     2000       1999      1998
                                                    ------     ------    ------
Unrealized holding gains (losses) on
   securities available for sale...............     $2,482    $(1,940)   $  344
Less reclassification adjustments for gains
   recognized in income........................      1,183         15        31
                                                    ------    -------    ------
Unrealized holding gains and losses on
   securities available for sale...............      1,299     (1,955)      313
Tax effect.....................................       (439)       664      (107)
                                                    ------    -------    ------
Other comprehensive income (loss)..............     $  860    $(1,291)   $  206

NOTE 15 -- INVESTMENTS IN REAL ESTATE VENTURES

     During 1998, management determined that the remaining loans at MTDC no longer had characteristics that would cause them to be considered ADC loans. These were reclassified to loans receivable and totaled $4,395,000 at the transfer date. At that time, the Company recognized all

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

previously capitalized interest income, interest expense, and fee income. The net amount of previously deferred income and expense recognized as a result of these repayments and reclassifications was $444,000 for the year ended December 31, 1998.

     The Company previously provided a valuation allowance for investments in real estate ventures. The $1,475,000 balance of the valuation allowance was transferred to the allowance for loan losses during 1998.

NOTE 16 -- CONDENSED FINANCIAL INFORMATION -- PARENT ONLY

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                       2000      1999
                                                     -------   -------
ASSETS
   Cash, substantially all on deposit in Bank ....   $ 4,108   $ 4,992
   Securities available-for-sale .................       893       490
   Investment in subsidiaries
      Bank .......................................    22,038    19,317
      MTDC .......................................     1,235     1,065
      EFC ........................................       149       105
   Loans to subsidiaries
      MTDC .......................................     1,343       313
      EFC ........................................     1,650     1,671
   Other assets ..................................        52        40
                                                     -------   -------
      Total assets ...............................   $31,468   $27,993
                                                     =======   =======
LIABILITIES AND STOCKHOLDERS' EQUITY
   Dividends payable .............................   $   578   $   454
   Other liabilities .............................       162       106
                                                     -------   -------
      Total liabilities ..........................       740       560
   Stockholders' equity
      Total liabilities and stockholders' equity..    30,728    27,433
                                                     -------   -------
                                                     $31,468   $27,993
                                                     =======   =======

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

                         CONDENSED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                                         2000     1999     1998
                                                                        ------   ------   ------
INCOME
   Dividends from Bank ..............................................   $2,400   $3,475   $3,500
   Interest and dividend income
      Loans to subsidiaries .........................................      184      126      137
      Deposits with Bank ............................................      211      135       43
      Securities ....................................................       --       --        6
      Gains on sales of securities ..................................       --       27       31
      Other income ..................................................       17        7       --
                                                                        ------   ------   ------
        Total income ................................................    2,812    3,770    3,717

EXPENSE
   Compensation and employee benefits ...............................      254      193      144
   Other ............................................................       30       19       14
                                                                        ------   ------   ------
      Total expense .................................................      284      212      158
                                                                        ------   ------   ------
   Income before income tax expense .................................    2,528    3,558    3,559
   Income tax expense ...............................................       53       32       23
                                                                        ------   ------   ------
   Income before equity in undistributed net income of subsidiaries..    2,475    3,526    3,536
   Equity in undistributed net income of subsidiaries ...............    2,140      505      930
                                                                        ------   ------   ------
      Net income ....................................................   $4,615   $4,031   $4,466
                                                                        ======   ======   ======

                       CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                                         2000      1999     1998
                                                                        ------    ------   ------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income .......................................................  $ 4,615   $ 4,031  $ 4,466
   Adjustments to reconcile net income to net cash provided by operating activities
      Equity in undistributed net income of subsidiaries ............   (2,140)     (505)    (930)
      Change in other assets and other liabilities ..................       54       (80)      34
                                                                       -------   -------  -------
        Net cash provided by operating activities ...................    2,529     3,446    3,570

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of securities available-for-sale .......................     (403)     (189)    (233)
   Net loans to subsidiaries ........................................   (1,009)     (717)     342
                                                                       -------   -------  -------
      Net cash (used in) provided by investing activities ...........   (1,412)     (906)     109

CASH FLOWS FROM FINANCING ACTIVITIES
   Cash dividends paid ..............................................   (2,001)   (1,605)  (1,426)
                                                                       -------   -------  -------
Net increase (decrease) in cash .....................................     (884)      935    2,253
Beginning cash ......................................................    4,992     4,057    1,804
                                                                       -------   -------  -------
Ending cash .........................................................  $ 4,108   $ 4,992  $ 4,057
                                                                       =======   =======  =======

                     MID TOWN BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000 and 1999
                          (Table amounts in thousands)
--------------------------------------------------------------------------------

NOTE 17 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                           NET                                 EARNINGS
                                 INTEREST INCOME     INTEREST INCOME        NET INCOME        PER SHARE
                                 ---------------     ---------------        ----------        ---------
2000
   First quarter.............        $ 5,227             $ 2,912              $  938           $ 2.91
   Second quarter............          5,440               3,095               1,024             3.18
   Third quarter.............          5,658               3,013               1,017             3.16
   Fourth quarter............          5,866               3,060               1,636             5.09
                                     -------             -------              ------           ------
                                     $22,191             $12,080              $4,615           $14.34
                                     =======             =======              ======           ======
1999
   First quarter.............        $ 4,538             $ 2,713              $  938           $ 2.91
   Second quarter............          4,966               3,010               1,037             3.22
   Third quarter.............          5,006               2,991               1,032             3.20
   Fourth quarter............          5,186               3,002               1,024             3.18
                                     -------             -------              ------           ------
                                     $19,696             $11,716              $4,031           $12.51
                                     =======             =======              ======           ======

     As discussed in Note 3, during the fourth quarter of 2000, the Bank sold stock in Concord EFS and recorded a gain of $1,183,000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles Tenth and Eleventh of the Registrant's Certificate of Incorporation provide as follows:

     TENTH:

     a. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     b. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     c. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise, shall be on the Corporation.

     d. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     e. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     f. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     ELEVENTH:

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)   Exhibits:

     A list of the exhibits included as part of this registration statement is set forth on the list of exhibits immediately preceding such exhibits and is incorporated herein by reference.

     (b)   Financial Statement Schedules:

     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.

ITEM 22:  UNDERTAKINGS.

     (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Clarendon Hills, State of Illinois, on this 3rd day of October, 2001.


                                  MAF Bancorp, Inc.

                                  By:  /s/ Allen H. Koranda
                                       -----------------------------------------
                                       Allen H. Koranda
                                       Chairman of the Board and Chief Executive
                                       Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        NAME                             TITLE                          DATE
        ----                             -----                          ----

/s/ Allen H. Koranda           Chairman of the Board and         October 3, 2001
------------------------        Chief Executive Officer
Allen H. Koranda             (Principal Executive Officer)

/s/ Kenneth Koranda
------------------------         President and Director          October 3, 2001
Kenneth Koranda

/s/ Jerry A. Weberling          Executive Vice President,        October 3, 2001
------------------------  Chief Financial Officer and Director
Jerry A. Weberling           (Principal Financial Officer)

/s/ Christine Roberg
------------------------  First Vice President and Controller    October 3, 2001
Christine Roberg             (Principal Accounting Officer)

Robert Bowles, M.D.*
------------------------                Director                 October 3, 2001
Robert Bowles, M.D.

David C. Burba*
------------------------                Director                 October 3, 2001
David C. Burba

Terry A. Ekl*
------------------------                Director                 October 3, 2001
Terry A. Ekl

Joe F. Hanauer*
------------------------                Director                 October 3, 2001
Joe F. Hanauer

Henry Smogolski*
------------------------                Director                 October 3, 2001
Henry Smogolski

F. William Trescott*
------------------------                Director                 October 3, 2001
F. William Trescott

Lois B. Vasto*
------------------------                Director                 October 3, 2001
Lois B. Vasto

         Name                            Title                        Date
         ----                            -----                        ----

Andrew J. Zych*
------------------------                Director                 October 3, 2001
Andrew J. Zych



*Signed pursuant to power of attorney

By:  /s/  Allen H. Koranda
     --------------------------------
     Allen H. Koranda

                                INDEX TO EXHIBITS

 EXHIBIT
  NUMBER  DESCRIPTION OF EXHIBIT
 -------  ----------------------

   2.1 Agreement and Plan of Merger by and among MAF Bancorp, Inc., Lincoln Acquisition Corp. and Mid Town Bancorp, Inc. (Included as Annex A to this proxy statement).

   3.1 Restated Certificate of Incorporation of MAF Bancorp, Inc., as amended (Incorporated by reference to Exhibit 3(i) to Registrant's Form 8-K dated December 19, 2000, File No. 0-18121).

   3.2 Amended and Restated By-Laws of MAF Bancorp, Inc., as amended (Incorporated by reference to Exhibit 3(ii) to Registrant's Form 10-Q dated March 31, 2001, File No. 0-18121).

   5.1 Opinion of Vedder, Price, Kaufman & Kammholz as to the validity of the securities being issued.*

   8.1    Tax Opinion of Vedder, Price, Kaufman & Kammholz.*

  10.1 Mid America Bank, fsb Management Recognition and Retention Plan and Trust Agreement. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 1992 Form 10-K).

  10.2 MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 1999 Form 10-Q and to Exhibit A to Registrant's Proxy Statement, dated March 23, 1998, relating to the 1998 Annual Meeting of Shareholders, File No. 0-18121).

  10.3 Amendment dated May 23, 2000 to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 2000 Form 10-K).

  10.4 MAF Bancorp, Inc. 1993 Amended and Restated Premium Price Stock Option Plan. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 1999 Form 10-Q and to Exhibit No. 10 to Registrant's December 31, 1998 Form 10-K).

  10.5 Amendment dated May 23, 2000 to the MAF Bancorp, Inc. 1993 Amended and Restated Premium Price Stock Option Plan. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 2000 Form 10-K).

  10.6 Credit Agreement dated as of May 22, 1996, as amended through April 3, 1998, between MAF Bancorp, Inc. and Harris Trust and Savings Bank. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1998 Form 10-K).

  10.7 Amendment dated April 19, 1999, of the Credit Agreement dated as of May 22, 1996, as amended, between MAF Bancorp, Inc. and Harris Trust and Savings Bank. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1999 Form 10-K).

  10.8 Amendment dated May 5, 2000 of the Credit Agreement dated as of May 22, 1996, as amended, between MAF Bancorp, Inc. and Harris Trust and Savings Bank. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 2000 Form 10-Q).

  10.9 Amendment dated May 23, 2001 of the Credit Agreement dated as of May 22, 1996, as amended, between MAF Bancorp, Inc. and Harris Trust and Savings Bank. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 2001 Form 10-Q).

  10.10 Mid America Federal Savings and Loan Association Deferred Compensation Trust Agreement. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 1990 Form 10-K).

 EXHIBIT
  NUMBER  DESCRIPTION OF EXHIBIT
 -------  ----------------------

  10.11 Amendment dated May 16, 2001 to the Mid America Bank, fsb Deferred Compensation Trust Agreement. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 2001 Form 10-Q).

  10.12 Mid America Bank, fsb Directors' Deferred Compensation Plan. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1997 Form 10-K).

  10.13 Mid America Bank, fsb Executive Deferred Compensation Plan. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1997 Form 10-K).

  10.14 MAF Bancorp, Inc. Executive Annual Incentive Plan. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 1994 Form 10-K).

  10.15 Amendment dated January 30, 2001 to the MAF Bancorp, Inc. Executive Annual Incentive Plan. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 2000 Form 10-K).

  10.16 MAF Bancorp, Inc. Shareholder Value Long-Term Incentive Plan, as amended. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1999 Form 10-K).

  10.17 Amendment dated January 30, 2001 to the MAF Bancorp, Inc. Shareholder Value Long-Term Incentive Plan, as amended. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 2000 Form 10-K).

  10.18 Mid America Bank, fsb Supplemental Executive Retirement Plan, as amended. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1998 Form 10-K).

  10.19 Amendment dated March 27, 2001 to the Mid America Bank, fsb Supplemental Executive Retirement Plan, as amended. (Incorporated herein by reference to Exhibit No. 10 to Registrant's March 31, 2001 Form 10-Q).

  10.20 Form of Employment Agreement, as amended, between MAF Bancorp, Inc. and Allen Koranda, Kenneth Koranda and Jerry Weberling. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 2000 Form 10-K).

  10.21 Form of Employment Agreement, as amended, between Mid America Bank, fsb and Allen Koranda, Kenneth Koranda and Jerry Weberling. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 2000 Form 10-K).

  10.22 Employment Agreement, as amended, between David C. Burba and MAF Bancorp, Inc. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1999 Form 10-K).

  10.23 Form of Special Termination Agreement, as amended, between MAF Bancorp, Inc., and Kenneth Rusdal and various officers. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 2000 Form 10-K).

  10.24 Form of Special Termination Agreement, as amended, between Mid America Bank, fsb, and Kenneth Rusdal and various officers. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 2000 Form 10-K).

  10.25 Agreement Regarding Post-Employment Restrictive Covenants between MAF Bancorp, Inc., Mid America Bank, fsb and David C. Burba. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1998 Form 10-K).

 EXHIBIT
  NUMBER  DESCRIPTION OF EXHIBIT
 -------  ----------------------

  10.26 Form of Agreement Regarding Post-Employment Restrictive Covenants between MAF Bancorp, Inc., Mid America Bank, fsb and Richard A. Brechlin and Gregg P. Goossens. (Incorporated herein by reference to Exhibit No. 10 to Registrant's December 31, 1998 Form 10-K).

  10.27 Westco Bancorp, Inc. 1992 Incentive Stock Option Plan, as amended (Incorporated by reference to the Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed by Westco Bancorp, Inc. with the Commission on March 17, 1995, Registration Statement No. 33-54764 and to Exhibit 99.2 to the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4, Registration Statement No. 333-66693).

  10.28 MAF Bancorp, Inc. Stock Option Gain Deferral Plan (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 1999 Form 10-Q).

  10.29 Amendment dated March 27, 2001 to the MAF Bancorp, Inc. Stock Option Gain Deferral Plan. (Incorporated herein by reference to Exhibit No. 10 to Registrant's March 31, 2001 Form 10-Q).

  10.30 MAF Bancorp, Inc. Stock Option Gain Deferral Plan Trust Agreement (Incorporated herein by reference to Exhibit No. 10 to Registrant's September 30, 1999 Form 10-Q).

  10.31 Amendment dated May 16, 2001 to the MAF Bancorp, Inc. Stock Option Gain Deferral Plan Trust Agreement. (Incorporated herein by reference to Exhibit No. 10 to Registrant's June 30, 2001 Form 10-Q).

  10.32 MAF Bancorp, Inc. 2000 Stock Option Plan (Incorporated herein by reference to Exhibit A filed as part of Registrant's Proxy Statement dated March 22, 2000, relating to the 2000 Annual Meeting of Shareholders, File No. 0-18121).

  23.1    Consent of Crowe, Chizek and Company LLP.+

  23.2    Consent of KPMG LLP.+

  23.3    Consent of Hovde Financial LLC.+

  24.1 Power of Attorney (contained in signature page to the registration statement).*

  99.1    Form of Proxy for Special Meeting of Mid Town Bancorp, Inc.+

  99.2 Fairness opinion of Hovde Financial LLC (included as Annex B to this proxy statement).


------------------

*       Previously filed.
+      Filed herewith.